Exhibit 10.1

EXECUTION VERSION

GM CRUISE HOLDINGS LLC
FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

Dated June 28, 2018

THE SHARES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED
LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE
SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR
OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION
UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND
COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET
FORTH HEREIN.

CERTAIN OF THE SHARES REPRESENTED BY THIS AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL
RESTRICTIONS SET FORTH IN ANY SHARE GRANT, SHARE PURCHASE OR OTHER
SIMILAR AGREEMENT BETWEEN THE COMPANY AND CERTAIN PURCHASERS OR
HOLDERS OF SHARES.

(continued)

ARTICLE VIII BOOKS AND RECORDS; INFORMATION; RELATED MATTERS;

ARTICLE IX TRANSFERS OF COMPANY INTERESTS; ADMISSION OF NEW

ii

(continued)

iii

GM CRUISE HOLDINGS LLC
FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT for GM Cruise Holdings LLC (the “Company”), dated as of June 28, 2018, is entered into by and among the Company, General Motors Holdings LLC, a Delaware limited liability company (“GM”), SB Investment Holdings (UK) Limited (“SoftBank”), and any and
all Persons who are Members as of the date hereof or who hereafter become Members. Certain capitalized terms used herein are defined in Appendix I.

R E C I T A L S

A.     The Company was formed as a Delaware limited liability company effective on
May 23, 2018 by the filing of a Certificate of Formation with the Delaware Secretary of State.

B.     On May 23, 2018, GM, the initial and sole member of the Company, entered into a Limited Liability Company Agreement of the Company (the “Original Agreement”).

C.     On May 24, 2018, GM made an election under Treasury Regulations
Section 301.7701-3 to treat the Company as a corporation for U.S. federal income tax purposes, effective as of May 23, 2018.

D.     On May 31, 2018, the Company, GM and SoftBank Vision Fund (AIV M1) L.P.,
a Delaware limited partnership (“SVF”), entered into that certain Purchase Agreement (the
“Purchase Agreement”), pursuant to which the Company agreed to issue, concurrently with the execution of this Agreement, certain Shares to SVF in exchange for the SoftBank Commitment on and subject to the terms and conditions therein.

E.     On June 28, 2018, pursuant to that certain Consent to Assignment executed by the
Company and GM, SVF assigned all of its rights and obligations under the Purchase Agreement to SoftBank.

F.     For U.S. federal income tax purposes, the GM Commitment and the SoftBank
Commitment, taken together, are intended to qualify as a contribution under Section 351(a) of the Code.

G.     Immediately following the contributions of property and issuance of Shares contemplated by the GM Commitment and the SoftBank Commitment, GM shall own an amount of Equity Securities that (i) constitutes “control” within the meaning of Section 368(c) of the
Code and the Treasury Regulations thereunder and (ii) allows the Company to be a member of the GM Affiliated Group under Section 1504 of the Code.

H.     GM, SoftBank and the Company desire to amend and restate the Original
Agreement and to enter into this Agreement to set forth, among other things, the rights and obligations of the Members.

A G R E E M E N T S

NOW THEREFORE, in consideration of the mutual promises contained in this
Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
ORGANIZATIONAL MATTERS AND CERTAIN DEFINITIONS

1.01     Organization of Company.     The Company was formed as a limited liability
company on May 23, 2018.

1.02     Legal Status.     The Company is a limited liability company organized and
existing under the Delaware Limited Liability Company Act (the “Act”). The Members shall take such steps as are necessary to permit the Company to conduct business, to maintain its status as a limited liability company formed under the laws of the State of Delaware and qualified to conduct business in any jurisdiction where the Company does so.

1.03     Name. The name of the Company shall be “GM Cruise Holdings LLC” or such other name as the Board of Directors shall, from time to time, hereafter designate.

1.04     Registered Office and Registered Agent; Principal Office.

(a)     The address of the registered office of the Company in the State of
Delaware shall be c/o Corporation Service Company, 251 Little Falls Drive, New Castle County,
Wilmington, Delaware 19808, and the initial registered agent for service of process on the
Company in the State of Delaware at such registered office shall be Corporation Service
Company. The Board of Directors may, in its discretion, change the registered office and/or registered agent from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act.

(b)     The principal office of the Company shall be located at such place
(whether inside or outside the State of Delaware) as the Board of Directors may from time to time designate. The Company may have such other offices (whether inside or outside the State of Delaware) as the Board of Directors may from time to time designate.

1.05     Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to, engage in any lawful act or activity for which limited liability companies may be formed under the Act, including carrying on the AVCo Business. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in this Section 1.05.

1.06     Term. Unless terminated in accordance with Article X, the existence of the
Company shall be perpetual.

1.07     Certain Definitions. Certain capitalized terms used in this Agreement are defined in Appendix I hereto.

1.08     No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership), and that no Member or Assignee be a partner of any other Member or Assignee by virtue of this Agreement for any purposes, and neither this
Agreement nor any other document entered into by the Company or any Member or Assignee relating to the subject matter hereof shall be construed to suggest otherwise.

1.09     Limited Liability Company Agreement.     The Members hereby execute this
Agreement to conduct the affairs and the business of the Company in accordance with the provisions of the Act. The Members hereby agree that, during the term of the Company set forth in Section 1.06, the rights, powers and obligations of the Members and Assignees with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act; provided, that to the fullest extent permitted by the Act, the terms of this Agreement shall control and, notwithstanding anything to the contrary, Section 18-210 of the Act (entitled
“Contractual Appraisal Rights”) and Section 18-305(a) of the Act (entitled “Access to and
Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement.
This Agreement hereby supersedes and preempts the Original Agreement in all respects, and the
Original Agreement shall hereafter be null and void.

ARTICLE II
CAPITAL CONTRIBUTIONS; ISSUANCES OF SHARES

2.01     Shares Generally.

(a)     All interests of the Members in Distributions and other amounts specified in this Agreement, as well as the rights of the Members to vote on, consent to or approve any matter for which a vote of Members is required under this Agreement or the Act, shall be denominated in shares of membership interests in the Company (each a “Share” and collectively, the “Shares”), and the relative rights, privileges, preferences and obligations of the
Members with respect to Shares shall be determined under this Agreement to the extent provided herein. As of the date of this Agreement, the classes of Shares that the Company is authorized to issue are as follows: “Class A-1-A Preferred Shares”, “Class A-1-B Preferred Shares”
(collectively with the Class A-1-A Preferred Shares, the “Class A-1 Preferred Shares”),
“Class A-2 Preferred Shares”, “Class B Common Shares”, “Class C Common Shares” and
“Class D Common Shares”. Subject to the limitations (in each case to the extent applicable) set forth in Section 2.02, Section 2.06 and Section 6.13, the Company may, from time to time following the date of this Agreement, create and issue other classes and series of Shares or
Equity Securities. Subject to approval by the Board of Directors, the Company is hereby authorized to issue an unlimited number of Class A-1-A Preferred Shares, Class A-1-B Preferred
Shares, Class A-2 Preferred Shares, Class B Common Shares, Class C Common Shares, Class D
Common Shares and any new class or series of Shares or Equity Securities in the Company. The
Company may issue fractional Shares, and all Shares shall be rounded to the nearest fourth decimal place. Ownership of a Share (or a fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting.

(b)     The Members, their respective Commitments and Capital Contributions and their respective classes and numbers of Shares issued, sold, granted or Transferred to them shall be set forth on a ledger maintained by the Company (the “Members Schedule”), as the same may be amended and restated from time to time in accordance with the provisions of this
Agreement. Absent manifest error, the ownership interests recorded on the Members Schedule shall be a conclusive record of the Shares that are issued and outstanding.

(c)     A partial copy of the Members Schedule as of the date of this Agreement showing only the aggregate number of each class of Shares held by the Members (but not any identifying information about the Persons holding any Shares) was provided to SVF prior to the execution of the Purchase Agreement. Any amendment or revision to the Members Schedule made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. A current copy of the Members Schedule shall be held in confidence by the Company and maintained in a separate file conspicuously marked as confidential. A redacted version of the Members Schedule shall be made available to any
Member at the request of such Member, which such redacted version will show only the Shares held by such Member and the aggregate number of issued and outstanding Shares held by other
Members (and not, for clarity, any other identifying information about any other Person holding
Shares). Notwithstanding the foregoing, each of the GM Investor and SoftBank shall be entitled to request a full and complete unredacted copy of the Members Schedule from time to time.

2.02      Class A Preferred Shares; Class C Common Shares.

(a)     Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, SoftBank has committed to make, and substantially concurrently with the execution of this Agreement SoftBank has made, Capital Contributions totaling $900,000,000 in the aggregate (the “SoftBank Commitment”), pursuant to which the Company has issued to
SoftBank 900,000 Class A-1-A Preferred Shares.

(b)
(i)     At any time that the Company determines, acting in good faith, that it is reasonably likely to be ready to commercially deploy vehicles in fully driverless operation (the date of readiness for such initial deployment, the “Commercial Deployment”)
within the following one hundred twenty (120) day period, the Company shall be entitled to deliver written notice of such determination to SoftBank (it being understood that delivery of such written notice (or failure to deliver such written notice) shall not be binding in any respect and the failure of Commercial Deployment to occur on such timetable shall not constitute a breach of this Agreement by any Member or the Company). Following delivery of any such written notification, the Company and SoftBank (each acting reasonably and in good faith) will cooperate to identify and mutually agree upon, as promptly as reasonably practicable, whether any approvals, consents, registrations, permits or authorizations (or the expiration of any waiting periods) are required under the HSR Act or any comparable laws in any foreign jurisdiction (the
“A-1-B Antitrust Approvals”) in connection with the issuance of Class A-1-B Preferred Shares pursuant to Section 2.02(c).

(ii)     If any A-1-B Antitrust Approvals are identified and agreed pursuant to Section 2.02(b)(i) then each Class A-1 Preferred Member and each Class A-2
Preferred Member will (and will cause its Affiliates to) (A) make (as promptly as reasonably practicable) such notifications, registrations and filings necessary or advisable in connection with obtaining the A-1-B Antitrust Approvals and (B) without limiting the foregoing, use its reasonable best efforts to obtain (as promptly as reasonably practicable) the A-1-B Antitrust
Approvals. If the A-1-B Antitrust Approvals are not obtained (or, as applicable, any waiting period has not expired or early termination of any waiting period has not been granted) prior to end of the Payment Period, then the Payment Period will be extended until such A-1-B Antitrust
Approvals are obtained or until the waiting periods with respect to such A-1-B Antitrust
Approvals have expired or been terminated (as applicable); provided that, in order to obtain such
A-1-B Antitrust Approvals, (1) none of GM nor any of its Subsidiaries or other Affiliates shall be required to offer or commit to hold separate, sell, divest or dispose, or suffer any restriction on the operation, of any assets, properties or businesses of GM Parent or any of its Subsidiaries or other Affiliates (including the Company), and (2) none of SoftBank nor any of its Subsidiaries or other Affiliates shall be required to offer or commit to hold separate, sell, divest or dispose, or suffer any restriction on the operation, management, or governance of, any assets, properties or businesses of SoftBank or any portfolio companies (as such term is commonly understood in the private equity industry) of SoftBank or its Subsidiaries or Affiliates or, with the sole exception of the Company, any companies in which SoftBank or any of SoftBank’s Subsidiaries or other
Affiliates hold a minority equity position.

(c)
(i)     Within three (3) Business Days of the date on which Commercial
Deployment has occurred, the Company will provide written notice to SoftBank and the GM
Investor of the same (such notice, the “CD Notice”). Subject to the satisfaction of the Second
Tranche Conditions, within fifty (50) days (or such shorter period contemplated by the immediately following sentence) of the delivery of the CD Notice (such applicable period, the
“Payment Period”), SoftBank will purchase and acquire from the Company, and the Company will issue, sell and deliver to SoftBank, a number of Class A-1-B Preferred Shares equal to
$1,350,000,000 (the “Subsequent SoftBank Commitment”) divided by the Class A-1-B
Preferred Capital Value, in consideration for payment by SoftBank in full of such amount paid by wire transfer of immediately available funds to an account designated by the Company and free and clear of any withholding. If GM, prior to the date that Commercial Deployment occurs, confirms (by way of a binding and irrevocable written notice to SoftBank (the “Advance
Notice”)) the definitive date on which Commercial Deployment will occur, then the Payment
Period will be reduced by the aggregate number of days between the date the Advance Notice is delivered to SoftBank in accordance with the terms of this Agreement and the date of
Commercial Deployment; provided, that in no event will the Payment Period be reduced to fewer than twenty five (25) days following the date on which Commercial Deployment occurs.

(ii)     If the Second Tranche Conditions have been satisfied but the
Subsequent SoftBank Commitment is not fully paid by start of the Business Day following the final day of the Payment Period, then, automatically and without any further action by the
Company or any Member (and without any recourse by any Member): (A) the provisions of
Section 6.13(a) through 6.13(d) will be suspended and cease to apply for such time as any amount of the Subsequent SoftBank Commitment is due and payable but remains unpaid, (B) the
Class A-1 Preferred Return will cease to accrue on each Class A-1 Preferred Share (with, subject to the immediately following proviso, no catch-up right or right to be made whole if the
Subsequent SoftBank Commitment is later paid in full; provided, that if the Subsequent
SoftBank Commitment is paid in full within fifteen (15) days of the final day of the Payment
Period (such fifteen (15) day period, the “Cure Period”), each Class A-1 Preferred Share will be entitled to the Class A-1 Preferred Return accrued during the period beginning on the final day of the Payment Period and ending on the date that the Subsequent SoftBank Commitment is fully paid), and (C) in the event that the Subsequent SoftBank Commitment is not paid in full by the end of the Cure Period, the amendments to this Agreement contemplated by Sections 2.02(d)(i)
and Section 2.02(d)(ii) will apply and become effective from and after the final day of the Cure
Period.
(iii)     The remedies provided for in Section 2.02(c)(ii) are in addition to, and not in limitation of, any other right of the Company or any other Member provided by law, this Agreement or any other agreement entered into by or among any one or more of the
Members (or their Affiliates) or the Company (including any rights arising as a result of or in connection with a breach by SVF, SVFA or SoftBank of their obligations under Section 5.1 of the Purchase Agreement). Each Member further acknowledges that any actions taken or not taken by the Company pursuant to Section 2.02(c)(ii) shall not constitute a breach of this
Agreement or any other duty stated or implied in law or equity to any Member.

(d)     If the CFIUS Condition has not been satisfied prior to the occurrence of
Commercial Deployment, then (without prejudice to the rights of GM or the Company arising as a result of or in connection with any breach by SVF, SVFA or SoftBank of their obligations under Section 5.1 of the Purchase Agreement) upon the occurrence of Commercial Deployment, automatically and without any further action by the Company or any Member (and without any recourse by any Member):

(i)     the Class A-1 Preferred Return will (effective on and after the date of Commercial Deployment) be permanently reduced from a rate of seven percent (7%) per annum to a rate of three and a half percent (3.5%) per annum;

(ii)     the denominator in the definition of A-1-A Preferred Share
Conversion Ratio will be permanently increased from $1,000 to $1,600;

(iii)     the conversion ratio for the Class A-2 Preferred Shares pursuant to
Section 2.10(a), Section 9.07(a)(i), Section 9.10(a), clause (ii) of the definition of “Control
Period”, the definition of “Floor Amount”, clause (i) of the definition of “Optional SoftBank
Conversion Share Price”, the definition of “Per Class A-1 Preferred Share FMV” and clause (i)
of the definition of “Preemptive Proportion” shall be adjusted from a 1:1 ratio to 0.625 of a Class
C Common Share per one Class A-2 Preferred Share (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event); and

(iv)     Section 6.13(c) will be amended to read, in its entirety, as follows:

“issue any Equity Securities that have rights, preferences or privileges with respect to Distributions, senior to the rights of the Class A-1 Preferred Shares in
Sections 3.01(b)(i) or 3.02(a)(i) (“Senior Securities”); provided, that this
Section 6.13(c) will not apply to the first $1,350,000,000 of new Senior Securities issued after the occurrence of Commercial Deployment (with such amount being calculated based on the consideration paid by the recipient(s) of such Senior
Securities);”.

(e)     Pursuant to the Purchase Agreement and the IPMA, and subject to the terms and conditions thereof, GM has (i) committed to make, and prior to the execution of this
Agreement has made, (A) a Capital Contribution totaling $1,100,000,000 in the aggregate and
(B) a contribution of the Transferred Entities (as defined in the Purchase Agreement) pursuant to the Restructuring (as defined in the Purchase Agreement) and (ii) agreed to grant certain rights to the Company under the IPMA (together with the contributions in clause (i), the “GM
Commitment”), in exchange for which the Company has issued to GM 1,100,000 Class A-2
Preferred Shares and 5,500,000 Class C Common Shares.

2.03 Class B Common Shares.

(a)     Awards of Class B Common Shares (“Share Awards”), options to purchase Class B Common Shares (“Options”) and rights to receive Class B Common Shares
(“RSUs”, and collectively with Share Awards and Options, “Equity Awards”) may be granted or issued, as applicable, on or after the date hereof to Employee Members pursuant to the terms of a Share Grant Agreement and in accordance with the 2018/2019 Incentive Plan or any successor employee incentive plan.

(b)     With respect to Fiscal Years 2018 and 2019, the Company may grant or issue to Employee Members (pursuant to Share Grant Agreements) Equity Awards that may be issued, exercised or settled into, in the aggregate, up to that maximum number of Class B
Common Shares set forth in the 2018/2019 Incentive Plan. From and after Fiscal Year 2020, the
Company (acting upon the approval of the Board of Directors) may issue additional Equity
Awards to Employee Members.

(c)     The Board of Directors shall have the authority to determine the terms and conditions of the Share Grant Agreement to be executed by any Employee Members in connection with the grant of Equity Awards to such Employee Members (including terms and conditions relating to vesting, forfeiture, options to purchase and/or sell Class B Common Shares upon termination of employment and purchase prices and terms of any purchase and/or sale with respect thereto).

(d)     Each Share Grant Agreement with respect to Equity Awards is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and the issuance of Class B Common Shares, from time to time, pursuant to the terms of this
Agreement and the applicable Share Grant Agreement is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 thereof; provided, that, subject to Section 2.03(b), the foregoing shall not restrict or limit the Company’s ability to issue any
Class B Common Shares pursuant to any other exemption from registration under the Securities

Act available to the Company and to designate any such issuance as not being subject to
Rule 701.

(e)     Subject, in each case, to the terms and conditions of the applicable Share
Grant Agreement:

(i)     Class B Common Shares that would be issued as a result of the exercise of a right to purchase pursuant to an issued Option shall be deemed, prior to their actual issuance, to be issued unvested Class B Common Shares for the purposes of Section 3.01(b)(ii)
(and the holder of the Option shall be deemed a Class B Member solely for such purpose);
provided, that, for clarity, no Distributions will actually be made with respect to such deemed unvested Class B Common Shares and Section 3.03 will not apply to such deemed unvested
Class B Common Shares; and

(ii)     Class B Common Shares that would be issued as a result of the right to receive such Shares pursuant to an RSU shall be deemed, prior to their actual issuance, to be issued unvested Class B Common Shares for the purposes of Sections 3.01(b)(ii) and
3.01(b)(iii) (and the holder of the RSU shall be deemed a Class B Member solely for such purposes) and Section 3.03.

2.04     Other Contributions. No Member shall be required to make any contributions to the Company other than the Capital Contributions as provided in this Article II or as otherwise expressly set forth in this Agreement. Subject to Section 2.06, the Company shall not accept any
Capital Contributions, other than Capital Contributions in respect of the Commitments, from a
Member or any other Person unless the terms and conditions of any such Capital Contribution and related issuance of Shares have been approved by the Board of Directors.

2.05     Issuances of Shares. Subject to the limitations set forth in this Agreement
(including Section 2.02, Section 2.06 and Section 6.13), the Board of Directors shall have sole and complete discretion in determining whether to issue any Equity Securities, the number and type of Equity Securities to be issued (including the creation of new series or classes of Shares)
at any particular time and all other terms and conditions governing any such Equity Securities
(including the issuance thereof); provided, that (a) the parties hereto acknowledge and agree that the Subsequent SoftBank Commitment shall be on the terms set forth in this Agreement and shall not require any additional approval of the Board of Directors and (b) the Company shall not issue any Equity Securities (whether denominated as Shares or otherwise) to any Person unless such
Person shall have agreed to be bound by this Agreement and shall have executed such documents or instruments as the Board of Directors determines to be necessary or appropriate to effect such
Person’s admission as a Member.

2.06     Preemptive Rights.

(a)     Except as provided in Section 2.06(e) or Section 2.06(f), if the Company
wishes to issue any Equity Securities to any Person or Persons (all such Equity Securities, collectively, the “New Securities”), then the Company shall promptly deliver a written notice of intention to sell (the “Company’s Notice of Intention to Sell”) to each holder of Preemptive
Shares setting forth a description of the New Securities to be sold, the proposed purchase price,

the aggregate number of New Securities to be sold and the terms and conditions of sale. Upon receipt of the Company’s Notice of Intention to Sell, each holder of Preemptive Shares shall have the right, during the Acceptance Period, to elect to purchase, at the price and on the terms and conditions stated in the Company’s Notice of Intention to Sell, up to the number of New
Securities equal to the product of (i) such holder’s Preemptive Proportion, multiplied by (ii) the aggregate number of New Securities to be issued; provided, that if the New Securities consist of more than one class, series or type of Equity Securities, then any holder of Preemptive Shares who elects to purchase such New Securities pursuant to this Section 2.06 must purchase the same proportionate mix of all of such securities; provided, further, that if the New Securities are issued in connection with any debt financing undertaken by the Company or any of its Subsidiaries and to which preemptive rights otherwise apply pursuant to this Section 2.06, then any Class A-1
Member or Class D Member who elects to purchase such New Securities pursuant to this
Section 2.06 must, to be eligible to receive such New Securities, participate in the underlying debt instrument for such financing (A) with and on the same terms as the other lenders thereunder and (B) in the same percentage as their Preemptive Proportion of New Securities that such Member wishes to purchase pursuant to this Section 2.06. If one or more holders of
Preemptive Shares do not elect to purchase their entire share of the New Securities (such aggregate portion of New Securities that has not been so elected, the “Excess New Securities”), then the Company will offer, by written notice (the “Supplemental Notice of Intention to
Sell”), to each holder of Preemptive Shares who has elected to purchase his, her or its entire proportion of the New Securities pursuant to this Section 2.06 the right to elect to purchase, at the price and on the terms and conditions stated in the Company’s Notice of Intention to Sell, their Preemptive Proportion (calculated as if the Total Conversion Shares excludes all Shares of each holder of Preemptive Shares that did not elect to purchase their entire share of the New
Securities) of the Excess New Securities such that all of the Excess New Securities may be purchased by such holders, if so elected. All elections under this Section 2.06(a) must be made by written notice to the Company within fifteen (15) days (or such later date determined by the
Board of Directors) after receipt by such holder of Preemptive Shares of (as applicable) the
Company’s Notice of Intention to Sell or the Supplemental Notice of Intention to Sell (the
“Acceptance Period”).

(b)     If the holders of Preemptive Shares have not elected to purchase all of the
New Securities described in a Company’s Notice of Intention to Sell, then the Company may, at its election, during the period of ninety (90) days immediately following the expiration of the
Acceptance Period therefor (or the expiration of the Acceptance Period relating to the
Supplemental Notice of Intention to Sell, if the same is issued), sell and issue any of the New
Securities not elected for purchase pursuant to Section 2.06(a) to any Person(s) at a price and upon terms and conditions no more favorable, in the aggregate, to such Person(s) than those stated in the Company’s Notice of Intention to Sell.

(c)     In the event the Company has not sold the New Securities to be issued within such ninety (90) day period, the Company shall not thereafter issue or sell any such New
Securities without once again offering such securities to each holder of Preemptive Shares in the manner provided in Section 2.06(a).

(d)     If a holder of Preemptive Shares elects to purchase any of the New
Securities, payment therefor shall be made by wire transfer against delivery of such New

Securities at the principal office of the Company within fifteen (15) days of such election unless a later date is mutually agreed between the Company and such holder of Preemptive Shares;
provided, that if SoftBank elects to purchase any of the New Securities, to the extent necessary in order to accommodate the time required to call capital to purchase the Preemptive Shares, payment therefor shall be made by wire transfer against delivery of such New Securities at the principal office of the Company within thirty five (35) days of such election by SoftBank.

(e)     Notwithstanding anything to the contrary in this Agreement, (i) no holder of Preemptive Shares shall have a right to purchase New Securities pursuant to this Section 2.06, if such purchase will, in the good faith determination of the Board of Directors, violate any applicable laws (whether or not such violation may be cured by a filing of a registration statement or any other special disclosure) and (ii) in lieu of offering any New Securities to any holder of Preemptive Shares prior to the time such New Securities are offered or sold to any other Person or Persons, the Company may comply with the provisions of this Section 2.06 by first issuing New Securities to such other Person or Persons, and promptly after such issuance (or acceptance) (and, in any event, within thirty (30) days thereafter) making an offer to sell (or causing such other Person or Persons to offer to sell), to the holders of Preemptive Shares, New
Securities in such a manner so as to enable such holders of Preemptive Shares to effectively exercise their respective rights pursuant to Section 2.06(a) with respect to their purchase, for cash, of such New Securities as they would have been entitled to purchase pursuant to
Section 2.06(a).

(f)     Notwithstanding anything to the contrary in this Section 2.06, the preemptive rights contained in this Section 2.06 shall not apply to:

(i)     any Equity Securities issued pursuant to the funding of the GM
Commitment, the SoftBank Commitment and the Subsequent SoftBank Commitment;

(ii)     any Equity Securities issued pursuant to Sections 2.09 or 2.10;

(iii)     any Class B Common Shares that may be issued to Employee
Members, including upon the exercise or settlement of any Equity Award;

(iv)     any Equity Securities issued in connection with an IPO (including pursuant to Section 9.10(c)); and

(v)     any Equity Securities issued upon any subdivision, split,
recapitalization, reclassification, combination or similar reorganization.

2.07     Certificates. The Company may, but shall not be required to, issue certificates representing Shares (“Certificated Shares”).

2.08     Repurchase Rights. If an Employee Member ceases to be employed by or provide services to the Company or any of its Subsidiaries for any reason, then the Company shall have the right (but not the obligation) to repurchase all or any portion of the Class B
Common Shares held by such Employee Member and his or her Permitted Transferees and not
otherwise forfeited (pursuant to this Agreement, the relevant employee incentive plan in place at the time or the applicable Share Grant Agreement or other agreement (or agreements) with the

Company) at a price per Class B Common Share specified by, on the timeline provided by, and otherwise on the terms and conditions contained within, a Share Grant Agreement or other agreement (or agreements) between an Employee Member and the Company.

2.09     Optional A-1 Conversion.

(a)     Each Class A-1 Preferred Member shall have the right, at such Member’s option, at any time and from time to time to convert all or any portion of the Class A-1 Preferred
Shares held by such Member into Class D Common Shares by providing the Company with written notice of such conversion. A conversion of Class A-1 Preferred Shares pursuant to this
Section 2.09(a) shall be effective as of the close of business on the first (1st) Business Day after the Company’s receipt of the conversion notice.

(b)     In connection with any conversion pursuant to Section 2.09(a), (i) each
Class A-1-A Preferred Share will be converted into Class D Common Shares at the A-1-A
Preferred Share Conversion Ratio and (ii) each Class A-1-B Preferred Share will be converted into Class D Common Shares at the A-1-B Preferred Share Conversion Ratio.

(c)     Notwithstanding anything in this Agreement to the contrary, each Class A-
1 Preferred Share that has been converted into a Class D Common Share under this Section 2.09 shall cease to have the rights, preferences and privileges provided under this Agreement for the
Class A-1 Preferred Shares and shall thereafter be treated as a Class D Common Share for all purposes.

2.10     Optional A-2 Conversion.

(a)     Each Class A-2 Preferred Member shall have the right, at such Member’s option, at any time and from time to time, to convert all or any portion of the Class A-2 Preferred
Shares held by such Member into Class C Common Shares, at a 1:1 ratio (as adjusted to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) by providing the Company with written notice of such conversion. A conversion of
Class A-2 Preferred Shares pursuant to this Section 2.10 shall be effective as of the close of business on the first (1st) Business Day after the Company’s receipt of the conversion notice.

(b)     Notwithstanding anything in this Agreement to the contrary, each Class A-
2 Preferred Share that has been converted into a Class C Common Share under this Section 2.10 shall cease to have the rights, preferences and privileges provided under this Agreement for the
Class A-2 Preferred Shares and shall thereafter be treated as a Class C Common Share for all purposes.

ARTICLE III
DISTRIBUTIONS

3.01     Distributions.

(a)     Except as otherwise expressly contemplated by this Agreement, all
Distributions shall be made to the Persons who are the holders of Shares at the time such
Distributions are made.

(b)     Subject to Section 3.02 and Section 3.03, and in accordance with the provisions of this Section 3.01, Distributions pursuant to this Article III shall be made Quarterly in arrears (on the final day of each Quarter) in the following order of priority:

(i)     First, Distributions shall be made to the Class A-1 Preferred
Members in respect of their Class A-1 Preferred Shares (ratably among such Members based upon, for the relevant Quarter, the aggregate Class A-1 Preferred Return with respect to the
Class A-1 Preferred Shares held by each such Member immediately prior to such Distribution)
until each Class A-1 Preferred Member has received Distributions in respect of such Member’s
Class A-1 Preferred Shares in an amount equal to the aggregate Class A-1 Preferred Return for such Quarter (and not, for clarity, the full Class A-1 Preferred Unpaid Return) with respect to the
Class A-1 Preferred Shares held by such Class A-1 Preferred Member immediately prior to such
Distribution. The Company may, at its option, with respect to all or any portion of the
Distributions on the Class A-1-A Preferred Shares and Class A-1-B Preferred Shares pursuant to this Section 3.01(b)(i) for any Quarter, elect to pay such Distribution in (i) cash or (ii) by the accretion (with respect to such Quarter) of the Class A-1 Preferred Return on such Shares (which such accretion in the Class A-1 Preferred Return, and resultant increase in the Class A-1
Preferred Unpaid Return for such Shares, shall constitute a Distribution hereunder).

(ii)     Second, Distributions shall be made to the Junior Members until the cumulative amount received in cash by each of the Members pursuant to this Section
3.01(b)(ii) and Section 3.01(b)(i) with respect to all such Distributions made after the date of this
Agreement to the relevant calculation date (including, for clarity, any Distributions made in such applicable Quarter pursuant to Section 3.01(b)(i)), equals the amount such Member would have received if all such Distributions had been distributed ratably on an as-converted basis (for the purpose of such calculation with the Class A-1 Preferred Shares being deemed converted to
Class D Common Shares pursuant to Section 2.09(b)) among such Members based upon the number of Junior Interests held by each such Junior Member and the number of Class A-1
Preferred Shares held by each such Class A-1 Preferred Member, in each case, immediately prior to such Distribution. For the avoidance of doubt, the Class A-1 Preferred Shares shall not be entitled to any Distributions pursuant to this Section 3.01(b)(ii).

(iii)     Third, all further Distributions shall be made to each Junior
Member and Class A-1 Preferred Member ratably on an as-converted basis among such
Members based upon the number of Junior Interests held by each such Junior Member and the number of Class A-1 Preferred Shares held by each such Class A-1 Preferred Member, in each case, immediately prior to such Distribution; provided, that, for the purposes of this Section
3.01(b)(iii), the Class A-1 Preferred Shares shall be deemed converted to Class D Common

Shares pursuant to Section 2.09(b) without (for the purposes of calculating such conversion) any reduction in the Class A-1-A Preferred Unpaid Return or Class A-1-B Preferred Unpaid Return
due to Distributions for such Quarter made pursuant to this Section 3.01(b)(iii).

(c)     No later than five (5) Business Days prior to the end of each Quarter, the
Company will send written notice to each Class A-1 Preferred Member stating whether the
Distribution pursuant to Section 3.01(b)(i) for such Quarter will be paid in cash. If the Company fails to timely send such written notice then, with respect to such Quarter, the Company will be deemed to have irrevocably elected to pay the Distribution pursuant to Section 3.01(b)(i) by the accretion of the Class A-1 Preferred Return. For clarity, (i) the Company may elect, independently as to each class, to pay cash Distributions with respect to a Quarter on either, or both, of the Class A-1-A Preferred Shares and Class A-1-B Preferred Shares and (ii) so long as the full Distribution has been made on each Class A-1 Preferred Share pursuant to Section
3.01(b)(i), the Company may (but shall not be required to) make Distributions pursuant to
Section 3.01(b)(ii) and Section 3.01(b)(iii).

(d)     No distributions shall be made in respect of a Vested Class B Common
Share pursuant to Section 3.01(b)(ii), Section 3.01(b)(iii) or Section 3.02(a)(iii), until such time that an aggregate amount of Distributions (since the date of grant of such Class B Common
Share) pursuant to Section 3.01(b) or 3.02(a), as applicable, equal to the Class B Floor Amount shall have been Distributed on each Class C Common Share. For the avoidance of doubt, no holder of any Class B Common Share will later have the right to receive any amount foregone pursuant to the preceding sentence of this Section 3.01(d).

(e)     Any reference in this agreement to a Distribution to a Substituted Member shall include any Distributions previously made to the predecessor Member on account of the interest of such predecessor Member transferred to such Substituted Member.

(f)     Notwithstanding any provision to the contrary contained in this
Agreement the Company shall not make any Distribution to Members if such Distribution would violate Section 18-607 of the Act or other applicable law.

3.02     Distributions Upon Liquidation or a Deemed Liquidation Event.

(a)     Notwithstanding Section 3.01, upon a liquidation (pursuant to Article X)
or a Deemed Liquidation Event, the Company shall distribute the net proceeds or assets available for distribution, whether in cash or in other property, to the Members as follows:

(i)     First, Class A-1 Preferred Members shall receive, on a pro rata basis (proportional to their share of the aggregate Class A-1 Liquidation Preference Amount for all Class A-1 Preferred Shares) for each Class A-1 Preferred Share, the greater of (A) for each
Class A-1 Preferred Share held by such Class A-1 Preferred Member, the applicable Class A-1
Liquidation Preference Amount, and (B) the amount distributable pursuant to Section 3.02(a)(iii)
with respect to such Class A-1 Preferred Share as if such Share had converted into a Class D
Common Share (pursuant to Section 2.09) immediately prior to the event giving rise to a
Distribution pursuant to this Section 3.02.

(ii)     Second, Class A-2 Preferred Members shall receive, for each
Class A-2 Preferred Share, the greater of (A) the Class A-2 Liquidation Preference Amount and
(B) the amount distributable pursuant to Section 3.02(a)(iii) with respect to such Class A-2
Preferred Share as if such Share had converted into a Class C Common Share (pursuant to
Section 2.10) immediately prior to the event giving rise to a Distribution pursuant to this
Section 3.02.

(iii)     Third, to Junior Members (other than the Class A-2 Preferred
Members), ratably among such Members based upon the number of Junior Interests held by each such Junior Member (other than Class A-2 Preferred Shares).

(b)     A “Deemed Liquidation Event” shall occur upon either of a Sale of the
Company or a Drag-Along Sale Transaction.

3.03     Unvested Class B Common Shares. Notwithstanding anything in this
Agreement to the contrary, (a) no Distribution shall be made in respect of any Class B Common
Share that is not a Vested Class B Common Share, (b) any amount that would otherwise be distributable in cash in respect of a Class B Common Share pursuant to Section 3.01 or
Section 3.02 but for the fact that such Class B Common Share is not a Vested Class B Common
Share shall be withheld by the Company and Distributed with respect to such Class B Common
Share, without interest, at the time of the first cash Distribution to the Junior Members following the date on which such Class B Common Share becomes a Vested Class B Common Share and
(c) if a Class B Common Share that is not a Vested Class B Common Share is repurchased or forfeited (or otherwise becomes incapable of vesting), then such Class B Common Share shall not be entitled to receive or retain any Distributions.

3.04     Distributions In-Kind. Distributions of property other than cash, including securities (but, for the avoidance of doubt, Distributions in respect of the Class A-1 Preferred
Shares pursuant to Section 3.01(b)(i) shall not include stock or securities issued by the Company and may only be made in cash or accretion pursuant to Section 3.01(b)(i)), may be made under this Agreement with the approval of the Board of Directors. Distributions of property other than cash shall be valued at Fair Market Value. Except as otherwise required by the Act or this
Agreement, and subject in all respects to Section 3.01 and Section 3.02, no Member shall be entitled to Distributions of property other than cash and the Board of Directors may make a determination to distribute property to one Member or group of Members and cash to the remaining Members so long as no Member is adversely affected in a manner which is disproportionate to the other Members as a result of such determination.

ARTICLE IV
TAX MATTERS

4.01     Corporate Status. The Members intend that the Company be treated as a corporation for U.S. federal, and, as applicable, state and local, income tax purposes, and neither the Company nor any of the Members shall take any reporting position inconsistent with such treatment. In furtherance of the foregoing, the Company has elected, pursuant to Treasury
Regulations Section 301.7701-3(c), to be treated as an association taxable as a corporation, effective as of May 23, 2018. The Company will not make any other entity classification elections with respect to the Company without the prior written consent of all Members;
provided that an entity classification may be made to treat the Entity as an association taxable as a corporation without any such consent.

4.02     Withholding.     The Company is authorized to withhold from any payment made to a Member any amounts required to be withheld by the Company under applicable law and, if so required, remit any such amounts to the applicable governmental authority. Upon request by the Company in writing, each Member shall provide the Company with a properly completed and duly executed Internal Revenue Service (“IRS”) Form W-9 or applicable IRS Form W-8, or any other information, form or certificate reasonably necessary to determine whether and the extent to which any such withholding is required. If the Company, or the Board of Directors or any Affiliate of the Company, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member and such failure was attributable to such Member’s failure to timely provide the Company with the appropriate information requested in writing by the Company regarding such Member’s tax status or tax payment obligations, then such Member shall indemnify and hold harmless the Company, or the Board of Directors or any Affiliate of the
Company, as the case may be, in respect of any such tax that should have been withheld and remitted (including any interest or penalties assessed or imposed thereon and any expenses incurred in any examination, determination, resolution and payment of such tax) but was not so withheld and remitted as a result of such Member’s failure to timely provide the Company with such information. The provisions contained in this Section 4.02 shall survive the termination of the Company and the withdrawal of any Member.

4.03     Tax Sharing.

(a)     GM Consolidated Group.     For the 2018 Tax Period of the GM
Consolidated Group, the Company shall timely deliver to GM Parent a properly completed and duly executed IRS Form 1122 (Authorization and Consent of Subsidiary Corporation To Be
Included in a Consolidated Income Tax Return) and any similar or corresponding forms required for state or local income or franchise tax purposes. The Company acknowledges and agrees that
GM Parent shall act as sole agent (within the meaning of Treasury Regulations Section 1.1502-
77) for the Company with respect to any Tax Period for which the Company joins one or more members of the GM Consolidated Group in filing a GM Consolidated Return, provided that the
GM Investor shall cause GM Parent to not take any action with respect to any tax matters, including any action in its role as sole agent (within the meaning of Treasury Regulation Section
1.1502-77) that has a material and disproportionate adverse impact on (i) the Company (ii) prior to the one-time Transfer permitted by Section 9.02(c), SoftBank or (iii) after the one-time
Transfer permitted by Section 9.02(c), SVFA, without the Company’s, SoftBank’s or SVFA’s consent, as applicable, not to be unreasonably withheld, conditioned or delayed.

(b)     Payment from the GM Investor to the Company for Use of Company
NOLs and Tax Credits.

(i)     If upon a Deconsolidation the NOL Deficit Amount exceeds zero, the GM Investor shall pay to the Company, with respect to each Tax Period of the Company, the
Excess NOL Tax Increase with respect to such Tax Period. The GM Investor shall pay the
Excess NOL Tax Increase with respect to each such Tax Period no later than ten (10) Business

Days following delivery of written notice by the Company to the GM Investor of the amount of
Excess NOL Tax Increase for such Tax Period.

(ii)     In addition to the payments described in Section 4.03(b)(i) above
(and without duplication of such payments or any other payments required to be made by the
GM Investor hereunder), the GM Investor shall make payments to the Company with respect to any R&D Tax Credits or Other Tax Credits generated by the Company or any of its Subsidiaries in the same manner and using the same principles as described in Section 4.03(b)(i) and in the definitions of NOL Deficit Amount and Hypothetical Deconsolidated Company NOL Amount;
provided, however, that in applying such principles, (A) clause (ii) of the definition of NOL
Deficit Amount shall not apply and (B) in applying the Company standalone concept of the
Hypothetical Deconsolidated Company NOL Amount, the Company and its Subsidiaries shall be assumed to utilize the same tax accounting methods, elections, conventions, practices, policies and principles regarding the R&D Tax Credits or Other Tax Credits actually utilized by the GM
Consolidated Group and the Company and its Subsidiaries shall otherwise be assumed to take into account the GM Consolidated Group’s history in its use of R&D Tax Credits or Other Tax
Credits; provided, further, that no such payment with respect to Other Tax Credits will be required unless and until such Other Tax Credits generated by the Company and its Subsidiaries exceed, in the aggregate, taking into account any Other Tax Credits referenced in Section
4.03(e), $12,000,000 with respect to any calendar year.

(iii)     The GM Investor and its advisors shall calculate the NOL Deficit
Amount and the deficit amount in respect of R&D Tax Credits and Other Tax Credits upon a
Deconsolidation and shall deliver such calculations, certified by the chief tax officer of GM
Parent, to the Company and, subject to Section 4.03(f), such calculations shall be conclusive, binding and final for all purposes. The Company shall calculate the Excess NOL Tax Increase and the tax increase in respect of R&D Tax Credits and Other Tax Credits in each Tax Period and shall deliver such calculations, certified by the chief tax officer of the Company, along with reasonably detailed supporting documentation, to the GM Investor and, subject to Section
4.03(f), such calculation shall be conclusive, binding and final for all purposes.

(c)     Payment from the Company to the GM Investor for Inclusion of Company
Income.

(i)     Following the filing of the final GM Consolidated Return for each
Tax Period prior to a Deconsolidation, the Company shall calculate the Aggregate Company
Hypothetical Pre-Deconsolidation Tax Amount with respect to such Tax Period.

(ii)     Following the filing of the final GM Consolidated Return for each
Tax Period ending after the Closing Date, the GM Investor shall calculate the Incremental GM
Tax Amount. The GM Investor shall deliver to the Company a certification by the chief tax officer of GM Parent with respect to such amount and such calculation shall be conclusive, binding and final for all purposes. No certification shall be required in any year in which the
GM Investor has determined that the Incremental GM Tax Amount is zero.

(iii)     With respect to each Tax Period of the GM Consolidated Group ending after the Closing Date, the Company shall make a payment to the GM Investor equal to the excess, if any, of (A) the lesser of (1) the Aggregate Company Hypothetical Pre-
Deconsolidation Tax Amount with respect to such Tax Period and (2) the Incremental GM Tax
Amount with respect to such Tax Period over (B) the aggregate net payment made by the
Company to the GM Investor pursuant to this Section 4.03(c)(iii) and Section 4.03(c)(iv) for prior Tax Periods.

(iv)     With respect to each Tax Period of the GM Consolidated Group ending after the Closing Date, the GM Investor shall make a payment to the Company equal to the excess, if any, of (A) the aggregate net payment made by the Company to the GM Investor pursuant to Section 4.03(c)(iii) and this Section 4.03(c)(iv) for prior Tax Periods over (B) the lesser of (1) the Aggregate Company Hypothetical Pre-Deconsolidation Tax Amount with respect to such Tax Period and (2) the Incremental GM Tax Amount with respect to such Tax
Period;

(d)     Payments between GM Investor and the Company if a Section 59(e)
Election is Made. If prior to a Deconsolidation, GM makes one or more elections under Section
59(e) of the Code (a “Section 59(e) Election”) with respect to the Company and/or its
Subsidiaries, then:

(i)     with respect to each Tax Period for which a Section 59(e) Election is made, and any subsequent Tax Period, any payment otherwise required to be made by the
Company to the GM Investor pursuant to Section 4.03(c) shall be (A) reduced (but not below zero) by the Section 59(e) Detriment Amount with respect to such Tax Period and (B) shall be increased by the Section 59(e) Benefit Amount with respect to such Tax Period; provided, any adjustment pursuant to this Section 4.03(d)(i)(B) shall be deferred and shall only be made when and to the extent that, immediately prior to giving effect to such adjustment, the aggregate adjustments under Section 4.03(d)(i)(A) and Section 4.03(d)(ii)(A) exceed the aggregate adjustments under this Section 4.03(d)(i)(B) and Section 4.03(d)(ii)(B); and

(ii)     with respect to each Tax Period for which a Section 59(e) Election is made, and any subsequent Tax Period, any payment otherwise required to be made by the GM
Investor to the Company pursuant to Section 4.03(b) shall be (A) increased by the Section 59(e)
Detriment Amount with respect to such Tax Period and shall be (B) reduced (but not below zero)
by the Section 59(e) Benefit Amount with respect to such Tax Period; provided, any adjustment pursuant to this Section 4.03(d)(ii)(B) shall be deferred and shall only be made when and to the extent that, immediately prior to giving effect to such adjustment, the aggregate adjustments under Section 4.03(d)(i)(A) and Section 4.03(d)(ii)(A) exceed the aggregate adjustments under
Section 4.03(d)(i)(B) and this Section 4.03(d)(ii)(B).

For the avoidance of doubt, for purposes of Sections 4.03(d)(i) and (ii) above, a required payment of $0 under Section 4.03(b) or Section 4.03(c) for any Tax Period constitutes a
“payment otherwise required to be made”.

(e)     State and Local Income and Franchise Taxes. With respect to state and local income and franchise tax benefits and detriments in any jurisdictions that have consolidated, combined or unitary tax regimes, the GM Investor and the Company shall have similar payment obligations to each other, under the same principles, as the payment obligations for U.S. federal income tax benefits and detriments described in paragraphs (b), (c) and (d) of this Section 4.03; provided, that no such payment with respect to Other Tax Credits will be required unless and until such Other Tax Credits generated by the Company and its Subsidiaries exceed, in the aggregate, taking into account any Other Tax Credits referenced in Section
4.03(b)(ii), $12,000,000 with respect to any calendar year.

(f)     Dispute Resolution. In the event of any dispute between the GM Investor and the Company as to any amount payable under this Section 4.03, the GM Investor and the
Company shall attempt in good faith to resolve such dispute. If the GM Investor and the
Company are unable to resolve such dispute within thirty (30) days, they shall jointly retain a mutually agreed upon nationally recognized independent accounting firm (the “Accounting
Firm”) to resolve the dispute. The GM Investor and the Company may make written submissions to the Accounting Firm, and the Accounting Firm’s resolution shall be based solely upon the actual terms of this Agreement, the written submissions of the GM Investor and the
Company, and the application of federal income tax law (or, in the case of any payment obligation Section 4.03(e), applicable state or local income tax law). Each of the GM Investor and the Company shall be bound by the determination of the Accounting Firm and shall bear one-half of the fees and expenses of the Accounting Firm.

(g)     Indemnification for Taxes.     Other than payments required under this
Agreement, the GM Investor shall indemnify and hold harmless the Company and any of its
Subsidiaries from any Taxes (as such term is defined in the Purchase Agreement) imposed on the
Company or any of its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of U.S. state or local, or non-U.S. law) as a result of being a member of (i) the GM Consolidated Group or (ii) any other affiliated, consolidated, combined or unitary group of which (A) the GM Investor, (B) the GM Parent, (C) any Affiliate or direct or indirect Subsidiary of the GM Parent (other than the Company or any of its Subsidiaries) or (D)
any member of the GM Consolidated Group (other than the Company or any of its Subsidiaries)
was a member prior to a Deconsolidation.

(h)     Net Payments. Without limiting any other provision in this Section 4.03, if as of any date each of the GM Investor and the Company is obligated to make a payment to the other under this Section 4.03, then the amount of such payments shall be netted, the offsetting amounts shall be treated as having been paid by the applicable payors for all purposes of this
Section 4.03, and the party having the net payment obligation shall make such pay such net amount to the other party.

(i)     Intended Tax Treatment. Any payments made by the GM Investor to the
Company following a Deconsolidation pursuant to this Section 4.03 shall be treated as a Capital
Contribution for all applicable tax purposes, unless otherwise required by applicable law. Any payments made by the Company to the GM Investor following a Deconsolidation pursuant to this Section 4.03 shall be treated as distribution under Section 301 of the Code for all applicable tax purposes, unless otherwise required by applicable law.

(j)     Examples.     Any ambiguity in the provisions of this Section 4.03 shall be resolved (where possible) by reference to the examples delivered by the GM Investor and acknowledged by SVF and the Company pursuant to that certain letter provided to SVF prior to the execution of the Purchase Agreement; provided, however, that in the event of a conflict with such letter, this Section 4.03 shall control.

(k)     Consistent Reporting Covenant. Notwithstanding anything to the contrary contained herein, the Class A Preferred Shares are intended to be treated as common stock for all purposes of the Code (and not as preferred stock within the meaning of Treasury Regulations
Section 1.305-5). Absent a relevant change in law or administrative, regulatory or judicial authority or guidance, unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code, neither the Company nor any of the Members shall report any Distribution with respect to the Class A Preferred Shares that is paid by accretion of the
Class A-1 Preferred Return on such Shares (in accordance with Section 3.01(c) hereof) as a taxable distribution pursuant to Section 305(b)(2) of the Code or take any position inconsistent with the intended tax treatment described in this Section 4.03(k).

(l)     Audit Adjustments.     Notwithstanding anything to the contrary herein, in
the event there is an adjustment to any GM Consolidated Return or any Company tax return for any Tax Period as a result of an audit, the computations described in this Section 4.03 will be adjusted to reflect the results of such audit and any amounts payable hereunder shall be increased or decreased to reflect the revised computations.

(m)     Tax Materials. For the avoidance of doubt, neither the Company nor any other Member shall be permitted to review any of the GM Investor’s tax returns, workpapers or other tax information (“Tax Materials”), or any Tax Materials of or related to the GM
Consolidated Group.

(n)     Definitions. For purposes of this Section 4.03, the following terms shall be defined as follows:

(i)     “Aggregate Company Hypothetical Pre-Deconsolidation Tax
Amount” means, with respect to a Tax Period, the sum of the Company Hypothetical Pre-
Deconsolidation Tax Amount for such Tax Period and all prior Tax Periods.

(ii)     “Company Hypothetical Pre-Deconsolidation Tax Amount”
means, with respect to a Tax Period prior to a Deconsolidation, the amount of U.S. federal income tax that would have been owed by the Company and its Subsidiaries if the Company and its Subsidiaries had not been members of the GM Consolidated Group and instead were a separate U.S. consolidated group (but had utilized the same tax accounting methods, elections, conventions, practices, policies and principles actually utilized by the GM Consolidated Group).

(iii)     “Deconsolidation” means any event pursuant to which the
Company ceases to be included in the GM Consolidated Group.

(iv)     “Excess NOL Tax Increase” means, with respect to each Tax
Period of the Company after a Deconsolidation, an amount equal to the excess, if any, of (A) the actual U.S. federal income tax payable by the Company and its Subsidiaries in respect of such
Tax Period over (B) the U.S. federal income tax that would have been payable by the Company and its Subsidiaries in respect of such Tax Period if upon a Deconsolidation the Company had an amount of net operating losses, as defined in Section 172(c) of the Code, equal to the NOL
Deficit Amount.

(v)     “GM Consolidated Group” means the consolidated group of
corporations of which GM Parent is the “common parent” within the meaning of Treasury
Regulations Section 1.1502-1(h).

(vi)     “GM Consolidated Return” means the consolidated U.S. federal income tax return of GM Parent filed pursuant to Section 1501 of the Code.

(vii)     “Hypothetical Deconsolidated Company NOL Amount” shall
mean the amount of net operating losses, as defined in Section 172(c) of the Code, that the
Company and its Subsidiaries would have had upon a Deconsolidation had the Company and its
Subsidiaries never been members of the GM Consolidated Group (but had utilized the same tax accounting methods, elections, conventions, practices, policies and principles actually utilized by the GM Consolidated Group and had closed its Tax Period as of the date of a Deconsolidation), provided that Hypothetical Deconsolidated Company NOL Amount shall be reduced by the amount of any such net operating losses that were previously included in the computation of
Incremental GM Tax Amount and resulted in a reduction in the Incremental GM Tax Amount.

(viii)     “Incremental GM Tax Amount” means with respect to a Tax
Period, the excess, if any, of (A) the total U.S. federal income tax actually owed by the GM
Consolidated Group for such Tax Period and all prior Tax Periods ending after the Closing Date, over (B) the total U.S. federal income tax that would have been owed by the GM Consolidated
Group for such Tax Period and all prior Tax Periods ending after the Closing Date had the
Company and its Subsidiaries never been members of the GM Consolidated Group, determined on a with and without basis and ignoring any state apportionment differences resulting from the inclusion of the Company and its Subsidiaries in the GM Consolidated Group; provided, the amount in clause (A) shall be determined assuming any net operating losses for which the
Company has been compensated for pursuant to Section 4.03(b) were not available to the GM
Consolidated Group (determined by assuming that such net operating losses are the last losses that would have otherwise been taken into account in clause (A)).

(ix)    “NOL Deficit Amount” shall mean an amount equal to the excess, if any, of (A) the Hypothetical Deconsolidated Company NOL Amount over (B) $1,300,000,000.

(x)     “Other Tax Credits” shall mean any U.S. federal, state or local income or franchise tax credits other than R&D Tax Credits as defined herein.

(xi) “R&D Tax Credits” shall mean any U.S. federal income tax credits for research activities under Section 41 of the Code, and, for the purpose of applying
Section 4.03(e), any state or local income or franchise tax credits that are directly analogous to tax credits for research activities under Section 41 of the Code.

(xii) “Section 59(e) Benefit Amount” with respect to a Tax Period means the amount by which the payment (A) required by the Company to GM under Section
4.03(c) for such Tax Period would have been more or (B) by GM to the Company under Section
4.03(b) would have been less, in each case, had no Section 59(e) Election been made; provided,

for purposes of determining such difference under (A) or (B) with respect to any Section 59(e)
Benefit Amount that corresponds to a prior correlative Section 59(e) Detriment Amount (using the earliest Section 59(e) Detriment first), such Section 59(e) Benefit Amount shall be determined assuming that the U.S. federal income tax rates applicable at the time of such Section
59(e) Detriment were still in effect.

(xiii) “Section 59(e) Detriment Amount” with respect to a Tax Period means the amount by which the payment (A) required by the Company to GM under Section
4.03(c) for such Tax Period would have been less or (B) by GM to the Company under Section
4.03(b) would have been more, in each case, had no Section 59(e) Election been made.

(xiv) “Tax Period” means a taxable year as defined in Section 441(b)
of the Code.

4.04    Transfer Taxes. Any Transfer Taxes (as defined in the Purchase Agreement)
incurred in connection with (i) any issuance of any equity interests to SoftBank, SVFA or any of their Affiliates or Permitted Transferees pursuant to this Agreement or the Purchase Agreement or (ii) the one-time Transfer permitted by Section 9.02(c) shall, in each case, be paid by
SoftBank or SVFA (as applicable) when due. The Company shall file all necessary tax returns and other documentation with respect to all Transfer Taxes and, if required by applicable law, the GM Investor and SoftBank or SVFA (as applicable) will, and will cause their Affiliates, to join in the execution of any such tax returns and other documentation.

The provisions contained in this Article IV, and any payments required to be made pursuant hereto, shall survive the termination of the Company and the withdrawal of any Member.

ARTICLE V
MEMBERS

5.01    Voting Rights of Members.    Subject to Section 2.02 and Section 9.10:

(a)    Each Class A-1 Preferred Member shall be entitled to ten (10) votes for each Class A-1 Preferred Share held by such Member on any matter which is submitted to the
Members for a vote or consent.

(b)    Each Class A-2 Preferred Member shall be entitled to ten (10) votes for each Class A-2 Preferred Share held by such Member on any matter which is submitted to the
Members for a vote or consent.

(c)    Each Class B Member shall be entitled to one (1) vote for each Class B
Common Share held by such Member on any matter which is submitted to the Members for a vote or consent.

(d)    Each Class C Member shall be entitled to ten (10) votes for each Class C
Common Share held by such Member on any matter which is submitted to the Members for a vote or consent.

(e)    Each Class D Member shall be entitled to one (1) vote for each Class D
Common Share held by such Member on any matter which is submitted to the Members for a vote or consent.

(f) Each other class or series of Shares shall be entitled to such votes as the
Board of Directors shall determine with respect to such class or series on any matter which is submitted to the Members for a vote or consent.

For the avoidance of doubt, the provisions and rights with respect to voting set forth in this
Section 5.01 and Section 6.03 are intended to provide GM with “control” of the Company as defined in Section 368(c) of the Code and the Treasury Regulations thereunder, and shall be interpreted consistent therewith. Neither the Company nor any of the Members shall take any reporting position inconsistent with the intended tax treatment described in this Section 5.01.

5.02    Quorum; Voting. A quorum shall be present with respect to a meeting of the
Members if a Majority of the Members are represented in person or by proxy at such meeting.
Once a quorum is present at a meeting of the Members, the subsequent withdrawal from the meeting of any Member (other than the GM Investor, whose withdrawal from the meeting shall cause a quorum to no longer be present) prior to the meeting’s adjournment or the refusal of any
Member to vote on any matter that is open to vote by the Members at the meeting shall not affect the presence of a quorum at the meeting. Each of the Members hereby consents and agrees that one or more Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment by which all Persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting. If a quorum is present, except as otherwise expressly provided herein, the affirmative vote of the Members representing a Majority of the Members represented at the meeting and entitled to vote on the subject matter shall be the act of the Members.

5.03    Written Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken signed by a Majority of the Members. Action taken under this
Section 5.03 is effective when a Majority of the Members have signed the consent, unless the consent specifies a different effective date. Promptly following the effectiveness of any action taken by written consent by a Majority of the Members, the Company shall provide written notice of such action to any Member who was otherwise entitled to vote on such matter or action and whose consent was not solicited in connection therewith.

5.04    Meetings. Meetings of the Members may be called by (a) the Board of Directors or (b) a Majority of the Members.

5.05    Place of Meeting. The Board of Directors may designate the place of meeting for any annual meeting and the Person(s) calling a special meeting pursuant to Section 5.04 may designate the place for such special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.06    Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided to each Member not less than three (3) Business Days prior to the date of the applicable meeting and otherwise in accordance with Section 12.06. Any Member may waive notice of any meeting. The attendance of a Member at a meeting shall constitute a waiver of notice of such meeting except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular meeting of
Members need be specified in the notice or waiver of notice of such meeting.

5.07    Withdrawal; Partition. No Member shall have the right to resign or withdraw as a member of the Company. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company, except as may be expressly set forth in the Commercial
Agreements or any other written Agreement between such Member and the Company.

5.08    Business Opportunities; Performance of Duties.

(a)    Subject to Article XI and any agreement entered into with any Employee
Member, each Member and its Affiliates and its and their respective officers, directors, equityholders, partners, members, managers, agents and employees (the “Member Group
Persons”) (i) is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Company and its Subsidiaries (an “Other Business”), (ii) may
have or may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company and its Subsidiaries, (iii) is not prohibited by virtue of their investment in the Company or any of its Subsidiaries or, if applicable, their service on the Board of Directors or the board of directors (or similar governing body) of any of the Company’s
Subsidiaries from pursuing and engaging in any such activities and (iv) is not obligated to inform the Company or any of its Subsidiaries of any such opportunity, relationship or investment.
Subject to Article XI and any agreement entered into with any Employee Member, the involvement of any Member Group Person in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or its Members or any of its Subsidiaries.

(b)    Without prejudice to Section 5.08(a), each Director shall, in his or her capacity as a Director, and not in any other capacity, have the same fiduciary duties to the
Company and the Members as a director of a Delaware corporation; provided, that, notwithstanding the foregoing:

(i)    the Directors shall not have, or be deemed to have, any duties or implied duties (including fiduciary duties) to the Company or its Subsidiaries, any Member or any other Person (and each Director may act in and consider the best interests of the Member who designated such Director and shall not be required to act in or consider the best interests of the Company and its Subsidiaries or the other Members) and any duties or implied duties
(including fiduciary duties) of a Director to any other Member or the Company or its
Subsidiaries that would otherwise apply at law or in equity are hereby disclaimed and eliminated to the fullest extent permitted under the Act and any other applicable law, and each Member hereby disclaims and waives all rights to, and releases each other Member and each Director from, any such duties, in each case with respect to or in connection with any of the following circumstances:

(A)    any transaction or arrangement, or any proposed transaction or arrangement, between the Company or its Subsidiaries, on the one hand, and SoftBank, SVFA or any SoftBank Party, on the other hand, including the decision to engage, or not to engage in, such transaction or arrangement; and

(B)    any decision to engage or not to engage in any transaction or arrangement, or any proposed transaction or arrangement contemplated by the Transaction
Documents or the Commercial Agreements (as the same may be amended from time to time in accordance with the provisions thereof), or which is otherwise on terms consistent with the
Commercial Agreements; and

(C)    the issuance of Equity Securities to the GM Investor or any of its Affiliates pursuant to Section 2.05; and

(ii)    without limiting the requirements of Section 6.13(b), in connection with any transaction or arrangement, or any proposed transaction or arrangement, between the
Company or any of its Subsidiaries, on the one hand, and GM or any of its Affiliates, on the other hand, (A) there will be no requirement for any non-Independent Director to approve such a transaction or for any independent or non-Board of Director review process, and (B) such transaction or arrangement and decision of the Board of Directors in connection therewith shall not be subject to any heightened standard of review or approval (including any review under an
“entire fairness” standard).

(c)    To the maximum extent permitted by law, no Member Group Person
(other than any Director in their capacity as the same to the extent expressly provided in this
Agreement) shall owe any fiduciary or similar duties or obligations to the Company or its
Subsidiaries, the Members or any Person, and any such duties (fiduciary or otherwise) of such
Member Group Person are intended to be modified and limited to those expressly set forth in this
Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or exist against any such Member Group Person. For purposes of clarification and the avoidance of doubt and notwithstanding the foregoing, nothing contained in this Section 5.08 or elsewhere in this Agreement shall, nor shall it be deemed to, eliminate (i)
the obligation of the Members to act in compliance with the express terms of this Agreement, any Transaction Document or any Commercial Agreement, or (ii) the implied contractual covenant of good faith and fair dealing of the Members.

(d)    In performing its, his or her duties, each of the Members, Directors and
Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries), of the following other Persons or groups: (i) (A) in relation to such Member, one or more officers or employees of such Member or by the Company or any of its Subsidiaries, or (B) in relation to an Officer or Director, one or more Officers or employees of the Company or its Subsidiaries, (ii) (A) in relation to such Member, any attorney,

independent accountant or other Person employed or engaged by such Member or by the
Company or any of its Subsidiaries, or (B) in relation to an Officer or Director, any attorney, independent accountant or other Person employed or engaged by the Company or any of its
Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Member (in relation to a Member only) or by or on behalf of the Company or any of its
Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

5.09    Limitation of Liability. Except as otherwise required by applicable law or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other Person for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including those arising as a Member or an equityholder, an owner or a shareholder of another Person). Each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein, in each case, in accordance with the applicable terms of this Agreement and any Transaction Document to which it is a party.

5.10    Authority. Except as otherwise expressly set forth in this Agreement, no
Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.

5.11    Sale of the Company; IPO. Notwithstanding anything to the contrary in this
Agreement, the prior written consent of the GM Investor (acting in its sole discretion and in its capacity as a Member) will be required prior to entering into or consummating any Sale of the
Company or any IPO.

ARTICLE VI
MANAGEMENT

6.01    Management.

(a)    To the fullest extent permitted by law, the business and affairs of the
Company shall be managed by a board of directors (the “Board of Directors”), which shall direct, manage and control the business of the Company. Except as otherwise expressly set forth herein (or if required by a non-waivable provision of the Act), no Member shall have the right to manage the Company or to reject, override, overturn, veto or otherwise approve or pass judgement upon any action taken by the Board of Directors or an authorized Officer of the
Company. Except as otherwise expressly set forth herein, the Board of Directors shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company and make any and all decisions and to take any and all actions which the Board of Directors deems necessary or desirable for that purpose.

(b)    Each Director shall constitute a “manager” within the meaning of the Act.
However, no individual Director, in his or her capacity as such, shall have the authority to bind the Company.

6.02    Number of Directors. At the date of this Agreement, the Board of Directors shall consist of six (6) Directors. The Board of Directors may, from time to time following the date of this Agreement, determine the size of the Board of Directors; provided, however, that the size of the Board of Directors shall not be decreased to less than six (6) Directors.

6.03    Board Designation Rights and Composition; Proxies.

(a)    (i) The Class A-2 Preferred Members shall, by vote of a Majority of the
Class A-2 Preferred, have the exclusive right to designate, appoint, remove and replace all
Directors (including any Director vacancies created by virtue of an increase in the size of the
Board of Directors pursuant to Section 6.02) other than the SoftBank Director (if applicable) and the Common Director (the “A-2 Preferred Directors”); provided, that if there are no Class A-2
Preferred Shares outstanding, the A-2 Preferred Directors will be appointed by a Majority of the
Class C Common, (ii) the Members holding Common Shares shall, by vote of a Majority of the
Common Shares, have the exclusive right to designate, appoint, remove and replace one (1)
Director (the “Common Director”), and (iii) following the receipt of CFIUS Approval and subject to Section 6.05, SoftBank shall have the exclusive right (exercisable by written notification to the Company and the GM Investor), for so long as SoftBank owns the Floor
Amount, to designate, appoint, remove and replace one (1) Director (the “SoftBank Director”).
The initial A-2 Preferred Directors shall be such four (4) natural Persons as are notified in writing to the Company and SoftBank by GM on or prior to the execution of this Agreement and the initial Common Director shall be such one (1) natural Person as is notified in writing to the
Company and SoftBank by GM on or prior to the execution of this Agreement. If at any time any Director ceases to serve on the Board of Directors (whether due to resignation, removal or otherwise), the Member(s) entitled to designate and appoint such Director pursuant to this
Section 6.03 shall designate and appoint a replacement for such Director by written notice to the
Board of Directors (it being further understood and agreed that the failure by any party to designate and appoint a representative to fill a vacant Director position pursuant to this
Section 6.03(a) shall not give rights to, or otherwise entitle, the Board of Directors or any other
Member (other than the Member(s) entitled to designate and appoint such Director pursuant to this Section 6.03(a), including the penultimate sentence hereof) to fill such vacant position without the prior written consent of the Member(s) originally entitled to designate and appoint such Director pursuant to this Section 6.03(a)). Except as otherwise expressly stated herein, only the Member(s) entitled to designate and appoint a specific Director may remove such Director, at any time and from time to time, with or without cause (subject to applicable law), in such
Member(s) sole discretion, and such Member(s) shall give written notice of such removal to the
Board of Directors. Notwithstanding the foregoing, upon such time as SoftBank owns less than the Floor Amount, the SoftBank Director shall be immediately and automatically removed, and the right of SoftBank to designate, appoint, remove and replace a Director shall be null and void and, for clarity, Class A-2 Preferred Members shall, by vote of a Majority of the Class A-2
Preferred (or a Majority of the Class C Common, if no Class A-2 Preferred Shares are
outstanding), have the exclusive right to fill such vacant Director position (and, thereafter,

designate, appoint, remove and replace such Director). Except as otherwise expressly stated
herein, this Section 6.03 is the exclusive means by which Directors may be removed or replaced.

(b)    The GM Investor may elect any one (1) of the Directors to be the
Chairman of the Board of Directors (the “Chairman”). The Chairman, if any, may be removed from his or her position as Chairman at any time by the GM Investor. The Chairman, in his or her capacity as the Chairman, shall not have any of the rights or powers of an Officer. The
Chairman shall preside at all meetings of the Board of Directors and at all meetings of the
Members at which he or she shall be present. The Chairman may be the chief executive officer, or have another officer position, at GM (or any of its Affiliates) or the Company (or any of its
Subsidiaries).

(c)    To the extent permitted by law, each Member shall vote all voting securities of the Company over which such Member has voting control, and shall take all other necessary or desirable actions within such Member’s control (whether in such Member’s capacity as a Member, Director, member of a board committee or Officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board of Directors or member meetings), so that the provisions of this Section 6.03 are promptly complied with and that the composition of the Board of Directors is consistent with the terms and conditions of this
Section 6.03.

(d)    Any A-2 Preferred Director or Common Director may authorize any other
Director to act for such Director by proxy on any matter brought before the Board of Directors for a vote, which proxy may be granted orally or in writing by the applicable Director. Any such proxy shall be revocable at the pleasure of the Director granting it, provided that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

6.04    Board Observer. Following the receipt of CFIUS Approval and subject to
Section 6.05, SoftBank shall have the exclusive right, for so long as SoftBank owns the Floor
Amount, to designate one natural person to attend all meetings of the Board of Directors in a non-voting observer capacity (the “Board Observer”). The following terms and conditions will apply to the Board Observer:

(a)    the Company shall deliver to the Board Observer copies of all reports, notices, minutes, consents, actions taken or proposed to be taken without a meeting and other materials in each case (and to the extent) that the Company provides the same to the SoftBank
Director, each such delivery to be made concurrently with the delivery of such materials to the
SoftBank Director; provided, that failure to deliver any such notice or materials to any Board
Observer shall not impair the validity of any action taken by the Board of Directors;

(b)    the Board Observer shall be entitled to attend all meetings of the Board of
Directors in person or by telephone, and the Company shall ensure that appropriate arrangements are made such that the Board Observer will be able to hear everyone during any meeting of the
Board of Directors at which the Board Observer participates by telephone; provided, that a Board

Observer may be excluded from access to any portion of any meeting to the same extent as the
SoftBank Director would be so excluded (or recused) pursuant to the terms hereof;

(c)    the Board Observer shall be an observer only, shall not be an actual member of the Board of Directors and shall not have any of the rights, duties or obligations of a
Director (including that the Board Observer shall not have the right to vote on any matter that may come before the Board of Directors). The Board Observer shall not count towards any quorum;

(d)    subject to Section 6.04(e), SoftBank has the right to remove and replace or substitute the Board Observer from time to time by providing written notice to the Company;

(e)    upon such time as SoftBank owns less than the Floor Amount, the Board
Observer shall be automatically removed and shall cease to have any of the rights contemplated by this Section 6.04, and the right of SoftBank to designate, appoint, remove and replace the
Board Observer shall be null and void; and

(f)    prior to appointment, the Board Observer will enter into a confidentiality agreement with the Company, on terms mutually acceptable to the Board of Directors and the
Board Observer.

6.05    Director Appointee Screening. Unless otherwise agreed in writing by SoftBank and the GM Investor, each Person selected pursuant to Section 6.03(a) from time to time to serve as the SoftBank Director and the Board Observer (a) must be a U.S. citizen; (b) must not be (i)
an employee, director (or board observer), manager, officer or consultant of any Restricted
Person or (ii) a Person who has direct or indirect control, influence or management oversight of
Persons who are employees, directors (or board observer), managers, officers or consultants of a
Restricted Person; (c) must not be a member of any investment committee (or similar body) of any Person whose other members include one or more Persons that are described in subsection (b); (d) must not (i) be a “bad actor” as defined in Rule 506(d)(1) of the Securities Act or (ii) have been convicted of a felony (excluding driving under the influence) or any crime involving moral turpitude; and (e) shall be subject to the prior written approval of the Majority of the Class A-2 Preferred. If any nominee for the position of SoftBank Director or Board Observer is rejected by the Majority of the Class A-2 Preferred, such Person shall not be nominated or appointed as a Director or Board Observer, as applicable. If, at any time following the appointment of any SoftBank Director or Board Observer, the Majority of the Class A-2
Preferred believes that such SoftBank Director or Board Observer no longer satisfies the criteria described in clauses (a) through (d) above, the Majority of the Class A-2 Preferred may deliver written notice thereof to the Majority of the Class A-1 Preferred and the Board of Directors. If,
following reasonable consultation with SoftBank, the Board of Directors determines that such criteria are not met, such SoftBank Director or Board Observer (as applicable) will be deemed automatically removed, without recourse, as a Director or Board Observer (as applicable) and
SoftBank shall have the right to fill the resulting vacancy as contemplated by Section 6.03 and
Section 6.04 but subject to this Section 6.05. If no Class A-2 Preferred Shares are outstanding, references in this Section 6.05 to a Majority of the Class A-2 Preferred will be deemed to be to a
Majority of the Class C Common.

6.06    Tenure of Directors. Each Director shall hold office until the earliest of such
Person’s death, resignation, removal or replacement (or, in the case of the SoftBank Director, such time as SoftBank owns less than the Floor Amount).

6.07    Committees. The Board of Directors may establish one or more committees, each committee to consist of one or more of the Directors. Each Director serving on any such committee shall have one (1) vote. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors. The vote of a Majority of a Committee is required for any action or decision of a committee requiring the consent or approval of such committee, unless determined by the Board of Directors or the applicable committee (by vote of a Majority of a Committee). The procedures governing the meetings and actions of any committee shall be the same as those governing the Board of Directors pursuant to this Article VI (including quorum, voting, notice and other similar requirements), unless otherwise determined by the Board of Directors or the applicable committee (by a vote of a Majority of a Committee).

6.08    Director Compensation. No Director shall be entitled to compensation for acting as a Director. However, the Company shall reimburse each Director for all reasonable out-of-pocket expenses which such Director shall incur in connection with the performance of such Person’s duties as a Director. Notwithstanding the foregoing, nothing contained in this
Agreement shall be construed to preclude any Director from serving the Company or any of its
Subsidiaries in any other capacity and receiving compensation for such service.

6.09    Director Resignation. Any Director may resign at any time by giving written notice to the Board of Directors and the secretary of the Company. The resignation of any
Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.10    Vacancies. When any Director shall resign or otherwise cease to serve as
Director, such vacancy shall be filled in accordance with Section 6.03. Unless otherwise provided by the Member(s) entitled to designate such replacement Director, the replacement shall take effect when such resignation or cessation shall become effective. No vacancy on the
Board of Directors shall prevent the operation and functioning of the Board of Directors subject to the terms and conditions hereof.

6.11    Meetings. The Board of Directors shall meet at such times and at such places
(either within or outside of the State of Delaware) as determined in accordance with this
Section 6.11. Minutes of any formal meeting of the Board of Directors shall be kept and placed in the Company’s records. Notwithstanding anything to the contrary in this Agreement, any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if written consent(s) setting forth the action so taken shall be signed by a Majority of the
Board. Meetings of the Board of Directors shall be held on the call of the Chairman, the Board of Directors or at the request of either the Majority of the Class A-2 Preferred or a Majority of
the Class C Common upon at least three (3) Business Days written notice to the Directors (or upon such shorter notice as may be approved by all of the Directors) and such notice shall include the place, day and hour of such meeting, it being acknowledged and agreed that whether such meeting is to be held by telephone communications or video conference shall be determined by the Chairman; provided, that the Board of Directors shall meet (whether in person or by any other means contemplated by Section 6.12) no less frequently than four (4) times per Fiscal Year
(or less frequently as may be approved by all of the Directors). Meetings of the Directors or any
committee designated by the Directors may be held without notice at any time that all Directors are present in person, and presence of any Director at a meeting constitutes waiver of notice of such meeting except as otherwise provided by law.

6.12    Meetings by Telephone. Directors may participate in a meeting of the Board of
Directors or a committee thereof by means of conference telephone, videoconference or similar communications equipment by which all Persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

6.13    Quorum; Actions of Board of Directors; SoftBank Minority Consent Rights.
A quorum at all meetings of the Directors shall consist of members of the Board of Directors constituting a Majority of the Board (present in person or by proxy), but a smaller number may adjourn any such meeting from time to time without further notice until a quorum is secured.
The quorum for the holding of a meeting of a committee of the Board of Directors shall be a
Majority of a Committee of such committee. Each Director shall have one (1) vote on all matters submitted to the Board of Directors (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The vote of (or written consent signed by) a Majority of the Board shall be required for any action, decision or approval by the Board of Directors;
provided, that for so long as SoftBank owns the Floor Amount, the Company shall not, and shall not permit any Subsidiary of the Company to, take any of the following actions without the approval of a Majority of the Board which majority shall include the vote in favor of the
SoftBank Director, or by written consent signed by the Majority of the Board which shall also include the signature of the SoftBank Director:

(a)    make any alteration or amendment or waiver to this Agreement or the organizational documents of any Subsidiary of the Company in a manner that is adverse to rights of the Class A-1 Preferred Shares; provided, that this Section 6.13(a) will not apply to any of the following: (i) the addition of Members to the Company or the issuance of Shares or other Equity
Securities of the Company (whether of a new or an existing class), in each case, in accordance with the terms of this Agreement, and any amendment(s) to this Agreement in connection with implementing such issuance or addition of such Member(s) (including the updating of the
Members Schedule in connection therewith) or the granting of any rights to one or more
Members in connection with such issuance in accordance with the terms of this Agreement, (ii)
any amendment(s) to this Agreement in connection with the preparation for or consummation of an IPO that do not adversely affect the Class A-1 Preferred Shares in a manner which is disproportionate to the other Shares (except as contemplated by Section 9.10) or (iii) to correct any typographical or similar ministerial errors. In determining whether an amendment adversely affects the rights of the Class A-1 Preferred Shares, only the rights related thereto shall be considered, and any other relationship(s) the Class A-1 Preferred Members may have with the
Company, any of its Subsidiaries or the other Members shall not be considered and no characteristic of the Class A-1 Preferred Members other than the rights relating to the Class A-1
Preferred Shares shall be considered;

(b)    without prejudice to Sections 5.08(b)(i)(B), 5.08(b)(i)(C) and 5.08(b)(ii),
enter into any transaction, arrangement or agreement between the Company or any of its
Subsidiaries, on the one hand, and GM or any of its Affiliates on the other hand, except in each case for any such transaction, arrangement or agreement, (i) on terms, as determined by the
Board of Directors acting in good faith, that are no less favorable, in all material respects, than those the Company would agree to with any Person who is not GM or any of its Affiliates;
provided, that for any such transaction, arrangement or agreement, the Board of Directors may
(but shall not be obligated to) obtain (A) an opinion of an independent auditor or independent outside counsel that the requirements of subsection (i) have been satisfied or (B) approval of a majority of the Independent Directors (to the extent any are appointed), and such opinion or approval shall be conclusive evidence that the requirements of subsection (i) have been satisfied and shall be binding on the Members (it being understood that failure to obtain such opinion or approval shall not, in and of itself, be evidence that the requirements of subsection (i) have not been satisfied); (ii) contemplated by the Transaction Documents or the Commercial Agreements
(as the same may be amended from time to time in accordance with the provisions thereof), or which is otherwise on terms consistent with the Commercial Agreements; or (iii) providing for the issuance of Equity Securities pursuant to Section 2.05;

(c)    issue any Equity Securities that have rights, preferences or privileges with respect to Distributions, (i) senior to the rights of the Class A-1 Preferred Shares in Sections
3.01(b)(i) or 3.02(a)(i) or (ii) at any time prior to the first (1st) anniversary of Commercial
Deployment, pari passu with the rights of the Class A-1 Preferred Shares in Sections 3.01(b)(i)
or 3.02(a)(i) (the “Par Securities”); provided, that this subsection (ii) will not apply to the first
$1,000,000,000 of new Par Securities issued (with such amount being calculated based on the consideration paid by the recipient(s) of such Par Securities); or

(d)    consummate an IPO, prior to the third (3rd) anniversary of the date of this
Agreement, pursuant to which Class A-1 Preferred Members would receive Low-Vote IPO
Shares that, at the time of the IPO, had (i) with respect to Class A-1-A Preferred Shares a per share market value less than the Class A-1-A Liquidation Preference Amount or (ii) with respect to Class A-1-B Preferred Shares a per share market value less than the Class A-1-B Liquidation
Preference Amount (such aggregate shortfall for each Class A-1 Preferred Member, the “IPO
Shortfall”); provided, that this Section 6.13(d) will not apply if:

(i)    the Board of Directors, at or prior to the consummation of such an
IPO (other than an IPO with no primary issuance or that constitutes a spin-off), causes the
Company to make an irrevocable written commitment to each Class A-1 Preferred Member pursuant to which the Company will provide to such Class A-1 Preferred Member additional
Low-Vote IPO Shares and/or cash equal to the aggregate IPO Shortfall that would be suffered by such Class A-1 Preferred Member; or

(ii)    in the case of such an IPO with no primary issuance or that constitutes a spin-off, at or prior to the consummation of such IPO the IPO’d entity enters into a binding agreement providing that, if based on the thirty (30)-day variable weighted average share price of the IPO’d entity immediately following such IPO there exists an IPO Shortfall, such entity will issue to the former Class A-1 Preferred Members additional Low-Vote IPO Shares and/or cash equal to the aggregate IPO Shortfall.

Notwithstanding anything to the contrary in this Agreement, if at any time the SoftBank
Director has not been appointed to the Board of Directors or there is otherwise a vacancy with respect to the SoftBank Director and, in each case, SoftBank continues to own the Floor Amount, none of the foregoing actions in this Section 6.13 shall be taken without the approval of the
Majority of the Class A-1 Preferred. For clarity, if the rights in this Section 6.13(a) through (d)
are amended or cease to apply pursuant to Sections 2.02(c)(ii) or 2.02(d), such rights will also be amended or cease to apply (as applicable) with respect to the Majority of the Class A-1 Preferred
(to the extent rights were granted pursuant to the prior sentence).

6.14    Competitively Sensitive Information. Notwithstanding anything to the contrary in this Agreement (and subject further, and without prejudice, to Section 8.03), in the event that any written or oral materials that contain Competitively Sensitive Information will be shared with or presented to the Board of Directors, the Company shall withhold any such materials such that the Competitively Sensitive Information is only shared or discussed with, or presented for review only to, the A-2 Preferred Directors and the Common Director (and decisions relating thereto), and each other Director (and the Board Observer) shall recuse himself or herself from the portion(s) of the meeting at which any such matters are shared, presented or discussed;
provided, that the Company will (a) only redact that portion of any written materials which constitutes Competitively Sensitive Information, provide the redacted document to the recused
Directors and permit the recused Directors to participate in such portion of any meeting or discussion that relates solely to the unredacted sections of such materials, and (b) inform each
Director that Competitively Sensitive Information will be shared with or presented to the Board of Directors at least one (1) Business Day in advance of such materials being shared or presented.

6.15    Officers. The Board of Directors may from time to time appoint individuals as officers of the Company (“Officers”). The Officers of the Company shall have such titles, duties, authority and compensation (if any) as shall be fixed by the Board of Directors from time to time. Any Officer may be removed, with or without cause, at any time by the Board of
Directors.

ARTICLE VII
EXCULPATION AND INDEMNIFICATION

7.01    Exculpation. No Officer shall be liable to any other Officer, the Company or any
Member for any loss suffered by the Company or any Member; provided, that subject to the other limitations contained in this Agreement, this sentence shall not apply with respect to losses caused by such Person’s fraud, gross negligence, intentional misconduct or intentional breach of this Agreement or breach of any duty owed to the Company or to any other Member. Without limiting the foregoing, the Officers shall not be liable for any acts or omissions that do not constitute fraud, gross negligence, intentional misconduct or intentional breach of this
Agreement or breach of any duty owed to the Company or to any other Member. No Director shall be liable to any other Director, the Company or any Member for any loss suffered by the
Company or any Member to the maximum extent permitted pursuant to the DGCL (as the same exists or may hereafter be amended (but in the case of any amendment, only to the extent such amendment permits the Company to provide broader exculpation than the Company was permitted to provide prior to such amendment)) with respect to directors of corporations

(assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the
DGCL).

7.02    Indemnification.

(a)    Subject to the limitations and conditions as provided in this Article VII, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, claim, dispute, litigation, complaint, charge, claim, grievance, hearing, audit, arbitration, or mediation, whether civil, criminal, administrative or arbitrative, at law or at equity, or any appeal therefrom, or any inquiry, or investigation that could lead to any of the foregoing (each of the foregoing, a
“Proceeding”), by reason of the fact that he, she or it, or a Person of whom he or she is the legal representative, is or was a Member (in the case of a Member for all purposes of this Section 7.02, solely by reason of such Member’s status as a Member and not with respect to any actions taken, or the failure to take an action, by such Person as a Member) or other Covered Person, shall be indemnified by the Company to the fullest extent permitted by the Act or, in the case of
Directors, to the fullest extent permitted by the DGCL for a director of a Delaware corporation
(assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the
DGCL), as (in the case of each of the DGCL and the Act) the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the
Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) or any other amounts incurred by such Person in connection with such
Proceeding, and indemnification under this Article VII shall continue as to a Covered Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder; provided, that except to the extent a Person is entitled to or receives exculpation pursuant to Section 7.01 or as expressly provided for in any Commercial Agreement or
Transaction Document, no Covered Person shall be indemnified for any judgments, penalties
(including excise and similar taxes and punitive damages), fines, settlements or reasonable expenses (including attorneys’ fees) actually incurred by such Covered Person that are attributable to: (i) Proceedings initiated by such Covered Person or Proceedings by such Covered
Person against the Company, (ii) economic losses or tax obligations incurred by a Covered
Person as a result of owning Shares or (iii) Proceedings initiated by the Company or any of its
Subsidiaries against any such Covered Person, including Proceedings to enforce any rights against such Covered Person under any employment, consulting, services or other agreement between such Person, on the one hand, under the Transaction Documents or Share Grant
Agreement.

(b)    Expenses (including attorneys’ fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to a Designated Matter shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered
Person to repay such amount to the extent it shall ultimately be determined that such Covered
Person is not entitled to indemnity under this Section 7.02.

(c)    Recourse by a Covered Person for indemnity under this Section 7.02 shall be only against the Company as an entity and no Member shall by reason of being a Member be liable for the Company’s obligations under this Section 7.02 or otherwise be required to make additional Capital Contributions to help satisfy such indemnity obligations of the Company.

(d)    The Company may enter into a separate agreement to indemnify any
Covered Person as to any matter (whether or not a Designated Matter) to the extent such agreement is approved by the Board of Directors. Any such separate agreement shall be in addition to (and not in limitation of) the rights set forth in this Section 7.02 or elsewhere in this
Agreement and shall not, unless expressly set forth in such separate agreement, be subject to any limitations or conditions set forth in this Section 7.02 or elsewhere in this Agreement.

(e)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 7.02 shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, both as to action in his, her or its official capacity and as to action in another capacity while holding such position or related to the Company, and shall continue as to any Person who has ceased to be a Covered Person (or successor or assignee of a Covered
Person) and shall inure to the benefit of the heirs, representatives, successors and assigns of such
Covered Person.

(f)    The Company may purchase and maintain insurance for the benefit of any
Covered Person with respect to any Designated Matter, whether or not the Company must or could indemnify such Covered Person under this Section 7.02.

(g)    This Article VII shall inure to the benefit of the Covered Persons and their heirs, representatives, successors and assigns, and it is the express intention of the parties hereto that the provisions of this Article VII for the indemnification and exculpation of the Covered
Persons may be relied upon by such Covered Persons and may be enforced by such Covered
Person against the Company pursuant to this Agreement or to a separate indemnification agreement, as if such Covered Persons were parties hereto.

7.03    No Personal Liability. No individual who is a Director or an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a Director or an Officer or any combination of the foregoing.

ARTICLE VIII
BOOKS AND RECORDS; INFORMATION; RELATED MATTERS; COMPLIANCE

8.01    Generally. The Company shall (and shall cause it Subsidiaries to) maintain books and records of account in which full and correct entries shall be made of all of their business transactions pursuant to a system of accounting established and administered in accordance with GAAP. The Company shall (and shall cause its Subsidiaries to) implement financial controls reasonably designed to provide adequate assurance that payments will be made by or on behalf of the Company and its Subsidiaries only in accordance with the instructions of the Board of Directors or, as applicable, management to whom the Board of Directors has delegated such authority.

8.02    Delivery of Financial Information.

(a) The Company shall deliver to SoftBank, for so long as SoftBank owns the
Floor Amount and subject to Section 8.03, and the GM Investor:

(i)    as soon as practicable, but in any event within one hundred twenty
(120) days (or, with respect to the Fiscal Year ending December 31, 2018, one hundred fifty
(150) days), following the end of each Fiscal Year beginning with the Fiscal Year ending
December 31, 2018, audited annual financial statements (including balance sheet, income statement, statement of cash flow and statement of members’ equity) and accompanying notes of the Company and its Subsidiaries (on a consolidated basis), prepared in accordance with GAAP
(except as may be indicated in the notes thereto);

(ii)    as soon as practicable, but in any event within forty-five (45) days, following the end of each of the first three fiscal quarters of each Fiscal Year of the Company beginning with the fiscal quarter ending September 30, 2018, unaudited financial statements
(including balance sheet, income statement, statement of cash flow and statement of members’
equity) of the Company and its Subsidiaries (on a consolidated basis), prepared in accordance with GAAP (except as may be indicated in the notes thereto and subject to the absence of footnote disclosures, normal year-end adjustments and such other departures from GAAP as the
Board of Directors may authorize); provided, that quarterly information provided before delivery of the first annual audited financial statements is subject to revision as part of the implementation of standalone financial reporting capabilities;

(iii)    as soon as practicable, but in any event within thirty (30) days after the end of each month beginning with the month ending July 30, 2018, unaudited trial balances of the Company and its Subsidiaries (on a consolidated basis); provided, that such management accounts will only be required to be delivered to the extent they are otherwise prepared by management of the Company in the ordinary course of business (and in such case shall only be required to be in such form as so otherwise prepared) and, for the avoidance of doubt, any monthly financial information may not include all adjustments necessary to reflect the Company and its Subsidiaries (on a consolidated basis) on a standalone basis in accordance with GAAP and any monthly information provided before the delivery of the first annual audited financial statements is subject to revision as part of the implementation of standalone financial reporting capabilities;

(iv)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of each Fiscal Year of the Company, the Members Schedule; and

(v)    as soon as reasonably practicable following the end of each Fiscal
Year beginning with the Fiscal Year ending December 31, 2018, a budget and business plan for the Company for the then current Fiscal Year. Such budget and business plan will be the same as was shared with the Board of Directors and will include a level of detail reasonably customary for entities of a size and nature similar to the Company.

8.03    Technical Information.    Notwithstanding anything to the contrary in this
Agreement, the Company will not provide (and nothing in this Article VIII or otherwise in this
Agreement will require the Company or any of its Directors or employees to provide) any
Technical Information to any Class A-1 Preferred Member, Class D Common Member, the
SoftBank Director or the Board Observer.

8.04    Applicable ABAC/AML/Trade Laws.

(a)    The Company covenants and agrees that the Company, any Subsidiaries it establishes and any Associated Person of either the Company or any of its Subsidiaries shall comply with all Applicable ABAC Laws, Applicable AML Laws and Applicable Trade Laws.

(b)    The Company covenants and agrees that the Company, any Subsidiaries it establishes and any Associated Person of either the Company or any of its Subsidiaries shall not use any funds received from GM, SVFA or SoftBank in violation of Applicable Trade Laws, including, directly or indirectly, for the benefit of any Blocked Person.

(c)    If it has not already done so, the Company shall adopt and implement within forty-five (45) days of executing this Agreement policies and procedures designed to prevent the Company and its Affiliates as well as any Associated Person of either the Company or any of its Affiliates from engaging in any activity, practice or conduct that would violate any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws. Such policy and procedures shall be consistent with the guidance that has been provided by government authorities in the United Kingdom and United States of America having authority to administer and prosecute violations of such laws and regulations.

(d)    The Company shall confirm in writing to SoftBank upon written request
(which such request shall be made no more frequently than once each fiscal year) that it and any
Subsidiaries it establishes have complied with the undertakings in this Section 8.04.

(e)    If the Company or any Subsidiaries it establishes has knowledge or reasonable cause to believe after reasonable investigation that the Company, any of its
Subsidiaries or any Associated Person of the Company or any of its Subsidiaries has materially violated any of the Applicable ABAC Laws, Applicable AML Laws and/or Applicable Trade
Laws, it shall notify SoftBank promptly in writing of its suspicion or belief and keep SoftBank apprised of material developments concerning such violation; provided further, for the avoidance of doubt, that neither the Company nor any of the Company’s Subsidiaries shall be obligated to waive their attorney-client privilege to satisfy the foregoing obligation.

ARTICLE IX
TRANSFERS OF COMPANY INTERESTS;
ADMISSION OF NEW MEMBERS; GM CALL

9.01    Limitations on Transfer.

(a)

(i)    Prior to the Trigger Date, (A) no Class A-1 Preferred Shares,
Class D Common Shares or any other Equity Securities held by SoftBank, SVFA or any of their
Affiliates and (B) no Class B Shares, may be Transferred or offered to be Transferred without the prior written approval of each of the GM Investor and the Board of Directors and any such
Transfer or offer to Transfer such Shares, other Equity Securities or interests therein or rights relating thereto shall be null and void ab initio and of no effect whatsoever. This Section 9.01(a)
(1) will not apply to any Transfer pursuant to Sections 2.02(c), 2.09, 9.02, 9.07, 9.08, 9.09, 9.10
or 9.12 (such Transfer, an “Excluded Transfer”) and (2) will cease to apply upon consummation of an IPO. For clarity, except as set forth in Section 9.01(b), no Class A-2
Preferred Member or Class C Member is subject to any restrictions on Transfer of its Class A-2
Preferred Shares or Class C Common Shares.

(ii)    From and after the Trigger Date, the limitations on Transfer set forth in the first sentence of Section 9.01(a)(i) will cease to apply; provided, that following the
Trigger Date and prior to the consummation of an IPO no Transfer of Class A-1 Preferred
Shares, Class D Common Shares or any other Equity Securities held by SoftBank, SVFA or any of their Affiliates will be permitted unless the holder of such Shares shall have first complied with the provisions of Section 9.01(a)(iii). Notwithstanding anything to the contrary in this
Agreement (including the expiration of the limitations on Transfer set forth in Section 9.01(a)(i)
from and after the Trigger Date but prior to the consummation of the IPO), at no time may
Class A-1 Preferred Shares, Class D Common Shares or any other Equity Securities held by
SoftBank or any of its Affiliates, be Transferred to a Restricted Person without the prior written approval of each of the GM Investor and the Board of Directors.

(iii)    At least fifteen (15) days (or such shorter period as may be consented to by the Board of Directors) prior to entering into any definitive agreement (a
“Binding Transaction Agreement”) providing for, or entered into in connection with, a proposed Transfer (other than an Excluded Transfer) of Class A-1 Preferred Shares, Class D
Common Shares or any other Equity Securities held by SoftBank, SVFA or any of their
Affiliates, in each case from and after the Trigger Date, such Member proposing to make such a
Transfer (the “Transferor”) shall deliver a written notice (the “ROFR Notice”) to the Board of
Directors and the GM Investor, specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Shares or other Equity Securities proposed to be
Transferred (the “ROFR Offered Shares”) and the price and other terms and conditions of the proposed Transfer. No Transferor shall enter into a Binding Transaction Agreement or consummate such proposed Transfer before the GM ROFR Date (or such shorter period as consented to by the Board of Directors). Following receipt of the ROFR Notice, the GM
Investor may elect to purchase all (but not less than all) of the ROFR Offered Shares at the price set forth in the ROFR Notice and otherwise on Equivalent Terms, by delivering (or one of its

Affiliates delivering) written notice (a “GM ROFR Notice”) of such election to the relevant
Transferor(s) within ten (10) days after delivery of the ROFR Notice (such 10th day, the “GM
ROFR Date”). If the GM Investor (or one of its Affiliates) does not deliver a GM ROFR Notice electing to purchase all of the ROFR Offered Shares at the price set forth in the ROFR Notice and otherwise on Equivalent Terms on or prior to the GM ROFR Date, then the applicable
Transferor(s) may sell all, but not less than all, of the ROFR Offered Shares to the Person identified in the ROFR Notice for a per Share amount equal to or greater than, and on other terms no less favorable to Transferor than, the price and other terms set forth in the ROFR
Notice, in each case within one hundred twenty (120) days following the GM ROFR Date. Any
ROFR Offered Shares not Transferred within such one hundred twenty (120)-day period shall again be subject to the provisions of this Section 9.01(a)(iii) prior to any subsequent Transfer. If the GM Investor has elected to purchase the ROFR Offered Shares in accordance with this
Section 9.01(a)(iii), then such purchase shall be consummated as soon as practicable after the delivery of the GM ROFR Notice to the Transferor(s), but in any event within one hundred twenty (120) days after the delivery of such GM ROFR Notice. If the consideration proposed to be paid for the ROFR Offered Shares in the ROFR Notice is in property, services or other noncash consideration, then the fair market value of such non-cash consideration shall be equal to the Fair Market Value thereof. The GM Investor shall pay the cash equivalent of such Fair
Market Value of any such property, services or other non-cash consideration proposed to be paid in the ROFR Notice.

(b)    Notwithstanding any other provision in this Agreement to the contrary, no
Transfer of Shares may be made unless, in the opinion of counsel for the Company, satisfactory in form and substance to the Board of Directors (which opinion requirement, or one or more components thereof, may be waived, in whole or in part by the Board of Directors), such
Transfer would not result in (i) a violation of any applicable United States federal or state securities laws, (ii) unless waived by the Board of Directors, the Company being required to register as an investment company under the Investment Company Act of 1940 or any other federal or state securities laws or (iii) other than pursuant to Section 9.10, the Company being required to register under Section 12(g) of the Securities Exchange Act of 1934. As a condition to the Company recognizing the effectiveness of any Transfer of Shares, the Board of Directors
may require the transferor and/or transferee, as the case may be, to execute, acknowledge and deliver to the Company such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts, which the Board of Directors may reasonably deem necessary or desirable to (A) verify the Transfer, (B) confirm that the proposed transferee has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement (whether or not such Person is to be admitted as a new Member) and (C) assure compliance with applicable state and federal laws, including securities laws and regulations. For the purposes of this Article IX, any transfer, sale, assignment, pledge, encumbrance or other direct or indirect disposition of shares or other interests of any Person which is an entity and a substantial portion of the assets of which are, directly or indirectly, Shares or other Equity Securities, or which is intentionally designed to, or has the effect of, circumventing the intention of the Transfer restrictions in this Agreement, shall be deemed to be a Transfer of Shares or Equity Securities (as applicable). Each Member as to which the immediately preceding sentence applies shall cause its direct and indirect interest holders to comply with the provisions of this Article IX.

(c)    No Transfer of Class A-1 Preferred Shares may be consummated (and any process pursuant to Section 9.01(a)(iii) shall be suspended if a Call Notice is delivered pursuant to Section 9.12) until such time as the Class A-1/D Purchase pursuant to such Call Notice has been consummated.

(d)    Without prejudice to SoftBank’s right to consummate the one-time
Transfer as permitted by Section 9.02(c), until such time as SoftBank has paid, in full, the
Subsequent SoftBank Commitment pursuant to Section 2.02(c), SoftBank (i) shall not make any
Transfer if the effect of such Transfer would be that SoftBank ceases to be a Member hereunder and (ii) shall ensure that it has uncalled capital commitments sufficient to pay the Subsequent
SoftBank Commitment in full.

9.02    Permitted Transfers.

(a)    Notwithstanding Section 9.01(a), Class A-1 Preferred Shares, Class D
Common Shares and Class B Common Shares may be Transferred by the holder thereof without obtaining the approval of the Board of Directors: (i) in the case of an Employee Member, to a member of the Family Group of the Person to whom such Shares were originally issued (a
Transfer pursuant to this clause (i), an “Exempt Employee Member Transfer”) or (ii) in the
case of a Class A-1 Preferred Member or Class D Member, to an Affiliate (other than SoftBank
Group Corp. or its Subsidiaries) of such Class A-1 Preferred Member or Class D Member that
(A) is owned and controlled, directly or indirectly, by such Class A-1 Preferred Member or such
Class D Member, and (B) is not a Restricted Person (a Transfer pursuant to this clause (ii), an
“Exempt SoftBank Transfer”); provided, that (subject only to Section 9.02(c)) the permitted exceptions in this Section 9.02(a) will not apply to any Shares held by SoftBank. If a Permitted
Transferee ceases to meet the criteria set forth in (i) or (ii) of the preceding sentence (as applicable), such Permitted Transferee shall re-transfer (within ten (10) Business Days) the
Shares Transferred to such Permitted Transferee to the original transferor (in the case of an
Exempt SoftBank Transfer) or to another member of the Family Group of such transferring
Person (in the case of an Exempt Employee Member Transfer) and, pending the completion of such re-transfer, such Permitted Transferee shall not have any rights under this Agreement in respect of such Shares held by him, her or it.

(b)    As used herein, a “Permitted Transferee” shall constitute any Person, other than the Company, to whom Shares are Transferred pursuant to this Section 9.02.

(c)    Notwithstanding Section 9.01(a), SoftBank may, on or prior to September
10, 2018, Transfer all, but not less than all, of its Shares as well as its corresponding rights and obligations under this Agreement (including those set forth in Sections 2.02(c)(i) and 9.01(d)) to
SVF or a Sidecar Fund (the “SVF Transfer”). Any such Transfer consummated pursuant to and in compliance with this Section 9.02(c) will be deemed to have been approved by the Board of
Directors.

9.03    Assignee’s Rights and Obligations.

(a)    A Transfer of a Share permitted pursuant to this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer, and such Transfer shall be shown on the books and records of the Company. Prior to the date that the
Transfer is consummated and the transferee becomes a Member hereunder, such proposed transferee shall be referred to herein as an “Assignee”. Distributions made before the effective date of such Transfer, shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)    Unless and until an Assignee becomes a Member pursuant to this Article
IX, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this
Agreement and rights granted to Assignees pursuant to the Act. Further, such Assignee shall be bound by any limitations and obligations contained herein with respect to Members.

(c)    Any Member who shall Transfer any Shares or other interest in the
Company shall cease to be a Member with respect to such Shares or other interest and shall no longer have any rights or privileges of a Member with respect to such Shares or other interest, except that, unless and until the Assignee is admitted as a Substituted Member in accordance with the provisions of Section 9.04 (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Shares or other interest and (ii) the Board of Directors may reinstate all or any portion of the rights and privileges of such Member with respect to such Shares or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Shares or other interest in the Company from any liability of such Member to the Company or the other Members with respect to such Shares or other interest that may exist on the
Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

(d)    For clarity (and notwithstanding anything to the contrary herein), the rights of SoftBank hereunder are personal to SoftBank (for so long as SoftBank is a Member), do not attach to the Class A-1 Preferred Shares, or any other class of Shares or Equity Interests, and cannot be assigned by SoftBank to any other Person, except in connection with an Exempt
SoftBank Transfer or in connection with a Transfer made pursuant to, and in compliance with,
Section 9.02(c).

9.04    Admission of Members.

(a)    In connection with the Transfer of a Share of a Member permitted under the terms of this Agreement, the transferee shall not become a Member (a “Substituted
Member”) until the later of (i) the effective date of such Transfer and (ii) the date on which the
Board of Directors approves such transferee as a Substituted Member (such approval not to be unreasonably withheld, conditioned or delayed), and such admission shall be shown on the books and records of the Company

(b)    Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, a Person may be admitted to the Company as a Member by the Board of

Directors (an “Additional Member”). Such admission shall become effective on the date on which such admission is shown on the books and records of the Company.

9.05    Certain Requirements of Prospective Members. As a condition to admission to the Company as a Member, each Assignee and Additional Member shall execute and deliver a joinder to this Agreement in the form attached hereto as Exhibit I or otherwise acceptable to the
Board of Directors.

9.06    Status of Transferred Shares. Shares that are Transferred shall thereafter continue to be subject to all restrictions and obligations imposed by this Agreement with respect to Shares and Transfers thereof.

9.07    Tag-Along Rights.

(a)    If any Class A-2 Member or Class C Member (the “Transferring
Holder”) proposes to Transfer Class A-2 Preferred Shares or Class C Common Shares (or any
other Equity Securities held by such Member) to an Independent Third Party prior to an IPO
(other than any Transfer (i) as provided in Section 9.08, (ii) as provided in Section 9.09, (iii) in connection with Section 9.10 or (iv) as provided in Section 9.12), then the Transferring Holder(s)
shall deliver a written notice (such notice, the “Tag Notice”) to the Company, each Class D
Member and each Class A-1 Preferred Member (the “Participation Members”) at least thirty
(30) days prior to making such Transfer, specifying in reasonable detail the identity of the prospective transferee(s), the number of Class A-2 Preferred Shares or Class C Common Shares
(or any other Equity Securities held by such Members) to be Transferred and the price and other terms and conditions of the Transfer. Each Participation Member may elect to participate in the contemplated Transfer in the manner set forth in this Section 9.07 by delivering an irrevocable written notice to the Transferring Holder(s) within fifteen (15) days after delivery of the Tag
Notice, which notice shall specify the number of Class A-1 Preferred Shares and Class D
Common Shares (or any other Equity Securities held by such Members) that such Participation
Member desires to include in such proposed Transfer. If none of the Participation Members gives such notice prior to the expiration of the fifteen (15) day period for giving such notice, then the Transferring Holder(s) may Transfer such Class A-2 Preferred Shares or Class C Common
Shares (or any other Equity Securities held by such Members) to any Person at the same price and on other terms and conditions that are no more favorable, in the aggregate, to the
Transferring Holder(s) than those set forth in the Tag Notice. If any Participation Members have irrevocably elected to participate in such Transfer prior to the expiration of the fifteen (15) day period for giving notice, each Participation Member shall be entitled to sell in the contemplated
Transfer a total number of Class A-1 Preferred Shares (the “Tagged Shares”) to be sold in the
Transfer, to be calculated according to the following methodology:

(i)    First, all Junior Interests owned by the Transferring Holder are deemed converted (on a Fully Diluted Basis) to Class D Common Shares on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and all Class A-1 Preferred Shares held by all
Participation Member(s) are deemed converted to Class D Common Shares pursuant to
Section 2.09(b) (collectively the number of Class D Common Shares resulting from the deemed conversion, plus the number of Class D Common Shares held by the Participating Members prior to such deemed conversion, the “Total Conversion Shares”). For clarity, such “deemed”
conversion pursuant to this Section 9.07(a) shall solely be for the purposes of calculating the
Tagged Shares, and no actual conversion shall occur pursuant to this Section 9.07(a).

(ii)    Second, the total number of Shares that are subject to Transfer is determined (the “Total Tagged Shares”).

(iii)    Third, the Tagged Shares will be:

(A)    a number of Class A-1-A Preferred Shares equal to: (1)
Total Tagged Shares multiplied by a fraction, (x) the numerator of which is the number of
Class D Common Shares into which the Class A-1-A Preferred Shares of such Participation
Member were deemed converted pursuant to subsection (i) above, and (y) the denominator of which is the Total Conversion Shares divided by, (2) the A-1-A Preferred Share Conversion
Ratio;

(B)    a number of Class A-1-B Preferred Shares equal to: (1)
Total Tagged Shares multiplied by a fraction, (x) the numerator of which is the number of
Class D Common Shares into which the Class A-1-B Preferred Shares of such Participation
Member were deemed converted pursuant to subsection (i) above, and (y) the denominator of which is the Total Conversion Shares divided by, (2) A-1-B Preferred Share Conversion Ratio;
and

(C)    a number of Class D Common Shares equal to: Total
Tagged Shares multiplied by a fraction, (1) the numerator of which is the number of Class D
Common Shares held by the Participating Member prior to the deemed conversion pursuant to subsection (i) above, and (2) the denominator of which is the Total Conversion Shares.

(b) Immediately prior to the consummation of the Transfer to the Independent
Third Party, the Tagged Shares will be automatically, and without any further action, be actually converted into Class D Common Shares pursuant to Section 2.09(b). The Transferring Holder(s)
and each participating Participation Member shall receive the same form of consideration and the aggregate net consideration (after such aggregate net consideration is adjusted for Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) shall be divided ratably among the Transferring Holder and each participating Participation Member based upon their respective numbers of Shares included in the Transfer.

(c) Notwithstanding anything to the contrary in this Section 9.07, the
Transferring Holder(s) shall not consummate the Transfer contemplated by the Tag Notice at a higher price or on other terms and conditions more favorable to them, in the aggregate, than the terms set forth in the Tag Notice (including as to price per Class A-1 Preferred Share or form of consideration to be received) unless the Transferring Holder(s) shall first have delivered a second notice setting forth such more favorable terms (the “Amended Tag Notice”) to each
Participation Member who had not elected to participate in the contemplated Transfer. Each
Participation Member receiving an Amended Tag Notice may elect to participate in the contemplated Transfer on such amended terms by delivering written notice to the Transferring
Holder(s) not later than ten (10) Business Days after delivery of the Amended Tag Notice.

(d)    Each Participation Member shall pay his, her or its own costs of any sale and a pro rata share (based upon the reduction in proceeds that would have been allocated to such Member if the amount of such expense were not included in the aggregate consideration) of the expenses incurred by the Members (to the extent such costs are incurred for the benefit of all of such Members and are not otherwise paid by the Transferee) and the Company in connection with such Transfer and shall be obligated to provide the same customary representations, warranties, covenants, agreements, indemnities and other obligations that the Transferring
Holder(s) agrees to provide in connection with such Transfer; provided, that in no event will a
Participation Member be required to enter into a non-competition agreement or be subject to any similar covenant or provision. Except as contemplated by the preceding sentence, each
Participation Member shall execute and deliver all documents required to be executed in connection with such tag-along sale transaction.

(e)    Without limiting the generality of the other provisions of this Section 9.07, the Transferring Holder(s) shall decide whether or not to pursue, consummate, postpone or abandon any Transfer and, subject to the limitations set forth in this Section 9.07, the terms and conditions thereof. None of the Transferring Holder(s) nor any of their respective Affiliates shall have any liability to any Member arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such Transfer except to the extent the Transferring Holder(s) shall have failed to comply with any of the other provisions of this Section 9.07.

9.08    Sale of the Company.

(a)    Provided that a Drag-Along Notice has not been delivered and the procedures in Section 9.09 are not then currently in effect, notwithstanding anything to the contrary in this Agreement, the Board of Directors may (subject to Section 5.11) elect to cause a
Sale of the Company at any time. The Board of Directors shall direct and control all decisions in connection with a Sale of the Company (including the hiring or termination of any investment bank or professional adviser and making all decisions regarding valuation and consideration and the percentage of the Equity Securities in the Company to be sold) and, subject to
Section 9.08(b) and Section 9.08(d), and without prejudice to Section 5.11, each Member shall vote for, consent to and not object to such Sale of the Company or the sale process associated therewith. If such Sale of the Company is structured as a sale of assets, merger or consolidation, then each Member shall, to the extent applicable to such transaction, vote for or consent to, and waive any dissenter’s rights, appraisal rights or similar rights in connection with, such sale, merger or consolidation. If such Sale of the Company is structured as a Transfer of Shares, and the Sale of the Company involves less than all of the Shares in the Company, then each Member shall Transfer the same percentage of each class or series of Shares (or rights to acquire Shares of any class or series) that it holds. Each Member and the Company shall take all reasonable and necessary actions in connection with the consummation of such Sale of the Company as may be requested by the Board of Directors, including (i) in the case of the Company only, engaging one or more investment banks and legal counsel selected by the Board of Directors to establish procedures acceptable to the Board of Directors to effect and to otherwise assist in connection with a Sale of the Company, (ii) taking such commercially reasonable actions and providing such commercially reasonable cooperation and assistance as may be necessary to consummate the
Sale of the Company in an expeditious and efficient manner and not taking any action or engaging in any activity designed to hinder, prevent or delay the consummation of the Sale of the
Company, (iii) in the case of the Company only, facilitating the due diligence process in respect of any such Sale of the Company, including establishing, populating and maintaining an online
“data room”, (iv) in the case of the Company only, providing any financial or other information or audit required by the proposed buyer’s financing sources and (v) the execution of such agreements and such instruments and other actions reasonably necessary in connection with the
Sale of the Company, including to provide customary representations, warranties, indemnities and escrow arrangements relating thereto, in each case in accordance with and subject to the limitations set forth in Section 9.08(d).

(b)    The obligations of the Members with respect to a Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of such Sale of the Company, each holder of Shares, to the extent such holder is receiving any consideration, shall receive the same form(s) of consideration as each other holder of Shares receives (or the option to receive the same form of consideration), and (ii) the Sale of the Company will be a
Deemed Liquidation Event and the aggregate consideration payable upon consummation of such
Sale of the Company to all holders of Shares in respect of their Shares shall be apportioned and distributed (after such aggregate consideration is adjusted for Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) as between the classes of Shares in accordance with the relevant provisions of
Section 3.02 (assuming that, if such Sale of the Company is structured as a Transfer of Shares and less than all of the Shares are being Transferred, the Shares included in the Transfer are all of the Shares outstanding). For clarity, the application of Section 3.02 may result in some Shares included in the Transfer not receiving any consideration with respect to such Sale of the
Company.

(c)    If the Company, or if the holders of any Shares, enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), each holder of Equity Securities will, at the request of the
Company, appoint either a purchaser representative (as such term is defined in Rule 501)
designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed. Notwithstanding anything to the contrary, in connection with any Sale of the
Company where the consideration in such Sale of the Company consists of or includes securities, if the issuance of such securities to the Member would require either a registration statement under the Securities Act, or preparation of a disclosure statement pursuant to Regulation D (or any successor regulation) under the Securities Act, or preparation of a disclosure document under a similar provision of any state securities law, and such registration statement or disclosure statement or other disclosure document is not otherwise being prepared in connection with the
Sale of the Company, then, at the option of the Board of Directors, the Member may receive, in lieu of such securities, the Fair Market Value of such securities in cash.

(d)    In connection with any Sale of the Company, each Member shall (i) make such customary representations and warranties, including, as applicable, as to due organization and good standing, power and authority, due approval, no conflicts and ownership and title of
Shares (including the absence of liens with respect to such Shares) and no litigation pending or threatened against or affecting such Member relating to its ownership of Shares, agree to such covenants and enter into such definitive agreements, in each case as are customary for transactions of the nature of the Sale of the Company; provided, that no Member shall be required to make any representation or warranty or agree to any covenant that is more extensive or burdensome than those made by the other Members (provided, that (A) in no event will the
GM Investor or any of its Affiliates or SoftBank or any of its Affiliates be required to enter into a non-competition agreement or be subject to any similar covenant or provision and (B) the
Employee Members may be required to enter into certain covenants, including non-compete and non-solicit obligations) and (ii) be obligated to join on a several, and not joint, basis (determined in accordance with such Member’s proportionate share of the proceeds from the Sale of the
Company) in any indemnification or other obligations that are part of the terms and conditions of the Sale of the Company (other than to the extent of any escrows or holdbacks established in connection with such Sale of the Company); provided, that no Member shall be obligated (A) to provide indemnification with respect to the representations, warranties, covenants or agreements of any other Member (other than to the extent of any escrows or holdbacks established in connection with such Sale of the Company), or (B) to incur liability to any Person in connection with such Sale of the Company, including under any indemnity, in excess of the consideration received by such Person in the Sale of the Company (other than for fraud or breach of a covenant).

(e)    Each Member will bear his, her or its proportionate share of the costs incurred in connection with a Sale of the Company to the extent such costs are incurred for the benefit of all such holders of Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Shares on their own behalf will not be considered costs of the Sale of the Company.

(f)    Any contingent consideration (whether as a result of a release of an escrow or the payment of an “earn out” or otherwise) to be paid in connection with a Sale of the
Company shall be allocated among the Members such that each Member receives the amount which such Member would have received if such consideration had been received by the
Company and distributed as the next incremental dollars following the Distribution of any amounts previously paid under this Agreement or paid in connection with such Sale of the
Company (assuming for such purposes that the Shares Transferred constitute all of the Shares).
In the event any Member is liable in such Sale of the Company for amounts in excess of any escrow or holdback (other than any such obligations that relate specifically to a particular
Member, such as indemnification with respect to representations and warranties given by a
Member regarding such Person’s title to and ownership of Shares), such amounts shall be treated as a deduct to the consideration payable in such Sale of the Company and the aggregate consideration shall be re-allocated among the Members in accordance with Section 9.08(b). The
Members agree that to the extent, as a result of such re-allocation, a Member has received more than its share of the consideration pursuant to such re-allocation, such Member shall deliver such excess to the appropriate Member(s) in order for each Member to receive its appropriate share of the consideration.

(g)    Without limiting the generality of the other provisions of this Section 9.08 but subject to Section 5.11, the Board of Directors shall determine whether or not to pursue, consummate, postpone or abandon any Sale of the Company and, subject to the limitations expressly set forth in this Section 9.08, the terms and conditions thereof.

(h)    The provisions of this Section 9.08 shall not apply to any transaction pursuant to Sections 9.10 or 9.12.

9.09    Drag-Along.

(a)    If the GM Investor proposes to Transfer more than fifty percent (50%) of the issued and outstanding Equity Securities to an Independent Third Party prior to an IPO (other than any Transfer (i) as provided in Section 9.08, (ii) in connection with Section 9.10, or (iii)
pursuant to Section 9.12), the GM Investor shall have the right (but not the obligation) to deliver a written notice (such notice, the “Drag-Along Notice”) of its intention to do so to each other
Member (the “Dragees”). The Drag-Along Notice shall set forth the aggregate consideration to be paid by the Independent Third Party and the other material terms and conditions of such transaction (a “Drag-Along Sale Transaction”), which shall be the same (in all but de minimis and immaterial respects) for the GM Investor and the other Members except as otherwise contemplated by this Agreement. Upon receipt of the Drag-Along Notice, each Dragee shall be required to participate in the proposed Transfer in accordance with the terms and conditions of this Section 9.09; provided, that if such Drag-Along Sale Transaction involves less than one hundred percent (100%) of the Shares held by the GM Investor, then each Dragee will only be required to participate in the proposed Transfer to the Independent Third Party with respect to such percentage of each class of its Shares as equals the percentage of the GM Investor’s total
Shares being sold in such Drag-Along Sale Transaction (the “Drag Percentage”). If the GM
Investor is given an option as to the form and amount of consideration to be received under this
Section 9.09, all Dragees shall be given the same option and, otherwise, the ratio of both (i) any cash to any non-cash consideration and (ii) among any type of non-cash property or asset consideration to any other type of non-cash property or asset consideration shall be equal (to the extent reasonably practicable) for each of the GM Investor and the Dragees. Within ten (10)
Business Days following receipt of the Drag-Along Notice, each Dragee shall deliver to a representative of the Company or the GM Member designated in the Drag-Along Notice such certificates (if certificated) representing all Shares (or the Drag Percentage of each class of its
Shares, as applicable) held by such Dragee or in other cases mutually acceptable instruments of transfer duly endorsed, together with a limited power-of-attorney authorizing the Company and the GM Investor to sell or otherwise dispose of such Shares pursuant to the proposed Transfer to the Independent Third Party, as well as any other documents required to be executed in connection with such transaction. In the event that any Dragee should fail to deliver such certificates (if certificated) or other documentation to the Company or the GM Investor’s representative, the Company shall cause the books and records of the Company to show that the
Shares of such Dragee are bound by the provisions of this Section 9.09 and that such Shares may be Transferred only to the Independent Third Party.

(b)    The Company and the GM Investor shall have ninety (90) days following delivery of the Drag-Along Notice to complete the Transfer of the Shares in accordance with this
Section 9.09; provided, that if such Transfer would require the GM Investor, any Dragee, the

Independent Third Party, the Company or an Affiliate of any of the foregoing to obtain any regulatory approval prior to consummating such sale, such ninety (90) day period shall be extended to the date that is five (5) Business Days after such regulatory approval has been obtained or finally denied. If, within such ninety (90) day period (as it may be extended) after the Company or the GM Investor has given the Drag-Along Notice, it shall not have completed the Transfer of all the Shares of the GM Investor and the Dragees in accordance with this
Section 9.09 the Company or the GM Investor shall return to each of the Dragees all certificates
(if certificated) representing Shares, or in other cases, mutually acceptable instruments of transfer, that the Dragees delivered for Transfer pursuant hereto and that were not purchased in accordance with this Section 9.09; provided, that (i) if any one or more of the Dragees defaults, the Company or the GM Investor shall be permitted, but not obligated, to complete the sale by all non-defaulting Dragees, and (ii) the completion of the sale by the Company or the GM Investor and such non-defaulting Dragees shall not relieve a defaulting Dragee of liability for its breach.
All reasonable out-of-pocket costs and expenses incurred by the Company, the GM Investor and the Dragees in connection with the Transfers set forth in this Section 9.09 shall be paid by the
Company.

(c)    A Drag-Along Sale Transaction will be a Deemed Liquidation Event and the aggregate consideration payable upon consummation of such Drag-Along Sale Transaction to all holders of Shares in respect of their Shares included in such Drag-Along Sale Transaction shall be apportioned and distributed (after such aggregate consideration is adjusted for Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) as between the classes of Shares included in such Drag-
Along Sale Transaction in accordance with the relevant provisions of Section 3.02 (it being understood that, if less than all of the Shares are being Transferred, for purposes of such calculations, it shall be assumed that the Shares included in such Drag-Along Sale Transaction constitute all of the Shares outstanding). For clarity, the application of Section 3.02 may result in some Shares included in the Drag-Along Sale Transaction not receiving any consideration with respect to such Drag-Along Sale Transaction.

(d)    The provisions of this Section 9.09 shall not apply to any Transfer to a
Permitted Transferee in accordance with Section 9.02.

9.10    Public Offering.

(a)    If the Board of Directors authorizes (subject to Section 5.11 and
Section 6.13(d)) the Company to undertake an IPO (which may be abandoned at any time prior to its consummation by the Board of Directors), or the GM Investor notifies the Company that it wishes to consummate an IPO that takes the form of distribution of IPO Shares to the stockholders of GM Parent pursuant to a Form 10 (or any successor form), then each of the
Company, the Members and any holder of Equity Securities agrees to, and agrees to cause its
Affiliates to, take such commercially reasonable actions and provide such commercially reasonable cooperation and assistance as may be necessary to consummate the IPO in an expeditious and efficient manner and not to take any action or engage in any activity designed to hinder, prevent or delay the consummation of the IPO. Subject to Section 9.10(b), in connection with the IPO, each Share will be exchanged on an as-converted basis as if all Junior Interests are converted on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and all
Class A-1 Preferred Shares are converted in accordance with Section 2.09(b), for one share or unit (as applicable) of the single type of equity security of the Company that is listed and admitted for trading on the New York Stock Exchange, the NASDAQ Stock Market or other nationally recognized exchange (the “IPO Shares”). For purposes of this Section 9.10 and
Section 9.11, all references to “Company” shall also refer to (i) any corporate successor to the
Company or (ii) any parent or Subsidiary of the Company, in each case which effects the IPO.

(b)    The IPO Shares issued to (i) each Class A-1 Preferred Member with respect to each Class A-1 Preferred Share, each Class B Common Member with respect to each
Class B Common Share and each Class D Common Member with respect to each Class D
Common Share and (ii) any other Investor in respect of Equity Securities issued pursuant to
Section 2.05 (if such Equity Securities are designated as low-vote Equity Securities by the Board of Directors at the time of issuance or at any time thereafter) (collectively, the “Low-Vote IPO
Shares”) will be of a different class to each other IPO Share. The Low-Vote IPO Shares will be identical to each other IPO Share, except that they will be entitled only to the number of votes
(including a fraction of a vote) per Low-Vote IPO Share on all matters on which stockholders of the Company may vote (including the election of directors) as will be reasonably determined by the GM Investor to enable the GM Investor to establish or maintain “control” (within the meaning of Section 368(c) of the Code) of the Company at the time of the consummation of the
IPO (in the case of an IPO effected by a “spin-off” or “split-off” transaction), or immediately after the consummation of the IPO (in the case of any other IPO), in each case taking into account any other planned issuances or transfers of IPO Shares. Each Member, including each
Class A-1 Preferred Member, will take all reasonable action requested by the Company to give effect to this Section 9.10(b) and to cause GM to have “control” within the meaning of
Section 368(c) of the Code immediately prior to any “spin-off” or “split-off” transaction.

(c)    Without limiting (and without prejudice to) the other subsections of this
Section 9.10, if immediately prior to an IPO the Board of Directors determines that it is in the best interests of the Company and its Members (taken as a whole) to engage in a reorganization pursuant to which a new corporation, limited liability company, partnership or other entity (the
“Entity”) is formed and the Equity Securities of the company are recapitalized or reorganized into classes of Equity Securities of the Entity, then each Member will (i) consent (and, to the extent required, vote in favor of) such recapitalization, reorganization or exchange of the existing
Equity Securities of the Company into the Equity Securities of the Entity, and (ii) take all such reasonable actions that are necessary in connection with the consummation of the recapitalization, reorganization or exchange, including entering into a new stockholders’
agreement, members’ agreement, limited liability company agreement, employee equity arrangements and/or other agreements and arrangements in respect of the Equity Securities of the
Entity, in each case, on terms and conditions substantially similar to such agreements and arrangements in respect of the Equity Securities of the Company that are in effect immediately prior to such recapitalization or reorganization; provided, that the Board of Directors shall not be permitted to approve, the Company shall not be permitted to engage in, and no Member shall be required to provide any consent to or to take any action in connection with, any such formation, recapitalization or reorganization, in each case if (A) such formation, recapitalization or reorganization was undertaken in bad faith, (B) the intent or direct result of such formation,

recapitalization or reorganization is or would be to impair, in any material respect, the express rights of any Member hereunder or (C) such formation, recapitalization or reorganization adversely affects any Member in a manner which is disproportionate to the other Members
(except as contemplated by this Section 9.10). For the avoidance of doubt, any reorganization or recapitalization undertaken pursuant to this Section 9.10(c) shall include provision for an Equity
Security analogous to the Low-Vote IPO Shares described in Section 9.10(b) above.

9.11    Registration Rights; “Market Stand-Off” Agreement; Volume Restrictions.

(a)    After the consummation of an IPO pursuant to Section 9.10, the Company shall grant to (i) the GM Investor an unlimited number of demand registration rights (including underwritten offerings), (ii) each Class A-1 Preferred Member that, together with its Affiliates, beneficially owns more than ten percent (10%) of the Equity Securities in the Company, demand registration rights (including underwritten offerings) and (iii) all Members that, together with its
Affiliates, beneficially own more than five percent (5%) of the Equity Securities in the
Company, piggyback registration rights and shelf registration rights, in each case, subject to customary terms and conditions as at the time of the IPO; provided, that the Class A-1 Preferred
Members may collectively exercise up to three (3) demands, the Company shall not be required to consummate more than one (1) demand registration (including underwritten offering) per ninety (90) day period, the Company shall not be required to consummate any demand registration (including underwritten offering) expected to realize less than $100,000,000 of gross proceeds (before deduction of any underwriting discount, fees or expenses) and the Company may suspend registration rights for up to one hundred twenty (120) days in any calendar year if the filing or maintenance of a registration statement would, if not so suspended, adversely affect a proposed corporate transaction or adversely affect the Company by requiring premature disclosure of confidential information.

(b)    Each Member hereby agrees that (i) during the period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by the Company and an underwriter of Equity Securities of the Company or its successor, following the date of the final prospectus distributed in connection with the IPO, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale or other hedging transaction), grant any option to purchase or otherwise Transfer or dispose of
(other than to donees who agree to be similarly bound) any Equity Securities held by it at any time during such period except for such Equity Securities as shall be included in such registration and (ii) it shall, if requested by the managing underwriter or underwriters in connection with the IPO, execute a customary “lockup” agreement in the form requested by the managing underwriter or underwriters with a duration not to exceed one hundred eighty (180)
days.

(c)    Each Member hereby agrees that (i) during the period of duration (up to, but not exceeding, ninety (90) days) specified by the Company and an underwriter of Equity
Securities of the Company or its successor, following the date of the final prospectus distributed in connection with an underwritten public follow-on offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell
(including any short sale or other hedging transaction), grant any option to purchase or otherwise
Transfer or dispose of (other than to donees who agree to be similarly bound) any Equity

Securities held by it at any time during such period except for such Equity Securities as shall be included in such registration and (ii) it shall, if requested by the managing underwriter or underwriters in connection with an underwritten public follow-on offering, execute a customary
“lockup” agreement in the form requested by the managing underwriter or underwriters with a duration not to exceed ninety (90) days.

(d)    All Members shall be treated similarly with respect to any release prior to the termination of the time periods for the transfer restrictions contemplated by Section 9.11(b)
and Section 9.11(c) (including any extension thereof) such that if any such persons are released, then all Members shall also be released to the same extent on a pro rata basis. In order to enforce the foregoing covenant in connection with the IPO or an underwritten public follow-on offering, the Company may impose stop-transfer instructions with respect to the Equity Securities of each
Member and its Affiliates (and the Equity Securities of every other Person subject to the foregoing restriction) until the end of such period, and each Member agrees that, if so requested, such Member will execute, and will cause its Affiliates to execute, an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of Section 9.11(a), Section 9.11(b) and Section 9.11(c). Notwithstanding the foregoing, the obligations described in Section 9.11(a), Section 9.11(b) and Section 9.11(c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

9.12    GM Call Right.

(a)    At any time after the Trigger Date, the Company will have the right, by providing written notice to each Class A-1 Preferred Member, each Class D Member and the
Board of Directors (the “Call Notice”), to purchase from each Class A-1 Preferred Member and each Class D Member all (but not less than all) of the Class A-1 Preferred Shares and Class D
Common Shares then owned by such Members (and any other Equity Securities held by such
Members) in exchange for a cash purchase price (i) per Class A-1 Preferred Share equal to the greater of (A) the applicable Class A-1 Liquidation Preference Amount, and (B) the Per Class A-
1 Preferred Share FMV, and (ii) per Class D Common Share (or any other Equity Securities held by such Members) equal to the Per Class A-1 Preferred Share FMV (collectively, the “Class A-
1/D Purchase”). Delivery of the Call Notice will commence the process set forth on Exhibit II.
If an Optional SoftBank Conversion Notice has been delivered pursuant to Section 9.13 and, subsequent to the delivery of such Optional SoftBank Conversion Notice, a Call Notice is delivered, then the process contemplated by Section 9.13 shall be suspended (it being understood that if the Class A-1/D Purchase is subsequently terminated or otherwise fails to be consummated, the process contemplated by Section 9.13 shall resume); provided, that if, at the time the Call Notice is delivered, the calculation of Call Notice/Optional SoftBank Conversion
Notice Fair Market Value is ongoing pursuant to Section 9.13 (but has not yet been finalized), such calculation shall continue and shall be utilized to calculate the Per Class A-1 Preferred
Share FMV required by this Section 9.12.

(b)    The Company and each Class A-1 Preferred Member and Class D
Member will consummate the Class A-1/D Purchase as soon as reasonably practicable and, in any event, within thirty (30) days following the date of determination of the Per Class A-1

Preferred Share FMV. The Class A-1/D Purchase shall be memorialized in a written agreement containing customary terms for a transaction of this type; provided, that no Class A-1 Preferred
Member or Class D Member shall be required to make any representations or warranties other than representations and warranties as to due organization and good standing, power and authority, due approval, no conflicts and ownership and title of Shares (including the absence of liens with respect to such Shares), no brokers and no litigation pending or threatened against or affecting such Member relating to its ownership of Shares.

(c)    Each Class A-1 Preferred Member and Class D Member shall take all commercially reasonable actions and provide such other commercially reasonable cooperation and assistance as may be necessary to consummate the Class A-1/D Purchase in an expeditious and efficient manner and will not take any action or engage in any activity designed to hinder, prevent or delay the consummation of the Class A-1/D Purchase.

(d)    At any time after the Trigger Date, the GM Investor (or one of its
Affiliates) may issue the Call Notice in lieu of the Company, in which event all references to the
Company in this Section 9.12 (other than this Section 9.12(d)) shall be deemed to be references to the GM Investor.

9.13    Optional SoftBank Conversion.

(a)    If an IPO, Sale of the Company or dissolution (pursuant to Article X) has not been consummated prior to the Trigger Date then, at any time after the Trigger Date and subject to Section 9.12(a), SoftBank or its Permitted Transferee shall be entitled to deliver to the
Board of Directors an irrevocable written notice (the “Optional SoftBank Conversion Notice”)
requiring the Company to, at the election of the GM Investor (i) use its reasonable best efforts to redeem all, but not less than all, of SoftBank’s Class A-1 Preferred Shares and Class D Shares
for common stock of GM Parent, or (ii) redeem all, but not less than all of SoftBank’s Class A-1
Preferred Shares and Class D Shares for cash, in each case on the terms set forth herein and, in the case of sub-section (i), on the terms set forth in the Exchange Agreement. Delivery of the
Optional SoftBank Conversion Notice will commence the process set forth on Exhibit II.

(b)    Within ten (10) Business Days of the date of determination of the final
Call Notice/Optional SoftBank Conversion Notice Fair Market Value pursuant to Exhibit II, the
Company will deliver written notice to SoftBank, informing SoftBank of the Call
Notice/Optional SoftBank Conversion Notice Fair Market Value and whether the GM Investor has elected to have the Company redeem SoftBank’s Class A-1 Preferred Shares and Class D
Shares (i) for cash, at a per Share value equal to the applicable Optional SoftBank Conversion
Share Price (the “Cash Election”), or (ii) in exchange for common stock of GM Parent on the terms and subject to the conditions set forth in the Exchange Agreement in which case GM
Parent and SoftBank or its Permitted Transferee will enter into the Exchange Agreement (the
“Stock Election”). If, upon consummation of the Sale of GM Parent, GM Parent (it being understood that if GM has merged or consolidated into any other Person or sold all or substantially all of its assets in any one or a series of related to transactions to such other Person,
GM Parent shall include such successor or other Person) is not listed or traded on the New York
Stock Exchange or the NASDAQ Stock Market or any successor exchange or market thereof, any national securities exchange (registered with the SEC under Section 6 of the Securities

Exchange Act of 1934, as amended) or any other established non-U.S. exchange, then the GM
Acquirer shall be required to settle any Stock Election pursuant to this Section 9.13 in cash.

(c)    If the Cash Election is made, the Company and SoftBank or its Permitted
Transferee will consummate the redemption by the Company of the Class A-1 Preferred Shares and Class D Shares (the “Optional SoftBank Conversion Purchase”) as soon as reasonably practicable and in any event within thirty (30) days of the Cash Election. The place for closing shall be the principal office of the Company or at such other place as the Company may reasonably determine. In the event of a Cash Election, at the closing thereof SoftBank shall deliver to the Company certificates (if certificated) for its Class A-1 Preferred Shares and
Class D Shares or, in other cases, mutually acceptable instruments of transfer, in exchange for payment (per Class A-1 Preferred Share and Class D Share held by SoftBank) of the relevant
Optional SoftBank Conversion Share Price. The Optional SoftBank Conversion Purchase shall be memorialized in a written agreement containing representations and warranties as to due organization and good standing, power and authority, due approval, no conflicts and ownership and title of Shares (including the absence of liens with respect to such Shares), no brokers and no litigation pending or threatened against or affecting SoftBank relating to its ownership of Shares.
Each of the Company and SoftBank or its Permitted Transferee shall bear its own costs and expense incurred in connection with the Optional SoftBank Conversion Purchase.

(d)    If the Stock Election is made, SoftBank or its Permitted Transferee will
(and the Company and the GM Investor will cause GM Parent to) promptly (and in any event within five (5) days) enter into the Exchange Agreement.

(e)    If the Company, acting reasonably and in good faith, determines that a filing, notice, approval, consent, registration, permit, authorization or confirmation from any
Governmental Authority may be required to consummate the transactions set forth in the
Exchange Agreement, then the Company and SoftBank or its Permitted Transferee shall (and
SoftBank shall cause its Affiliates to) reasonably cooperate in good faith during the pendency of the calculation of the Call Notice/Optional SoftBank Conversion Notice Fair Market Value to
seek to obtain such approvals as promptly as practicable such that in the event a Stock Election is made the period between signing the Exchange Agreement and closing the transaction thereunder would be reduced. For clarity, nothing in this Section 9.13(e) will require the
Company to make a Stock Election (as opposed to a Cash Election) and the intention of this
Section 9.13(e) is solely to take such actions as may reduce (in the event a Stock Election is made) the period between the execution of the Exchange Agreement and the consummation of the transactions contemplated thereby.

(f)    In lieu of a redemption of the Class A-1 Preferred Shares and Class D
Shares by the Company pursuant to this Section 9.13, the GM Investor will have the right to have such Class A-1 Preferred Shares and Class D Shares transferred to the GM Investor (or its
Affiliates) and, if a Cash Election has been made, to have the GM Investor (or its Affiliates)
make the applicable cash payments.

(g)    If an Optional SoftBank Conversion Notice has been delivered and an IPO or a Sale of the Company is pending, but has not yet been consummated, SoftBank will, and will cause its Affiliates to, reasonably cooperate with the Company and each other Member to ensure that the IPO or Sale of the Company, as applicable, is carried out in an expeditious manner and minimizing the effect (economically or otherwise) on such IPO or Sale of the Company of this
Section 9.13.

ARTICLE X
DISSOLUTION

10.01    Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events and its business and affairs shall thereafter be liquidated and wound up pursuant to the Act:

(a)    upon the approval of the Board of Directors or a Majority of the Members;

(b)    upon the issuance of a final and nonappealable judicial decree of dissolution; or

(c)    as otherwise required by the Act, except that the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member shall not result in dissolution of the Company.

10.02    Liquidation and Termination. On dissolution of the Company, the Board of
Directors shall act as the liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a
Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidator are as follows:

(a)    as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)    the liquidator shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c)    the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof;

(d)    the liquidator shall make reasonable provision to pay all contingent, conditional or unmatured contractual claims known to the Company;

(e)    the liquidator shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party;

(f)    the liquidator shall make such provision as will be reasonably likely to be sufficient for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the
Company after the date of dissolution;

(g)    the liquidator shall distribute all remaining assets of the Company by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation) in accordance with Section 3.02 (but subject to the other applicable provisions in this Agreement); and

(h)    all distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses and liabilities shall be allocated to the distributees pursuant to this Section 10.02. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 10.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act.
To the extent that a Member returns funds to the Company, it has no claim against any other
Member for those funds.

10.03    Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, and take such other actions as may be necessary to terminate the Company.

ARTICLE XI
EXCLUSIVITY; NON-COMPETE

11.01    Exclusivity. During the Control Period, other than pursuant to the Commercial
Agreements (or any other agreement entered into between GM or its Affiliates, on the one hand, and the Company or its Subsidiaries, on the other hand, in each case in accordance with the terms of this Agreement) and activities in furtherance of their obligations thereunder:

(a)    the GM Investor and its Subsidiaries (excluding the following international joint ventures: SAIC General Motors Corp., Ltd. (“SGM”), Pan Asia Technical
Automotive Center Co. Ltd. (“PATAC”), and FAW-GM Light Duty Commercial Vehicle Co.,
Ltd. (“FAW-GM”)) shall conduct the AVCo Business exclusively through the Company.
Notwithstanding the foregoing, nothing in this Section 11.01 will prohibit or otherwise restrict the GM Investor or its Subsidiaries from engaging in the GM Business in any manner whatsoever;

(b)    without the prior written consent of the GM Investor, the Company and its
Subsidiaries shall not, directly or indirectly, engage in the GM Business; provided, that nothing in this Section 11.01(b) will prevent the Company and its Subsidiaries from engaging in the
AVCo Business in any manner whatsoever; and

(c)    the Company and its Subsidiaries shall exclusively (i) obtain, purchase, source, license, lease, or otherwise acquire assets, services or rights that are of the type contemplated by the Commercial Agreements, the IPMA, the EDSA or the AGSA (including autonomous vehicles and other related products and services) from the GM Investor and its
Affiliates, and (ii) provide AV technology and network services to GM and its Affiliates.

11.02    Non-Compete.

(a)    During the three (3) year period immediately following the end of the
Control Period (the “Non-Compete Period”), other than pursuant to the terms and conditions of any agreement entered into between the Company (or its Affiliates), on the one hand, and the
GM Investor (or its Affiliates) on the other hand (in each case in accordance with the terms of this Agreement, as applicable, and to the extent such agreement by its terms remains effective subsequent to the end of the Control Period) and subject to the exceptions set forth in Section
11.02(b), (i) the GM Investor and its Subsidiaries (excluding SGM, PATAC and FAW-GM)
shall not, directly or indirectly, and (ii) the Company and its Subsidiaries shall not, directly or indirectly, in each case whether alone or in conjunction with any Person or as a holder of an equity or debt interest of any Person or as a principal, agent or otherwise (and, in each case, without the prior written consent of the Other Party), engage in, carry on, participate in or have any interest in the applicable Restricted Business.

(b)    Notwithstanding anything herein to the contrary, during the Non-Compete
Period, nothing in Section 11.02(a) shall restrict:

(i)    the GM Investor’s or any of its Subsidiaries’ ability to engage in, carry on or participate in the GM Business;

(ii)    the Company’s or any of its Subsidiaries’ ability to engage in, carry on or participate in the AVCo Business;

(iii)    the GM Investor and its Subsidiaries or the Company and its
Subsidiaries from operating its business as conducted at any time prior to the end of the Control
Period (to the extent that such prior operation or conduct did not violate Section 11.01);

(iv)    the GM Investor or any of its Subsidiaries from consummating an
OEM Acquisition;

(v)    the GM Investor or any of its Subsidiaries (collectively), or the
Company or any of its Subsidiaries (collectively), from consummating a Change of Control transaction involving a Target (the “Acquired Person”); provided, that, in the event such
Acquired Person either (each tested at the time of consummation of the Change of Control) (A)
derived more than twenty percent (20%) of its consolidated net revenue (calculated on a trailing twelve month basis) from the conduct of the Restricted Business or (B) had meaningful research and development costs and expenses for activities relating to the Restricted Business, the GM
Investor or any of its Subsidiaries (collectively), or the Company or any of its Subsidiaries
(collectively), as applicable, on or prior to the twelve (12) month anniversary of the date of consummation of such Change of Control transaction, shall either (1) dispose of the Restricted

Business (or the assets used in connection therewith) of such Acquired Person or (2) cause such
Acquired Person to cease to engaging in the Restricted Business;

(vi)    the GM Investor or any of its Subsidiaries (collectively), or the
Company or any of its Subsidiaries (collectively) from acquiring, owning or holding ten percent
(10%) or less of the outstanding shares of capital stock, which capital stock is regularly traded on a recognized domestic or foreign securities exchange, of any Person engaged in the Restricted
Business, so long as the GM Investor and its Subsidiaries (collectively) or the Company and its
Subsidiaries (collectively), as applicable, is a passive investor and does not exercise any influence over or participate in the management or operation of such Person (and, for clarity, exercising rights as a stockholder or member will not constitute influence or participation);

(vii)    the GM Investor or any of its Subsidiaries from engaging in or consummating any transaction that would constitute a Change of Control;

(viii)    General Motors Ventures LLC (and not the GM Investor or any of
its Subsidiaries) from acquiring capital stock or other ownership interests, or owning or holding capital stock or other ownership interests, in the normal course of its business and investing activities, in any Person engaged in the Restricted Business;

(ix)    the GM Investor or any of its Subsidiaries from owning or holding capital stock or other ownership interests in the entity (and its Subsidiaries or any successor entity) previously identified to SVF by the GM Investor; or

(x)    the GM Investor or its Subsidiaries from engaging in internal activities relating to the AVCo Business, including business planning and research, development, design and testing activities (provided, that neither GM nor its Subsidiaries may commercialize or otherwise monetize such activities, or any results therefrom, prior to the end of the Non-
Compete Period).

(c)    Immediately prior to the end of the Control Period, GM and the Company will enter into and deliver a standalone agreement memorializing (and containing terms consistent with) this Section 11.02, the intention being to enable the terms and conditions of this
Section 11.02 to survive if this Agreement is terminated or materially amended at such time or any time thereafter.

(d)    For the purposes of this Article XI, the Company and its Subsidiaries are not Subsidiaries of the GM Investor.

ARTICLE XII
GENERAL PROVISIONS

12.01    Expenses.    Each Member and its Affiliates will be responsible for its own expenses in connection with the preparation and negotiation of this Agreement.

12.02    No Third-Party Rights. Except as otherwise expressly set forth herein
(including Sections 4.03 and 7.02), nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

12.03    Legend on Certificates for Certificated Shares. If Certificated Shares are
issued, such Certificated Shares will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE
ORIGINALLY ISSUED ON _______________, _____, HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE
ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED,
TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE
ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS
CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN
AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT, DATED AS OF JUNE 28, 2018, AS AMENDED AND
MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE
“COMPANY”), AND BY AND AMONG ITS MEMBERS (THE “LLC
AGREEMENT”). THE SHARES REPRESENTED BY THIS CERTIFICATE
MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS,
CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET
RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC
AGREEMENT AND/OR A SHARE GRANT AGREEMENT WITH THE
INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE
OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY
THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST
AND WITHOUT CHARGE.”

If a Member holding Certificated Shares delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board of Directors (which opinion may be waived by the Board of Directors), that no subsequent Transfer of such Shares will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new Certificated Shares which do not bear the portion of the restrictive legend relating to the
Securities Act set forth in this Section 12.03.

12.04    Confidentiality.

(a)    Each Member expressly agrees to maintain, and to cause its Director and
Board Observer nominees (as applicable) to maintain, the confidentiality of, and not to disclose to any Person other than (i) the Company (and any successor of the Company or any Person acquiring all or a material portion of the assets or Equity Securities of the Company or any of its
Subsidiaries), (ii) another Member, (iii) such Member’s or, in the case of SoftBank any of its or its Affiliate’s, financial planners, accountants, attorneys or other advisors or employees or representatives that need to know such information in connection with the monitoring of the
Company, the Member or his, her or its Affiliates or in the normal course of operations of such
Member or (iv) in the case of, following the Transfer made pursuant to, and in compliance with,
Section 9.02(c), SVFA or any of its Affiliates, disclosure of information (or any information derived from or based upon such information) of the type specified to SVF prior to the execution of the Purchase Agreement to its current or prospective investors in the ordinary course of business (provided that, in the case of clauses (iii) and (iv), the Member advises any such Person of the confidential nature of such information and such Person is directed to keep such information confidential, it being understood and agreed that such Member shall be responsible for any breach by any such Person of this Section 12.04), any information relating to the business, financial structure, intellectual property, assets, liabilities, data, financial position or financial results, borrowers, contract counterparties, clients or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public, except as otherwise required by applicable law, stock exchange requirements or required or requested by any Governmental
Authority having jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns or to the extent that the receiving party agrees to keep any such information confidential) prior to making such disclosure such
Member shall, to the extent permitted by applicable law or by such Governmental Authority, give written notice to the Company, permit the Company to review and comment upon the form and substance of such disclosure and allow the Company to seek confidential treatment therefor, and in the case of any Member who is employed by the Company or any of its Subsidiaries, in the ordinary course of his or her duties to the Company or any of its Subsidiaries. This Section
12.04 will not apply to the GM Investor, any A-2 Preferred Director or the Common Director.

(b)    The terms of this Section 12.04 shall apply to a Member during the time that such Person is a Member and for a period of two (2) years after such Person ceases to be a
Member.

12.05    Power of Attorney. Each of the Members does hereby constitute and appoint the
Board of Directors and the liquidator with full power to act without the others, as such Member’s true and lawful representative and attorney in-fact, in such Member’s name, place and stead, solely for the purpose of making, executing, signing, acknowledging and delivering or filing in such form and substance as is approved by the Board of Directors or the liquidator (as the case may be): (a) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the
Company, or to qualify or continue the qualification of the Company in the State of Delaware and in all jurisdictions in which the Company may conduct business or own property, and any amendment to, modification to, restatement of or cancellation of any such instrument, document or certificate, and (b) all conveyances and other instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Company approved in accordance with the terms of this Agreement. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the death, disability, incompetency, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member’s Shares, and shall extend to such Member’s heirs, successors, assigns, and personal representatives.

12.06    Notices. Notices shall be addressed and delivered:

(a)    If to the Company, to:

General Motors Company

300 Renaissance Center
Detroit, Michigan 48265
Attention: Matt Gipple
Ann Cathcart Chaplin
Email: mgipple@getcruise.com
ann.cathcartchaplin@gm.com
with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10016
Facsimile: (212) 446-4900
Attention: Peter Martelli
Jonathan L. Davis
Email: Peter.Martelli@kirkland.com
Jonathan.Davis@kirkland.com

(b)    If to a Member, to such Member or his personal representative at his or their last address known to the Company as disclosed on the records of the Company. Notices shall be in writing and shall be sent by facsimile or pdf e-mail (if promptly confirmed by personal delivery, telephone call or mail), by mailed postage prepaid, registered or certified, by
United States mail, return receipt requested, by nationally recognized private courier or by personal delivery. Notices shall be effective, (i) if sent by facsimile or pdf e-mail, on the day sent, if sent before 5:00 p.m. New York, New York time, or on the next Business Day, if sent after 5:00 p.m. New York, New York time, in each case, subject to acknowledgement of receipt
(not to be unreasonably withheld, conditioned or delayed), (ii) if sent by nationally recognized private courier, on the next Business Day, (iii) if mailed, three (3) Business Days after mailing or
(iv) if personally delivered, when delivered.

12.07    Facsimile and E-Mail. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
The words “writing”, “written” and comparable terms contained in this Agreement refer to printing, typing and other means of reproducing words (including electronic media or transmission) in visible form.

12.08    Amendment. Subject to Section 6.13(a), this Agreement may be amended, modified, or waived only by the approval of both a Majority of the Members and the Board of
Directors.

12.09    Tax and Other Advice. Each Member has had the opportunity to consult with such Member’s own tax and other advisors with respect to the consequences to such Member of the purchase, receipt or ownership of the Shares, including the tax consequences under federal, state, local, and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. Such Member acknowledges that none of the Company, its
Subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present directors, officers, employees, and agents (including their attorneys) makes or has made any representations or warranties to such Member regarding the consequences to such Member of the purchase, receipt or ownership of the Shares, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws.

12.10    Acknowledgments. Upon execution and delivery of a counterpart to this
Agreement or a joinder to this Agreement, each Member (including any of its successors or assigns, each Assignee and each Additional Member) shall be deemed to acknowledge to the
Company as follows: (i) the determination of such Member to acquire Shares pursuant to this
Agreement or any other agreement has been made by such Member independent of any other
Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Member or by any agent or employee of any other Member, (ii) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (iii) each of the
GM Investor and GM Parent has retained Kirkland & Ellis LLP in connection with the transactions contemplated hereby and expect to retain Kirkland & Ellis LLP as legal counsel in connection with the management and operation of the investment in the Company and its
Subsidiaries, (iv) Kirkland & Ellis LLP is not representing and will not represent any other
Member in connection with the transactions contemplated hereby or any dispute which may arise between the GM Investor, on the one hand, and any other Member, on the other hand, (v) such
Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, (vi) Kirkland & Ellis LLP may represent the GM Investor, GM Parent and/or the Company in connection with any and all matters contemplated hereby (including any dispute between the GM Investor, GM Parent and/or the Company, on the one hand, and any other Member, on the other hand) and (vii) Kirkland & Ellis LLP has represented and may represent the Company on matters affecting the Company and its Subsidiaries, and such Member waives any conflict of interest in connection with all such representations by Kirkland & Ellis
LLP.

12.11    Miscellaneous.

(a)    Descriptive Headings.    The article or section titles or captions contained in
this Agreement are for convenience only and shall not be deemed a part of this Agreement.

(b)    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law and references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law in any jurisdiction or with respect to any Member, such provision shall be ineffective only to the extent of such unenforceability or invalidity and shall not affect the enforceability of any other provision in such jurisdiction or the enforcement of the entirety of this Agreement in any other jurisdiction or with respect to any other Member, but this Agreement will be reformed, construed and enforced in such jurisdiction and with respect to the applicable Member as if such invalid or unenforceable provision had never been contained herein. Notwithstanding the foregoing, if any court determines that any of the covenants or agreements set forth in this Agreement are overbroad under applicable law in time, geographical scope or otherwise, the Members specifically agree and authorize such court to rewrite this Agreement to reflect the maximum time, geographical and/or other restrictions permitted under applicable law to be reasonable and enforceable.

(c)    Waiver. The failure of any Person to insist in one or more instances on performance by another Person of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this
Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

(d)    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and permitted assigns. Notwithstanding the foregoing or anything in this Agreement to the contrary, none of the Members may, without the prior written approval of the Board of Directors, assign or delegate any of his, her or its rights or obligations under this Agreement to any Person other than a Permitted Transferee (provided that, for clarity, SoftBank may not assign its obligations in
Section 2.02(c)(i) other than pursuant to Section 9.02(c)); provided, however that the foregoing shall not prohibit or otherwise affect the ability of a Member to effect a Transfer of Shares in accordance with this Agreement.

(e)    Entire Agreement. This Agreement (including the appendices, exhibits and schedules attached hereto, which are hereby incorporated herein by reference) and the other agreements referred to in or contemplated by this Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, negotiations or representations with respect to the subject matter hereof and thereof.

(f)    Governing Law. This Agreement shall be governed by the laws of the
State of Delaware, including the Act, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)    Construction. The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties hereto further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties hereto and not in favor of or against any party. The word “including” and other words of similar import means “including, without limitation” and where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require in the context thereof. The words
“herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. Any law, statute, rule or regulation defined or referred to herein means such law, statute, rule or regulation as from time to time amended, modified or supplemented. The terms “$” and “dollars” means United States Dollars. A reference herein to this Agreement refers to this Agreement as it may hereafter be amended, modified, extended, restated or replaced from time to time in accordance with the provisions hereof and a reference to any other agreement refers to such other agreement as it may hereafter be amended, modified, extended, restated or replaced from time to time in accordance with the provisions thereof and the applicable limitations (if any) set forth in this Agreement. With respect to any matter requiring the approval, decision, determination or consent of any Person(s) hereunder (including the
Members and the Board of Directors), if no other standard for granting, denying or making such approval, decision, determination or consent is provided in this Agreement, such approval, decision, determination or consent shall be made by such Person(s) in their sole discretion.

(h)    Venue; Waiver of Jury Trial. This Agreement has been executed and delivered in and shall be deemed to have been made in Delaware. Each Member agrees to the exclusive jurisdiction of any state or federal court within Delaware, with respect to any claim or cause of action arising under or relating to this Agreement (provided that any order from any such court may be enforced in any other jurisdiction), and waives personal service of any and all process upon it, and consents that all services of process be made by registered mail, directed to it at its address as set forth in Section 12.06, and service so made shall be deemed to be completed when received. Each Member waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Nothing in this paragraph shall affect the right to serve legal process in any other manner permitted by law. EACH OF
THE PARTIES HERETO (INCLUDING EACH MEMBER) IRREVOCABLY WAIVES ALL
RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING
INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER
OBLIGATIONS HEREUNDER.

(i)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j)    Third Parties. The agreements, covenants and representations contained herein are for the benefit of the Company and the Members and are not for the benefit of any third parties, including any creditors of the Company, except to the extent that any other Person is expressly granted any rights under this Agreement.

12.12    Title to Company Assets. Company assets shall be deemed to be owned by the
Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. The Board of Directors hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All
Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

12.13    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any non-Member creditors of the Company or any of its Affiliates, and no non-
Member creditor who makes a loan to the Company or any of its Affiliates may have or acquire
(except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Distributions, capital or property or the rights of the Board of Directors to require Capital Contributions other than as a secured creditor. Notwithstanding anything to the contrary in this Agreement, any
Member who is, or whose Affiliates are, a creditor or lender of the Company or its Subsidiaries
(including a trade creditor pursuant to any Commercial Agreement) shall be entitled to exercise all of its rights as a creditor of lender of the Company or its Subsidiaries, as set forth in the applicable credit document or other agreement between such Member (or its Affiliates) and the
Company or its Subsidiaries, or otherwise available to such Member (or its Affiliates) in such capacity. Without limiting the generality of the foregoing, any such Member (or its Affiliates), in exercising its rights as a creditor or lender, will have no duty to consider (i) its or its Affiliates’
status as a direct or indirect equity owner of the Company or its Subsidiaries, (ii) the interests of the Company or its Subsidiaries, or (iii) any duty it or any of its Affiliates may have hereunder or otherwise to any other Member, except as may be required under the applicable credit or other documents or by commercial law applicable to creditors generally.

12.14    Remedies. The Company and the Members shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights at law or at equity existing in their respective favor. The Company and each
Assignee and Member further agrees and acknowledges that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement (and thus waive as defense that there is an adequate remedy at law), and that, accordingly, the Company or any Member shall, in the event of any breach or threatened breach of this Agreement, be entitled (without posting a bond or other security) to seek an injunction or injunctions to prevent or restrain threatened breaches of, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement. The Company and each Member and Assignee hereby waives any right to claim that specific performance should not be ordered to prevent or remedy a breach or threatened breach of this Agreement, and agrees not to raise any objections on the basis that a remedy at laws would be adequate or on any other basis, (a) to the availability or appropriateness of the equitable remedy of specific performance, or (b) to the rights of the Company and the
Members to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of this
Agreement. The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

12.15    Time is of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day other than a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

12.16    Notice to Members of Provisions. By executing this Agreement, each Member acknowledges that it has actual notice of (i) all of the provisions hereof (including the restrictions on transfer set forth in Article IX) and (ii) all of the provisions of the Certificate of Formation.

12.17    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary to effectuate and perform the provisions of this Agreement and those transactions.

12.18    Termination. Upon consummation of an IPO or a Sale of the Company, this
Agreement will be terminated (and replaced, in the case of an IPO, by a suitable replacement stockholders’ agreement as reasonably determined by the Board of Directors immediately prior to the IPO) and each of the Members will be fully, finally and forever discharged and released from any and all agreements, terms, covenants, conditions, representations, warranties and other obligations arising under this Agreement and all rights and benefits of the Members arising under this Agreement shall be fully, finally and forever terminated and extinguished; provided, that
Article VII, Article XI and this Article XII (and, solely in the case of a Sale of the Company,
Section 9.08 to the extent any obligations thereunder have not been fully performed) shall survive and continue to apply in accordance with the their terms.

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Appendix I

For the purposes of this Agreement:

(a)    “2018/2019 Incentive Plan” shall mean that employee incentive plan as established in accordance with the terms and conditions of the plan set forth on Section 5.2 of the
Disclosure Letter to the Purchase Agreement, as the same may be amended from time to time.

(b)    “A-1-A Preferred Share Conversion Ratio” shall mean a multiple (which, for the avoidance of doubt, unless, and solely to the extent, Section 2.02(d)(ii) applies, may not be less than one (1)) equal to (i) the sum of the Class A-1-A Preferred Unpaid Return and the
Class A-1-A Preferred Capital Value divided by (ii) $1,000 (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event).

(c)     “A-1-B Preferred Share Conversion Ratio” shall mean a multiple (which, for the avoidance of doubt, may not be less than one (1)) equal to (i) the sum of the Class A-1-B
Preferred Unpaid Return and the Class A-1-B Preferred Capital Value divided by (ii) $1,515.15
(as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event).

(d)    “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by”
and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through voting securities, by contract or otherwise. Notwithstanding the foregoing or anything in this
Agreement to the contrary, (i) none of the Members shall be deemed to be an “Affiliate” of any other Member solely by virtue of owning Shares, (ii) none of the Members shall be deemed to be an “Affiliate” of the Company and (iii) neither the Company nor any of its Subsidiaries shall be deemed to be an “Affiliate” of any of the Members or any of their Affiliates.

(e)    “Agreement” shall mean this Amended and Restated Limited Liability
Company Agreement, including all appendices, exhibits and schedules hereto, as it may be amended, supplemented or otherwise modified from time to time.

(f)    “AGSA” shall mean the Administrative and General Services Agreement entered into between GM and the Company dated the date of this Agreement.

(g)    “Applicable ABAC Laws” means all laws and regulations applying to the
Company, any of its Subsidiaries or an Associated Person of either the Company or any of its
Subsidiaries prohibiting bribery or some other form of corruption, including fraud and tax evasion.

(h)    “Applicable AML Laws” means all laws and regulations applying to the
Company, any of its Subsidiaries or an Associated Person of either the Company or any of its

Subsidiaries prohibiting money laundering, including attempting to conceal or disguise the identity of illegally obtained proceeds.

(i)    “Applicable Trade Laws” means all import and export laws and regulations, including economic and financial sanctions, export controls, anti-boycott and customs laws and regulations applying to the Company, any of its Subsidiaries or an Associated Person of either the Company or any of its Subsidiaries.

(j)    “Associated Person” means, in relation to a company or other entity, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or that has acted or performed services for or on behalf of that company or other entity but only with respect to actions or the performance of services for or on behalf of that company or other entity.

(k)    “AVCo Business” shall have the meaning given to it in the IPMA.

(l)    “Blocked Person” means any of the following: (a) a Person included in a restricted or prohibited list pursuant to one or more of the Applicable Trade Laws, including any
Sanctioned Person; (b) an entity in which one or more Sanctioned Persons has in the aggregate, whether directly or indirectly, a fifty percent (50%) or greater equity interest; or (c) an entity that is controlled by a Sanctioned Person such that the entity, itself, would be considered a
Sanctioned Person.

(m)    “Business Day” shall mean a day other than a Saturday, a Sunday, or any day on which commercial banks New York City, New York, Detroit, Michigan or Tokyo, Japan are
permitted to be closed.

(n)    “Call Notice/Optional SoftBank Conversion Notice Fair Market Value” has
the meaning given to it in Exhibit II.

(o)    “Capital Contribution” shall mean a transfer of money or property by a
Member to the Company, either as consideration for Shares or as additional capital without a requirement for the issuance of additional Shares.

(p)    “Cause” shall mean, with respect to an Employee Member, the definition of
“Cause” set forth in such Employee Member’s Share Grant Agreement, but will also include a breach of this Agreement by such Employee Member.

(q)    “CFIUS” means the Committee on Foreign Investment in the United States.

(r)    “CFIUS Approval” means any of the following: (i) CFIUS shall have concluded that the relevant transaction does not constitute a “covered transaction” and are not subject to review under Section 721 of the U.S. Defense Production Act of 1950; (ii) CFIUS
shall have issued a written notification that it has concluded its review (and, if applicable, any investigation) of the notice filed with it in connection with the relevant transaction and determined that there are no unresolved national security concerns with respect to such transactions; or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the relevant transaction and either (A) the period under

Section 721 of the Defense Production Act of 1950 during which the President may announce his decision to take action to suspend or prohibit the relevant transaction shall have expired without any such action being announced or taken, or (B) the President shall have announced a decision not to take any action to suspend or prohibit the relevant transaction. For the purpose of this definition, “relevant transaction” shall mean (i) the grant to SoftBank (and its Affiliates) of the rights and obligations granted to them hereunder for which CFIUS Approval is required, and (ii)
the consummation of the transactions contemplated by Section 2.02(c)(i).

(s)    “CFIUS Condition” shall mean: (i) CFIUS Approval has been received and (ii)
unless waived by SoftBank, CFIUS shall not have required or imposed any Burdensome
Conditions (as defined in the Purchase Agreement).

(t)    “Change of Control” means (i) any “person” or “group” (within the meaning of
Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in
Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of a Person (the “Target”), (ii) any reorganization, merger or consolidation of a Person, other than a transaction or series of related transactions in which the holders of the voting securities of such Person outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of such Person or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of a majority of the assets of the Target and its Subsidiaries.

(u)    “Class A-1 Liquidation Preference Amount” shall mean, as applicable, (i) the sum of the Class A-1-A Preferred Unpaid Return and the Class A-1-A Preferred Capital Value
applicable to a Class A-1-A Preferred Share (the “Class A-1-A Liquidation Preference
Amount”), and (ii) the sum of the Class A-1-B Preferred Unpaid Return and the Class A-1-B
Preferred Capital Value applicable to a Class A-1-B Preferred Share (the “Class A-1-B
Liquidation Preference Amount”).

(v)    “Class A-1 Preferred Capital Value” shall mean the weighted average of the
Class A-1-A Liquidation Preference Amount and the Class A-1-B Liquidation Preference
Amount, based on the relative numbers of Class A-1-A Preferred Shares and Class A-1-B
Preferred Shares.

(w)    “Class A-1 Preferred Member” shall mean each Person admitted to the
Company as a Member and who holds Class A-1-A Preferred Shares and/or Class A-1-B
Preferred Shares.

(x)    “Class A-1 Preferred Return” shall mean, with respect to each Class A-1
Preferred Share, the amount accruing for a particular Quarter on such Class A-1 Preferred Share at the rate of seven percent (7%) per annum, compounded on the last day of such Quarter, on (i)
the Class A-1 Preferred Capital of such Class A-1 Preferred Share plus (ii) as the case may be, the Class A-1 Preferred Unpaid Return thereon. In calculating the amount of any Distribution to be made during a period, the portion of the Class A-1 Preferred Return with respect to such
Class A-1 Preferred Share for the portion of the Quarterly period elapsing before such
Distribution is made shall be taken into account in determining the amount of such Distribution.

(y)    “Class A-1 Preferred Unpaid Return” shall mean the Class A-1-A Preferred
Unpaid Return and the Class A-1-B Preferred Unpaid Return (as applicable).

(z)    “Class A-1 Preferred Capital” shall mean the Class A-1-A Preferred Capital
Value and the Class A-1-B Preferred Capital Value (as applicable).

(aa)    “Class A-1-A Preferred Capital Value” shall mean $1,000 for each Class A-1-
A Preferred Share issued with respect to the SoftBank Commitment, subject to appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event.

(bb)    “Class A-1-A Preferred Member” shall mean each Person admitted to the
Company as a Member and who holds Class A-1-A Preferred Shares.

(cc)    “Class A-1-A Preferred Unpaid Return” shall mean, with respect to any
Class A-1-A Preferred Share as of any determination date, an amount not less than zero equal to
(i) the aggregate Class A-1 Preferred Return for all prior Quarterly periods on such Class A-1-A
Preferred Share as of such date, less (ii) the aggregate amount of cash Distributions made in respect of such Class A-1-A Preferred Share pursuant to Section 3.01(b)(i) and Section
3.01(b)(iii).

(dd)    “Class A-1-B Preferred Capital Value” shall mean $1,515.15 for each
Class A-1-B Preferred Share issued with respect to the Subsequent SoftBank Commitment, subject to appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event.

(ee)    “Class A-1-B Preferred Member” shall mean each Person admitted to the
Company as a Member and who holds Class A-1-B Preferred Shares.

(ff)    “Class A-1-B Preferred Unpaid Return” shall mean, with respect to any
Class A-1-B Preferred Share as of any determination date, an amount not less than zero equal to
(i) the aggregate Class A-1 Preferred Return for all prior Quarterly periods on such Class A-1-B
Preferred Share as of such date, less (ii) the aggregate amount of cash Distributions made in respect of such Class A-1-B Preferred Share pursuant to Section 3.01(b)(i) and Section
3.01(b)(iii).

(gg)    “Class A-2 Liquidation Preference Amount” shall mean the Class A-2
Preferred Capital Value applicable to such Class A-2 Preferred Share.

(hh)    “Class A-2 Preferred Capital Value” shall mean $1,000 for each Class A-2
Preferred Share issued with respect to the GM Commitment, subject to appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event.

(ii)    “Class A-2 Preferred Member” shall mean each Person admitted to the
Company as a Member and who holds Class A-2 Preferred Shares.

(jj)     “Class B Floor Amount” means, with respect to any Class B Common Share, an aggregate amount determined by the Board of Directors in its sole discretion and set forth in the applicable Share Grant Agreement (which such amount may be zero).

(kk)    “Class B Member” shall mean each Person admitted to the Company as a
Member and who holds Class B Common Shares.

(ll)    “Class C Member” shall mean each Person admitted to the Company as a
Member and who holds Class C Common Shares.

(mm)    “Class D Member” shall mean each Person admitted to the Company as a
Member and who holds Class D Common Shares.

(nn)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(oo)    “Commercial Agreements” shall have the meaning given to it in the Purchase
Agreement.

(pp)    “Commitments” shall mean, collectively, the GM Commitment, the SoftBank
Commitment, the Subsequent SoftBank Commitment and any additional commitment from an existing or new Investor (which, in each case, represents (or in the case of any additional commitments, will represent) the aggregate amount of Capital Contributions that such Investor has committed (or in the case of any additional commitments, will commit) to make to the
Company in exchange for the issuance of Shares and subject in all respects to the terms and conditions set forth in this Agreement and the Purchase Agreement).

(qq)    “Common Shares” shall mean, collectively, the Class B Common Shares,
Class C Common Shares and Class D Common Shares.

(rr)    “Competitively Sensitive Information” shall mean any information that is determined by the chief executive officer or the chief legal officer of the Company or the Board of Directors (in each case as determined in his, her or its reasonable judgment) to be competitively sensitive with respect to the AVCo Business (which shall include any information of the type identified to SVF prior to the execution of the Purchase Agreement).

(ss)    “Control Period” shall mean the period from the date of this Agreement until the earlier of (i) the consummation of an IPO, and (ii) the date on which the GM Investor holds less than fifty percent (50%) of the total number of Shares (on an as-converted basis as if all
Junior Interests are deemed converted (on a Fully Diluted Basis) to Class D Common Shares on
a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and all Class A-1 Preferred Shares are deemed converted to Class D Common Shares pursuant to Section 2.09(b)).

(tt)    “Covered Person” shall mean a Person who is or was (i) a Member or a
Director, Officer, director, shareholder, partner, member, trustee, fiduciary or beneficiary of the
Company or any Subsidiary of the Company or of a Member, or (ii) a director, officer, shareholder, partner, trustee, fiduciary or beneficiary of another Person serving as such at the request of the Company or any Subsidiary of the Company, for the Company’s or any of its
Subsidiary’s benefit.

(uu)    “Designated Matter” with respect to a Covered Person shall mean a matter that is or is claimed to be a matter related to his or her duties to the Company, any of its Subsidiaries or any related entity or the performance of (or failure to perform) duties for the Company or any of its Subsidiaries.

(vv)    “DGCL” shall mean the State of Delaware General Corporation Law, as amended from time to time.

(ww)    “Director” shall mean a Person designated to the Board of Directors pursuant to
Section 6.03.

(xx)     Distribution” shall mean each distribution made by the Company to a Member with respect to such Person’s Shares, whether in cash, property or securities of the Company and whether by dividend, redemption, repurchase or otherwise; provided, that none of the following shall be deemed a Distribution: (i) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment of an employee of the Company or any of its Subsidiaries or otherwise pursuant to a Share Grant Agreement and
(ii) any recapitalization, exchange or conversion of Shares, and any subdivision (by share split or otherwise) or any combination (by reverse share split or otherwise) of any outstanding Shares.

(yy)    “EDSA” shall mean the Engineering and Design Services Agreement entered into between GM Global Technology Operations LLC and the Company dated the date of this
Agreement.

(zz)    “Employee Member” shall mean a Member who is or was an employee, officer, director, manager or other service provider of the Company or one of its Subsidiaries or who is wholly owned by or is a Family Trust or other similar entity of one or more of the current or former employees, officers, directors, managers or other services providers of the Company or one of its Subsidiaries. Any reference in this Agreement to an Employee Member shall mean, in the case of a Member who is wholly owned by or is a member of the Family Group of one or more of the current or former employees, officers, directors, managers or other service providers of the Company or one of its Subsidiaries, the current or former employee, officer, director, manager or other service provider of the Company or one of its Subsidiaries, or such Member that is wholly owned or is a member of the Family Group or other similar entity of such Person
(regardless of whether such current or former employee, officer, director, manager or other service provider or such wholly owned entity, member of the Family Group or other similar entity is a Member), as the context so requires.

(aaa)    “Equity Securities” shall mean all forms of equity securities in the Company, its Subsidiaries or their successors (including Shares), all securities convertible into or exchangeable for equity securities in the Company, its Subsidiaries or their successors, and all options, warrants, and other rights to purchase or otherwise acquire equity securities, or securities convertible into or exchangeable for equity securities, from the Company, its
Subsidiaries or their successors.

(bbb)    “Equivalent Terms” shall mean a proposal on terms, including all legal, financial, regulatory and other aspects of such proposal, including termination fee and/or expense reimbursement provisions, conditionality, financing, antitrust, timing, indemnification and postclosing limitations of liability and such other factors, events or circumstances as the Board of
Directors considers in good faith to be appropriate, that is (i) reasonably likely to be consummated in accordance with its terms and (ii) at least as favorable to the Transferor(s)
pursuant to Section 9.01(a)(iii) as the terms set forth in the ROFR Sale Notice.

(ccc)    “Exchange Agreement” shall mean the Exchange Agreement in the form agreed to by the Members and the Company on the date of the Purchase Agreement.

(ddd)    “Fair Market Value” with respect to securities traded on a stock exchange or over-the-counter market as of any date shall be the mean between the highest and lowest quoted selling prices, or if none, the mean between the bona fide bid and asked prices, on the valuation date, or if the foregoing is not applicable, otherwise determined in a manner not inconsistent with
Treasury Regulation §˜20.2031-2. Fair Market Value of any other assets shall be their fair market value as determined in good faith by the Board of Directors.

(eee)    “Family Group” shall mean, for any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted)
and the spouses of such descendants, and any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

(fff)    “Fiscal Year” shall mean the calendar year.

(ggg)    “Floor Amount” shall mean five percent (5%) of the total outstanding Shares in the Company as if each Share (on a Fully Diluted Basis) was converted into a Class D Common
Share (with Junior Interests being converted on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and Class A-1 Preferred Shares being converted pursuant to Section 2.09).

(hhh)    “Fully Diluted Basis” shall mean the number of Shares which would be outstanding, as of the date of computation, if all convertible obligations, options, RSUs, warrants and like rights, and other instruments to acquire Shares had been converted or exercised (or, if not then granted and reserved for grant or issuance, all such obligations, options, RSUs, warrants and other instruments which are so reserved for grant or issuance, calculated in accordance with the treasury method).

(iii)    “GAAP” shall mean generally accepted accounting principles applied in the
United States.

(jjj)    “GM Affiliated Group” means the affiliated group of corporations of which
GM Parent is the “common parent,” within the meaning of Section 1504 of the Code.

(kkk)    “GM Business” shall have the meaning given to it in the IPMA.

(lll)    “GM Consolidated Return” means the consolidated U.S. federal income tax return of GM Parent filed pursuant to Section 1501 of the Code.

(mmm)     "GM Investor” shall mean (i) GM, (ii) to the extent they are Members, any of
Affiliate of GM, and (iii) any other Person not an Affiliate of GM to whom GM or any of its
Affiliates have transferred Shares and who has been admitted as a Member of the Company.

(nnn)    “GM Parent” means General Motors Company or, if General Motors Company has merged or consolidated into any other Person (or sold all or substantially all of its assets in any one or a series of related to transactions to such other Person), then the parent company of such other Person.

(ooo)     “Governmental Authority” shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local or any agency, instrumentality or authority thereof or any court.

(ppp)    “Indemnity Agreement” shall mean the Indemnity Agreement entered into between GM and the Company dated the date of this Agreement.

(qqq)    “Independent Director” shall mean a Director who is not an executive officer or employee of the Company and its Subsidiaries or the GM Investor and who has no
relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

(rrr)    “Independent Third Party” shall mean any Person who, immediately before the contemplated transaction, (i) is not a Member (ii) is not an Affiliate of any Member, (iii) is
not the spouse or descendent (by birth or adoption) or the spouse of a descendant of any
Member, and (iv) is not a trust for the benefit of any Member and/or such other Persons.

(sss)    “Investors” shall mean, collectively, the GM Investor, SoftBank and any other
Person that makes an Additional Commitment or acquires Shares in exchange for a Capital
Contribution.

(ttt)    “IPMA” shall mean the Intellectual Property Matters Agreement entered into between GM and the Company dated the date of this Agreement.

(uuu)    “IPO” shall mean (i) an initial public offering of the Company’s, or any parent’s or successor entity’s, securities of any class (other than debt securities containing no equity features and not convertible into equity securities) in accordance with the provisions of the
Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, (ii) a distribution of IPO Shares to the stockholders of GM’s ultimate parent company pursuant to a Form 10 (or successor form), or (iii) the registration of the resale of IPO Shares by certain Members of the Company pursuant to a Form S-1 (or successor form)
filed by the Company.

(vvv)    “Junior Interests” shall mean the Class A-2 Preferred Shares, the Class B
Common Shares, the Class C Common Shares, the Class D Common Shares and any other
Equity Interests designated as Junior Interests by the Board of Directors.

(www)    “Junior Members” shall mean the Class A-2 Preferred Members, the Class B
Members, the Class C Members and the Class D Members and any other Members designated as
Junior Members by the Board of Directors.

(xxx)    “Majority of a Committee” shall mean, with respect to any committee of the
Board of Directors, as of any given time, the members of such committee having a majority of the votes of such committee.

(yyy)    “Majority of the Board” shall mean as of any given time, the Directors having the right to cast a majority of the votes of the Board of Directors.

(zzz)    “Majority of the Class A-1 Preferred” shall mean, as of any given time, the
Class A-1 Preferred Members holding a majority of the then outstanding Class A-1 Preferred
Shares. For clarity, a written consent, signed by Class A-1 Preferred Members holding a majority of the then outstanding Class A-1 Preferred Shares, shall constitute a Majority of the
Class A-1 Preferred.

(aaaa)    “Majority of the Class A-2 Preferred” shall mean, as of any given time, the
Class A-2 Preferred Members holding a majority of the then outstanding Class A-2 Preferred
Shares. For clarity, a written consent, signed by Class A-2 Preferred Members holding a majority of the then outstanding Class A-2 Preferred Shares, shall constitute a Majority of the
Class A-2 Preferred.

(bbbb)    “Majority of the Class C Common” shall mean, as of any given time, the
Members holding a majority of the then outstanding Class C Common Shares.

(cccc)    “Majority of the Common Shares” shall mean, as of any given time, the
Members holding a majority of the votes of the then outstanding Class D Common Shares,
Class C Common Shares and Class B Common Shares. For clarity, (i) a written consent, signed by Members holding a majority of the votes of the then outstanding Class D Common Shares,
Class C Common Shares and Class B Common Shares, shall constitute a Majority of the
Common Shares, and (ii) pursuant to Section 5.01, in determining the Majority of the Common
Shares each Class B Common Share and each Class D Common Share will carry one (1) vote per
Share and each Class C Common Share will carry ten (10) votes per Share.

(dddd)    “Majority of the Members” shall mean, as of any given time, the Members holding the majority of the voting rights with respect to then outstanding Shares, as such voting rights are allocated pursuant to Section 5.01.

(eeee)    “Member” shall mean the GM Investor, SoftBank and any other Person that is a
Member as of the date hereof and each other Person admitted as a Substituted Member or
Additional Member in accordance with this Agreement, but in each case only so long as such
Person continually holds any Shares.

(ffff)    “OEM Acquisition” shall mean (i) the GM Investor, together with its
Subsidiaries, becoming the “beneficial owner” (as defined in Rule 13d- 3 under the Exchange
Act), directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities of an automotive OEM having the right to vote for the election of members of the board of directors (or equivalent body) of the automotive OEM or (ii) a sale, lease or other disposition to the GM Investor and its Subsidiaries (collectively) of all or substantially all of the assets of an automotive OEM.

(gggg)    “Optional SoftBank Conversion Share Price” shall mean the value, per
Class A-1 Preferred Share or Class D Share (as applicable), calculated as follows:

(i)    First, all Junior Interests shall be deemed converted (on a Fully Diluted
Basis) to Class D Common Shares on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and all Class A-1 Preferred Shares are deemed converted to Class D Common Shares pursuant to Section 2.09(b) (collectively the number of Class D Shares resulting from the deemed conversion, the “Total Optional Conversion Shares”). For clarity, such “deemed”
conversion pursuant to this definition shall solely be for the purposes of calculating the Optional
SoftBank Conversion Share Price, and no actual conversion shall occur pursuant to this definition.

(ii)    Second, the Optional SoftBank Conversion Share Price shall be: (A) for each Class A-1-A Preferred Share, the Call Notice/Optional SoftBank Conversion Notice Fair
Market Value, multiplied by a fraction (1) the numerator of which is the number of Class D
Common Shares into which each Class A-1-A Preferred Share of such Class A-1 Preferred
Member was deemed converted pursuant to subsection (i) above, and (2) the denominator of which is the Total Optional Conversion Shares; (B) for each Class A-1-B Preferred Share, the
Call Notice/Optional SoftBank Conversion Notice Fair Market Value, multiplied by a fraction
(1) the numerator of which is the number of Class D Common Shares into which each Class A-1-
B Preferred Share of such Class A-1 Preferred Member was deemed converted pursuant to subsection (i) above, and (2) the denominator of which is the Total Optional Conversion Shares;
and (C) for each Class D Common Share, the Call Notice/Optional SoftBank Conversion Notice
Fair Market Value multiplied by a fraction (1) the numerator of which is such number of Class D
Common Shares and (2) the denominator of which is the Total Optional Conversion Shares.

(hhhh)    “Other Party” shall mean (i) with respect to the Company or any of its
Subsidiaries, the GM Investor and (ii) with respect to the GM Investor, the Company.

(iiii)    “Per Class A-1 Preferred Share FMV” shall mean the Standardized FMV (as defined in, and determined in accordance with, Exhibit II) divided by the total outstanding
Shares as of the time of the determination of the Call Notice/Optional SoftBank Conversion
Notice Fair Market Value as if each Share (on a Fully Diluted Basis) was converted into a
Class D Common Share (with Junior Interests being converted on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and Class A-1 Preferred Shares being converted pursuant to Section 2.09(b)).

(jjjj)    “Person” shall mean an individual, a partnership, a corporation, a limited liability company or limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

(kkkk)    “Preemptive Proportion” shall mean, with respect to a holder of Preemptive
Shares as of any given time, an amount, expressed as a decimal, equal to (i) the number of
Class D Common Shares held by such Member as if all Junior Interests owned by such holder of
Preemptive Shares are deemed converted (on a Fully Diluted Basis) to Class D Common Shares
on a 1:1 basis (as adjusted, as necessary, to reflect appropriate and proportional adjustments to take into account any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination of shares or similar event) and all Class A-1 Preferred Shares held by such holder of Preemptive Shares are converted to Class D Common Shares pursuant to
Section 2.09(b), divided by (ii) the Total Conversion Shares (excluding, for the purpose of calculating the Total Conversion Shares, any Class B Common Share, including any Vested
Class B Common Share).

(llll)    “Preemptive Shares” shall mean each class of Shares other than the Class B
Common Shares.

(mmmm) “Prime Rate” shall mean the prime rate in effect at the time at the New
York City offices of Citibank, N.A.

(nnnn)     “Qualified Appraiser” shall mean a globally recognized investment banking firm; provided, however, if such firm is the third “Qualified Appraiser” referred to in Exhibit II, then it shall not have (i) been engaged for any M&A advisory or other similar services or (ii)
served as a lead or co-lead “bookrunner” for a debt or equity issuance in excess of $500,000,000 by or for the GM Investor, SVF, SVFA, SoftBank or any Affiliate of the foregoing during the three (3) year period preceding such firm’s appointment.

(oooo)     “Quarter” shall mean each calendar quarter.

(pppp)     “Registrable Equity Securities” shall mean, at any time, any Equity Securities of the Company, or any corporate successor to the Company by way of conversion, or any of their respective Subsidiaries which effects the IPO held by any Member until (i) a registration statement covering such Equity Securities has been declared effective by the SEC and such
Equity Securities have been disposed of pursuant to such effective registration statement, (ii)
such Equity Securities are sold under Rule 144 under the Securities Act or (iii) such Equity
Securities are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Equity Securities not bearing the legend required pursuant to this
Agreement and such Equity Securities may be resold without subsequent registration under the
Securities Act.

(qqqq)     “Restricted Business” shall mean, (i) with respect to the Company or any of its
Subsidiaries, the GM Business and (ii) with respect to the GM Investor or any of its Subsidiaries, the AVCo Business.

(rrrr)    “Restricted Person” shall mean any Person who, either directly or indirectly or through an Affiliate, is a competitor of either (i) the Company or any of its Subsidiaries as reasonably determined by the Board of Directors, or (ii) the GM Investor (or its Affiliates) as
reasonably determined by the GM Investor in good faith; provided, however, that a Person shall not be deemed a Restricted Person solely as a result of owning, directly or indirectly, less than five percent (5%) of the outstanding capital stock of a publicly traded company that is a competitor of the Company or the GM Investor (or its Affiliates). Restricted Person shall include: (A) those Persons on the list provided to SVF prior to the execution of the Purchase
Agreement and (B) any Person that is developing or commercializing or selling autonomous vehicles for any use.

(ssss)    “Sale of GM Parent” shall mean a transaction with an Independent Third Party or group of Independent Third Parties acting in concert, pursuant to which such Person or
Persons acquire (the “Genesis Acquirer”), in any single transaction or series of related transactions, (i) more than fifty percent (50%) of the issued and outstanding voting securities of
GM Parent (or any surviving or resulting company) or (ii) all or substantially all of the GM
Parent’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale, exchange, issuance, Transfer or redemption of GM Parent’s equity securities, by sale, exchange or Transfer of the GM Parent’s consolidated assets or otherwise).

(tttt)    “Sale of the Company” shall mean any transaction or series of related transactions with an Independent Third Party or group of Independent Third Parties acting in concert, pursuant to which such Person or Persons acquire (i) more than fifty percent (50%) of the issued and outstanding Equity Securities or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale, exchange, issuance, Transfer or redemption of the Company’s Equity Securities, by sale, exchange or Transfer of the Company’s consolidated assets or otherwise). For clarity, an IPO will not be a Sale of the Company.

(uuuu) “Sanctioned Person” shall mean (i) (A) any Persons identified in the List of
Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, the
E.O. 13599 List, or the Sectoral Sanctions Identifications List, in each case administered by
OFAC, and any other sanctions or similar lists administered by any agency of the U.S.
Government, including the U.S. Department of State and the U.S. Department of Commerce and
(B) any Persons owned or controlled, directly or indirectly, by such Person or Persons; (ii) any
Persons identified on any sanctions lists of the European Union, the United Kingdom or any other jurisdiction; (iii) Persons identified on any list of sanctioned parties identified in a resolution of the United Nations Security Council; and (iv) any Persons located, organized or a resident in a Sanctioned Territory.

(vvvv) “Sanctioned Territory” shall mean, at any time, a country or geographic region that is itself the subject or target of any comprehensive Sanctions within the past five years, which includes: Crimea, Cuba, Iran, North Korea, Sudan, and Syria.

(wwww) “Sanctions” shall mean (i) the economic sanctions and trade embargo Laws, rules, regulations, and executive orders of the United States, including those administered or enforced from time to time by OFAC or the U.S. Department of State, the International
Emergency Economic Powers Act (50 U.S.C. §˜§˜1701 et seq.), and the Trading with the Enemy
Act (50 App. U.S.C. §˜§˜1 et seq.); and (ii) any other similar and applicable economic sanctions and trade embargo Laws, rules, or regulations of any foreign Governmental Authority, including but not limited to, the European Union, the United Kingdom, and the United Nations Security
Council.

(xxxx)     “SEC” shall mean the United States Securities and Exchange Commission.

(yyyy)     “Second Tranche Conditions” shall mean the following conditions: (i) the
CFIUS Condition, and (ii) there shall not, at the time of consummation of the transactions contemplated by Section 2.02(c)(i), be in effect and Law or Order (each as defined in the
Purchase Agreement) enacted or entered by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by Section 2.02(c)(i).

(zzzz) “Securities Act” shall mean the Securities Act of 1933, as amended.

(aaaaa) “Share Grant Agreements” shall mean any written agreement entered into between the Company and any Person issued Class B Common Shares, evidencing the terms and conditions of an individual grant of Class B Common Shares.

(bbbbb) “Sidecar Fund” shall mean a fund which both (i) has the same investment manager (which, as at the date of this Agreement, is SB Investment Advisers (UK) Limited) as
SVF, and (ii) does not have any limited partners that are not also limited partners in SVF.

(ccccc) “SoftBank Group Corp.” shall mean SoftBank Group Corp., a corporation incorporated under the laws of Japan.

(ddddd) “SoftBank Party” shall mean (i) any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by SVF or any of its Affiliates, and shall include SoftBank Vision Fund (AIV M2) L.P., a Delaware limited partnership, and
SoftBank Vision Fund (AIV S1) L.P., a Delaware limited partnership (each, a “SoftBank
Fund”), (ii) each Affiliate of each SoftBank Fund, (iii) SVF, SVFA, SoftBank Group Corp. and
each Affiliate of SVF, SVFA or SoftBank Group Corp., (iv) each portfolio company of any
SoftBank Fund, SVF, SVFA, SoftBank Group Corp. or any of their Affiliates and (v) any Person in which any SoftBank Fund, SVF, SVFA, SoftBank Group Corp. or any of their Affiliates holds a non-controlling and minority position.

(eeeee) “Subsidiary” shall mean with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any
Person or one or more Subsidiaries of that Person or a combination thereof. For the purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or
Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control or have the right to appoint, as the case may be, the managing director, manager, board of advisors, a company or other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.

(fffff)     “SVFA” shall mean either (i) SVF, if SoftBank has Transferred its shares to
SVF pursuant to Section 9.02(c), or (ii) the Sidecar Fund.

(ggggg) “Technical Information” shall mean all information of the Company or any of its Subsidiaries that is related to the technology, intellectual property, data, know-how, software, trade secrets, hardware, algorithms, technical processes, source code, and any other information that could reasonably enable a third party to reverse engineer any of the foregoing; provided, that
Technical Information shall not include information pertaining to the performance and general characteristics of the technology, software, and hardware of the Company or any of its
Subsidiaries.

(hhhhh) “Transaction Documents” shall mean this Agreement, the Purchase
Agreement, the IPMA, the EDSA, the AGSA, the Indemnity Agreement and the Share Grant
Agreements entered into in connection herewith.

(iiiii) “Transfer” shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition, directly or indirectly (including by merger or sale of equity in any direct or indirect holding company (including a corporation) or otherwise), irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

(jjjjj) “Treasury Regulations” shall mean the income tax regulations promulgated under the Code and effective as of the date hereof.

(kkkkk) “Trigger Date” shall mean June 28, 2025.

(lllll) “Unvested Class B Common Share” shall mean any such Class B Common
Share that, under the provisions of the Share Grant Agreement applicable to such Class B
Common Share, is not a Vested Class B Common Share.

(mmmmm) “Vested Class B Common Share” shall mean, as of any time of determination, any Class B Common Share that is vested pursuant to the terms of the Share
Grant Agreement applicable to such Class B Common Share and this Agreement.

Other defined terms are contained in the following sections of this Agreement:

Defined Term	Section Where Found
A-1-B Antitrust Approvals	Section 2.02(b)(i)
A-2 Preferred Directors	Section 6.03(a)
Acceptance Period	Section 2.06(a)
Accounting Firm	Section 4.03(f)
Acquired Person	Section 11.02(b)

Defined Term	Section Where Found
Act	Sections 1.02
Additional Member	Section 9.04(b)
Admission Date	Section 9.03(c)
Advance Notice	Section 2.02(c)(i)
Aggregate Company Hypothetical Pre-Deconsolidation Tax Amount	Section 4.03(n)
Amended Tag Notice	Section 9.07(c)
Assignee	Section 9.03(a)
Binding Transaction Agreement	Section 9.01(a)(iii)
Board Observer	Section 6.04
Board of Directors	Section 6.01(a)
Call Notice	Section 9.12(a)
Cash Election	Section 9.13(b)
CD Notice	Section 2.02(c)(i)
Certified Shares	Section 2.07
Chairman	Section 6.03(b)
Class A-1 Preferred Shares	Section 2.01(a)
Class A-1/D Purchase	Section 9.12(a)
Class A-1-A Liquidation Preference Amount	Appendix I
Class A-1-A Preferred Shares	Section 2.01(a)
Class A-1-B Liquidation Preference Amount	Appendix I
Class A-1-B Preferred Shares	Section 2.01(a)
Class A-2 Preferred Shares	Section 2.01(a)
Class B Common Shares	Section 2.01(a)
Class C Common Shares	Section 2.01(a)
Class D Common Shares	Section 2.01(a)
Common Director	Section 6.03(a)
Company	Preamble; Section 12.03
Company Hypothetical Pre-Deconsolidation Tax Amount	Section 4.03(n)
Company’s Notice of Intention to Sell	Section 2.06(a)
Cure Period	Section 2.02(c)(ii)
Deconsolidation	Section 4.03(n)
Deemed Liquidation Event	Section 3.02(b)
Drag Percentage	Section 9.09(a)
Drag-Along Notice	Section 9.09(a)
Drag-Along Sale Transaction	Section 9.09(a)
Dragees	Section 9.09(a)
Entity	Section 9.10(c)
Excess New Securities	Section 2.06(a)
Excess NOL Tax Increase	Section 4.03(n)
Excluded Transfer	Section 9.01(a)(i)
Exempt Employee Member Transfer	Section 9.02(a)
Exempt SoftBank Transfer	Section 9.02(a)
FAW-GM	Section 11.01(a)
Genesis Acquirer	Appendix I
GM	Preamble

Defined Term	Section Where Found
GM Commitment	Section 2.02(e)
GM Consolidated Group	Section 4.03(n)
GM ROFR Date	Section 9.01(a)(iii)
GM ROFR Notice	Section 9.01(a)(iii)
Hypothetical Deconsolidated Company NOL Amount	Section 4.03(n)
Incremental GM Tax Amount	Section 4.03(n)
IPO Shares	Section 9.10(a)
IPO Shortfall	Section 6.13(d)
IRS	Section 4.02
LLC Agreement	Section 12.03
Low-Vote IPO Shares	Section 9.10(b)
Member Group Persons	Section 5.08(a)
Members Schedule	Section 2.01(b)
New Securities	Section 2.06(a)
NOL Deficit Amount	Section 4.03(n)
Non-Compete Period	Section 11.02(a)
Officers	Section 6.15
Optional SoftBank Conversion Notice	Section 9.13(a)
Optional SoftBank Conversion Purchase	Section 9.13(c)
Original Agreement	Recitals
Other Business	Section 5.08(a)
Other Tax Credits	Section 4.03(n)
Par Securities	Section 6.13(c)
Participation Members	Section 9.07(a)
PATAC	Section 11.01(a)
Payment Period	Section 2.02(c)(i)
Permitted Transferee	Section 9.02(b)
Proceeding	Section 7.02(a)
Purchase Agreement	Recitals
R&D Tax Credits	Section 4.03(n)
ROFR Notice	Section 9.01(a)(iii)
ROFR Offered Shares	Section 9.01(a)(iii)
Section 59(e) Benefit Amount	Section 4.03(n)
Section 59(e) Detriment Amount	Section 4.03(n)
Section 59(e) Election	Section 4.03(d)
Senior Securities	Section 2.02(d)(iv)
SGM	Section 11.01(a)
Share(s)	Section 2.01(a)
SoftBank	Preamble
SoftBank Commitment	Section 2.02(a)
SoftBank Director	Section 6.03(a)
SoftBank Fund	Appendix I
State Acts	Section 12.03
Stock Election	Section 9.13(b)
Subsequent SoftBank Commitment	Section 2.02(c)(i)

Defined Term	Section Where Found
Substituted Member	Section 9.04(a)
Supplemental Notice of Intention to Sell	Section 2.06(a)
SVF	Recitals
Tag Notice	Section 9.07(a)
Tagged Shares	Section 9.07(a)
Target	Appendix I
Tax Materials	Section 4.03(m)
Tax Period	Section 4.03(n)
Total Conversion Shares	Section 9.07(a)(i)
Total Optional Conversion Shares	Appendix I
Total Tagged Shares	Section 9.07(a)(ii)
Transferor	Section 9.01(a)(iii)
Transferring Holder	Section 9.07(a)

EXHIBIT I

JOINDER TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT OF GM CRUISE HOLDINGS LLC

THIS JOINDER (this “Joinder”) to that certain Amended and Restated Limited Liability
Company Agreement, dated as of June 28, 2018 by and among GM Cruise Holdings LLC, a
Delaware limited liability company (the “Company”), and certain Members of the Company
(the “Limited Liability Company Agreement”), is made and entered into as of [•], by and between the Company and [•] (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Limited Liability Company Agreement.

WHEREAS, Holder has acquired certain [class] Shares of the Company (“Holder
Shares”) and Holder is required, as a holder of the Holder Shares, to become a party to the
Limited Liability Company Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.    Agreement to be Bound. Holder hereby agrees that upon execution of this
Joinder, it shall become a party to the Limited Liability Company Agreement as a [class]
Member, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Limited Liability Company Agreement as though an original party thereto and shall be deemed a holder of Shares of [class] and a Member for all purposes thereof.

2.    Successors and Assigns. This Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold any Shares.

3.    Counterparts. This Joinder may be executed in any number of counterparts
(including by facsimile or electronic copy), each of which shall be an original and all of which together shall constitute one and the same agreement.

4.    Notices. For purposes of Section 12.06 of the Limited Liability Company
Agreement, all notices, demands or other communications to the Holder shall be directed to the address set forth on the signature page hereto for such Holder.

5.    Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of the Limited Liability Company Agreement, including this
Joinder, shall be governed by, and construed in accordance with, the laws of the State of
Delaware, without giving effect to any choice of law or conflict of law rules or provisions
(whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

6.    Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

EXHIBIT II

Call Notice/Optional SoftBank Conversion Notice Fair Market Value of the Company

The Call Notice/Optional SoftBank Conversion Notice Fair Market Value of the Company will be the total value, in dollars, of the consideration that would be received by the Members in a sale of one hundred percent (100%) of the Shares (on a Fully Diluted Basis), calculated in accordance with the process, and consistent with the methodologies, set forth below. The calculation of Call Notice/Optional SoftBank Conversion Notice Fair Market Value will consist of two independent valuations, the Standardized FMV and the IP Upsized FMV each calculated, contemporaneously (using the same Qualified Appraisers), in accordance with the process below.

Process

(a)    One Qualified Appraiser shall be selected by the GM Investor and the other Qualified Appraiser shall be selected by the Majority of the Class A-1 Preferred (such
Members, the “Applicable FMV Parties”).

(b)    Each of the Qualified Appraisers so selected by the Applicable FMV
Parties must be engaged by the Applicable FMV Parties within fifteen (15) days of the delivery of the Call Notice or Optional SoftBank Conversion Notice (as applicable) and the Board of
Directors shall, within one (1) Business Day of delivery of the Call Notice or Optional SoftBank
Conversion Notice (as applicable), notify each of the Applicable FMV Parties of such event.

(c)    Each Qualified Appraiser shall be (i) required to determine the Call
Notice/Optional SoftBank Conversion Notice Fair Market Value within forty-five (45) days after being notified of its selection, (ii) provided with the same access to the management of the
Company and its Subsidiaries and the same source documents, books and records (including financial and operating data) and information regarding the Company and its Subsidiaries and
(iii) required to determine a single point estimate of Call Notice/Optional SoftBank Conversion
Notice Fair Market Value and not a range of values.

(d)    Following each Qualified Appraiser’s determination of Call
Notice/Optional SoftBank Conversion Notice Fair Market Value (which determination shall be provided to each Applicable FMV Party together with a customary valuation report setting forth in reasonable detail such Qualified Appraiser’s calculation of Call Notice/Optional SoftBank
Conversion Notice Fair Market Value prepared consistently with the methodologies set forth below), (i) if the lower of the two determinations by the two Qualified Appraisers is within ten percent (10%) of the higher of the determinations, then the Call Notice/Optional SoftBank
Conversion Notice Fair Market Value shall be the average of the two determinations, and will be final and binding on the relevant parties or (ii) if the lower of the two determinations is not within ten percent (10%) of the higher of the determinations, then (A) the Applicable FMV
Parties shall negotiate in good faith for a period of thirty (30) days (or such longer period as to which the Applicable FMV Parties may mutually agree) to agree upon the Call Notice/Optional
SoftBank Conversion Notice Fair Market Value, any such agreement to be made by each
Applicable FMV Party and to be set forth in writing signed by each of the Applicable FMV

Parties (and any such agreement will be final and binding on the relevant parties), and (B) if no such agreement is reached by the Applicable FMV Parties within such thirty (30)-day time period, then a third Qualified Appraiser (acting as expert and not arbitrator) that is selected
(within fifteen (15) days following the expiration of the thirty (30)-day time period for good faith negotiations) by mutual agreement of the original two Qualified Appraisers will determine its own valuation of the Call Notice/Optional SoftBank Conversion Notice Fair Market Value in
accordance with the methodologies set forth below within forty-five (45) days following its appointment and the Call Notice/Optional SoftBank Conversion Notice Fair Market Value will be the average of (1) such third Qualified Appraiser’s determination of the Call Notice/Optional
SoftBank Conversion Notice Fair Market Value and (2) the valuation of the original Qualified
Appraiser that is numerically closest to the third Qualified Appraiser’s valuation.

(e)    The third Qualified Appraiser shall have the same access to the Company, its Subsidiaries, their employees and officers and the source documents, books and records
(including financial and operating data) and information as the original Qualified Appraisers.

(f)    Each Applicable FMV Party will bear the cost of the Qualified Appraiser selected by it and one-half of the cost of any third Qualified Appraiser that may be required in accordance with the preceding sentence (and, if an Applicable FMV Party consists of more than one Member, then such costs will be shared equally by such Members).

Methodologies

In calculating Call Notice/Optional SoftBank Conversion Notice Fair Market Value, each
Qualified Appraiser will utilize customary valuation methodologies in their respective professional judgments, subject to such instructions mutually agreed by the Applicable FMV
Parties within ten (10) days following the selection of the initial Qualified Appraisers, which shall include at a minimum the following:

(a)    The Qualified Appraisers shall take into consideration the Company’s and its Subsidiaries’ historic financial and operating results, current balance sheet, future business prospects and projected financial and operating results, public market and industry conditions, prior financing transactions and the valuation of the Company as of such transaction (if the same is considered relevant, and requested, by the Qualified Appraisers), the valuation and performance of comparable companies and such other factors as they may determine relevant to such determination, in each case as existing as of the date the appraisal process was initiated;

(b)    The future business prospects and projected financial and operating results of the Company and its Subsidiaries provided to the Qualified Appraisers shall (i) be prepared by the Company’s management in good faith based on assumptions consistent with those used in the
Company’s ordinary course forecasting, (ii) if the projected financial and operating results of the
Company and its Subsidiaries provided to the Qualified Appraisers cover a period of ten (10)
years or less, and the Qualified Appraisers so request, be extended (in the case of the projected financial and operating results) for reasonable period exceeding ten (10) years, and (iii) take into account, consistent with the Company’s ordinary course forecasting and subject to the restrictions in Article XI (except as otherwise expressly stated in this Exhibit II in connection with the IP Upsizing), the scope of the intellectual property portfolio of the Company and its

Subsidiaries. SoftBank will have opportunity to review the future business prospects and projected financial and operating results for a reasonable period of time (not to exceed ten (10)
days) before such projections are submitted to the Qualified Appraisers and to discuss such projections with the Company.

(c)    The Qualified Appraisers shall value the Company as a going concern, including taking into consideration the remainder of the term, if any, of the Commercial
Agreements and any agreements that the Commercial Agreements require to be put into place upon termination or amendment of the Commercial Agreements;

(d)    The Qualified Appraisers shall assume an arms-length sale between a willing buyer and a willing seller;

(e)    Except as otherwise contemplated by section (a) under “Methodologies,”
the Qualified Appraisers shall disregard any prior appraisals or valuations of the Company or its
Subsidiaries, including any such appraisals or valuations conducted for the purpose of valuing any rights associated with or tied or indexed to the value of the Shares of the Company or its
Subsidiaries;

(f)    The Qualified Appraisers shall value the Company as at the date of delivery of the Call Notice or Optional SoftBank Conversion Notice (as applicable); and

(g)    The Qualified Appraisers shall take into account only such tax depreciation and amortization as would be allowable to the Company in respect of the
Company’s assets immediately prior to such deemed sale.

The Qualified Appraisers shall contemporaneously calculate two valuations: (A) a valuation based on the Commercial Agreements as in force at the time (the “Standardized FMV”), and
(B) a valuation (the “IP Upsized FMV”) as if the Transferred Assets (as defined in the IPMA)
had been assigned, transferred, conveyed, and delivered to the Company (pursuant to Section 2.2 of the IPMA) immediately prior to the calculation of Call Notice/Optional SoftBank Conversion
Notice Fair Market Value and Section 11.01 does not apply (the “IP Upsizing”). The
Standardized FMV and the IP Upsized FMV shall be identical other than the value attributable to the IP Upsizing.

For purposes of the definition of Optional SoftBank Conversion Share Price, if the Standardized
FMV is less than the Class A-1 Liquidation Preference Amount, then the Call Notice/Optional
SoftBank Conversion Notice Fair Market Value will equal the IP Upsized FMV; provided, that, following the application of the IP Upsized FMV, in no event will, with respect to each Class A-
1-A Preferred Share and Class A-1-B Preferred Share, the Optional SoftBank Conversion Share
Price be greater than the applicable Class A-1 Liquidation Preference Amount.